Exhibit 10.3

CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Collaboration And License Agreement

by and among

Wave Life Sciences USA, Inc.,

Wave Life Sciences UK Limited

and

GLAXOSMITHKLINE INTELLECTUAL PROPERTY (NO. 3) LIMITED

December 13, 2022

Page

1. DEFINITIONS	1
2. GOVERNANCE	32
2.1 Alliance Manager	32
2.2 Joint Steering Committee	33
2.3 Subcommittees	35
2.4 Joint Development Committee	35
2.5 Joint Patent Committee	37
2.6 Joint Research Committee	38
2.7 Decision-Making	39
2.8 Resolution of Committee Disputes	40
2.9 Discontinuation of Participation on the JSC or any Subcommittee	43
3. RESEARCH COLLABORATION	43
3.1 Overview	43
3.2 Research Term; Extension	44
3.3 Target Entry	44
3.4 Target Validation Programs.	46
4. DEVELOPMENT AND COMMERCIALIZATION	53
4.1 SERPINA1 Program	53
4.2 GSK Collaboration Programs	60
4.3 Wave Collaboration Programs.	65
4.4 Additional Provisions.	66
5. REGULATORY MATTERS	68
5.1 General	68
5.2 Regulatory Filings	68
5.3 Communications with Regulatory Authorities	69
5.4 Additional Provisions for SERPINA1 Program.	69
6. MANUFACTURING	70
6.1 General.	70
6.2 Supply to GSK	71
6.3 Supply Agreements	71
6.4 Transfer of Manufacturing.	72
6.5 Network of Third Party Providers	72
6.6 Audit of Wave’s Quality System	73
7. LICENSES	73
7.1 Validation Targets	73
7.2 SERPINA1 Program.	73
7.3 GSK CPs	74
7.4 Wave CPs	74
7.5 Sublicensing Terms	74
7.6 In‑Licenses	76
7.7 Bankruptcy	79
7.8 Exclusivity; Competing Programs	80
8. INTELLECTUAL PROPERTY	85
8.1 Disclosure	85
8.2 Ownership of Wave Platform Collaboration Technology, GSK Novel Target Collaboration Technology and GSK CMC Platform Collaboration Technology.	86
8.3 Ownership of Collaboration Program Technology; Joint Technology.	86
8.4 Inventorship	87
8.5 Exploitation of Joint Technology	88

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(continued)

Page

8.6 No Implied Rights		88
8.7 Prosecution and Maintenance.		88
8.8 Enforcement.		93
8.9 Third Party Rights.		98
8.10 Patent Challenges by Third Parties.		100
8.11 Personnel Obligations		100
8.12 Further Action		100
9. PAYMENTS		101
9.1 Upfront Payment		101
9.2 Equity Investment		101
9.3 Target Validation Programs.		101
9.4	GSK Collaboration Program Initiation Fee	102
9.5 Development Expenses.		102
9.6 Development Milestones.		103
9.7 Sales Milestones.		106
9.8 Royalties.		110
9.9 Other Amounts Payable		115
9.10 Payment Terms		115
10. CONFIDENTIALITY		118
10.1 Confidentiality Obligations		119
10.2 Exceptions to Confidentiality		119
10.3 Permitted Disclosures		119
10.4 Publications and Publicity.		121
10.5 Press Release		123
11. REPRESENTATIONS, WARRANTIES AND COVENANTS		124
11.1 Mutual Representations and Warranties		124
11.2 Representations and Warranties of Wave		125
11.3 Representations and Warranties of GSK		128
11.4 Additional Covenants		128
11.5 Disclaimer		129
12. INDEMNIFICATION		129
12.1 Indemnification by GSK		129
12.2 Indemnification by Wave		129
12.3 Notification of Claims; Conditions to Indemnification Obligations		130
12.4 Certain Limitations		130
12.5 Limitation of Liability		131
12.6 Insurance		131
13. TERM AND TERMINATION		131
13.1 Term and Expiration		131
13.2 Termination for Convenience by GSK		132
13.3 Termination of Wave CPs		132
13.4 Termination for Patent Challenge		133
13.5 Termination for Cause.		133
13.6 Termination for Insolvency		135
13.7 Effects of Expiration or Termination; Survival		135
14. EFFECTIVENESS		140
14.1 Effective Date		140
14.2 Antitrust Filings		140
14.3 Outside Date		141

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(continued)

Page

15. DISPUTE RESOLUTION		141
15.1 Disputes		142
15.2 Resolution by Executive Officers		142
15.3 Mediation		142
15.4 Arbitration		142
15.5	[***]	143
15.6 Injunctive Relief		144
15.7 Intellectual Property Disputes		144
15.8 Confidentiality		144
15.9 Tolling		144
16. MISCELLANEOUS PROVISIONS		145
16.1 Relationship of the Parties		145
16.2 Assignment		145
16.3 Performance and Exercise by Affiliates		146
16.4 Further Actions		146
16.5 Accounting Procedures		146
16.6 Force Majeure		146
16.7 Entire Agreement; Amendments		147
16.8 Headings		147
16.9 Governing Law		147
16.10 Notices		147
16.11 Language; Waiver of Rule of Construction		148
16.12 Waiver		148
16.13 Severability		148
16.14 Interpretation		148
16.15 Expenses		149
16.16 Binding Effect; No Third Party Beneficiaries		149
16.17 Counterparts		149

-iii-

SCHEDULES

Schedule 1.71 – Existing GSK Third Party Agreements

Schedule 1.178 – [***]

Schedule 1.239 – SERPINA1 Target

Schedule 3.3.1 – Target List

Schedule 3.4.3 – Target Validation Research Programs

Schedule 4.1.1 – SERPINA1 Phase 1/2 Program Plan

Schedule 4.1.3.1 – SERPINA1 Program Technology Transfer

Schedule 4.2 – DC Criteria

Schedule 4.4.4 – Additional Compliance Terms

Schedule 7.5 – GSK Sublicensing Rights

Schedule 9.10.1 – Invoicing and Bank Details Instructions

Schedule 10.5.1 – Press Release

Schedule 11.2 – Wave Patents and In-Licenses; Disclosures

COLLABORATION AND LICENSE AGREEMENT

THIS COLLABORATION AND LICENSE AGREEMENT (this “Agreement”), entered into as of December 13, 2022 (the “Execution Date”), is entered into by and among Wave Life Sciences USA, Inc., a corporation organized and existing under the Laws of the State of Delaware (“Wave US”), Wave Life Sciences UK Limited, a private limited company incorporated under the laws of England and Wales (“Wave UK”, and together with Wave US, “Wave”), and GlaxoSmithKline Intellectual Property (No. 3) Limited, a company existing under the laws of England, with offices at 980 Great West Road, Brentford, Middlesex, TW8 9GS (“GSK”). Wave and GSK are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, Wave is a genetic medicine company focused on advancing Oligonucleotides that precisely target the underlying causes of diseases;

WHEREAS, GSK possesses expertise in developing and commercializing therapeutics;

WHEREAS, Wave and GSK desire to collaborate to develop and commercialize Oligonucleotide therapeutics designed to modulate alpha-1 antitrypsin; and

WHEREAS, Wave and GSK also desire to collaborate on multiple research programs for the validation of additional targets and the development, manufacturing, and commercialization of Oligonucleotides directed to certain targets, as further described in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

1. DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, will have the respective meanings set forth below:

1.1 “AAA” has the meaning set forth in Section 15.4 (Arbitration).

1.2 “AAA Rules” has the meaning set forth in Section 15.4 (Arbitration).

1.3 “Accounting Standards” means with respect to a Party, (a) United States generally accepted accounting principles (“GAAP”); or (b) International Financial Reporting Standards (“IFRS”), depending on which accounting standard is normally applied by such Party with respect to the filing of its reporting, as applicable, in each case, consistently applied.

1.4 [***].

1.5 “Acquirer” means, collectively, with respect to the acquisition of a Party by a Third Party, a Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than the applicable Party in the definition of Change of Control and such Party’s Affiliates (determined as of immediately prior to the closing of such Change of Control).

1.6 “Affiliate” means, with respect to a Person, any other Person that controls, is controlled by, or is under common control with such Person. For purposes of this Agreement, a Person will be deemed to control another Person if it owns or controls, directly or indirectly, more than fifty percent (50%) of the equity securities of such other Person entitled to vote in the election of directors (or, in the case that such other Person is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to direct the management and policies of such other Person. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage will be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

1.7 “Agreed Network” has the meaning set forth in Section 6.5 (Network of Third Party Providers).

1.8 “Agreement” has the meaning set forth in the Preamble.

1.9 “Alliance Manager” has the meaning set forth in Section 2.1 (Alliance Manager).

1.10 “ANDA” means an Abbreviated New Drug Application and all amendments and supplements thereto filed with the FDA under Section 505(j) of the FD&C Act (21 U.S.C. § 355(j)), or the equivalent application filed with any equivalent Regulatory Authority outside the U.S. (including any supra‑national agency), including pursuant to Article 10.1 of Directive 2001/83/EC of the European Parliament and Council of 6 November 2001, or any enabling legislation thereof.

1.11 “Antitrust Clearance Date” means the earliest date on which all applicable waiting periods and approvals required under Antitrust Laws with respect to the transactions contemplated under this Agreement have expired or have been terminated (in the case of waiting periods) or been received (in the case of approvals).

1.12 “Antitrust Filing” has the meaning set forth in Section 14.2 (Antitrust Filings).

1.13 “Antitrust Laws” means any and all Applicable Laws designed to govern competition, trade regulation, foreign investment, or national security or defense matters or to prohibit, restrict, or regulate actions for the purpose or effect of monopolization or restraint of trade, including the Hart-Scott Rodino Antitrust Improvements Act of 1976 (“HSR Act”).

1.14 “Applicable Law” means all applicable national, supranational, regional, state and local laws, statutes, rules, regulations, ordinances, treaties, administrative codes, guidance, judgments, decrees, directives, injunctions, orders, permits, of or from any court, arbitrator, Regulatory Authority, or Governmental Authority having jurisdiction over or related to the subject item, including GCP, GLP and cGMP, the United States Federal Food, Drug, and Cosmetic Act, the Prescription Drug Marketing Act of 1987, the Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335a et seq.), the Anti-Kickback Statute (42 U.S.C. § 1320a-7b et seq.), the False Claims Act (31 U.S.C. § 3729 et seq.), Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Patient Protection and Affordable Care Act (42 U.S.C. § 18001 et seq.), the Social Security Act (42 U.S.C. Chapter 7), the Antifraud and Abuse Amendment to the Social Security Act, Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), Foreign Corrupt Practices Act (FCPA), Data Protection Laws, and all applicable implementing regulations for the foregoing, and all applicable state or foreign laws corresponding to any of the foregoing, all as amended from time to time.

1.15 “Available Proposed Target” has the meaning set forth in Section 3.3.2.2(b)(ii) (Gatekeeper Procedures).

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1.16 “Available Proposed Target Notice” has the meaning set forth in Section 3.3.2.2(b)(ii) (Gatekeeper Procedures).

1.17 “Backup Criteria” means, for a given Collaboration Program, the selection criteria [***]to determine if a Collaboration Compound [***].

1.18 “Bankrupt Party” has the meaning set forth in Section 7.7 (Bankruptcy).

1.19 “Bankruptcy Code” means Title 11 of the United States Code, as amended, or analogous provisions of Applicable Law outside the United States.

1.20 “Breaching Party” has the meaning set forth in Section 13.5.1 (Right to Terminate for Material Breach).

1.21 “Business Day” means a calendar day other than a Saturday, Sunday, or a bank or other public holiday in Massachusetts or New York in the United States or in London, United Kingdom and excludes the continuous period between 24 December to 2 January each year when the offices of each Party are closed.

1.22 “Calendar Quarter” means each three (3) month period commencing January 1, April 1, July 1 or October 1 of any Calendar Year; provided, however, that (a) the first Calendar Quarter of the Term will extend from the Effective Date to the end of the first full Calendar Quarter thereafter; and (b) the last Calendar Quarter of the Term will end upon the expiration or termination of this Agreement.

1.23 “Calendar Year” means the period beginning on January 1 and ending on December 31 of the same year; provided, however, that (a) the first Calendar Year of the Term will commence on the Effective Date and end on December 31 of the same year; and (b) the last Calendar Year of the Term will commence on January 1 of the Calendar Year in which this Agreement terminates or expires and end on the effective date of termination or expiration of this Agreement.

1.24 “cGMP” means all applicable Good Manufacturing Practices, including: (a) the applicable part of quality assurance to ensure that products are consistently produced and controlled in accordance with the quality standards appropriate for their intended use, as defined in European Commission Directive 2003/94/EC laying down the principals and guidelines of good manufacturing practice; (b) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Sections 210, 211, 601, 610 and 820; (c) the Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products; (d) the principles detailed in the ICH Q7A guidelines; and (e) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time.

1.25 “Change of Control” means, with respect to a Party, (a) a merger, consolidation, recapitalization, or reorganization of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger, consolidation, recapitalization, or reorganization, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the direct or indirect beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its controlled Affiliates’ assets. Notwithstanding the foregoing, any transaction or series of

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transactions effected for the purpose of financing the operations of the applicable Party or changing the form or jurisdiction of organization of such Party (such as an initial public offering or other offering of equity securities to non‑strategic investors or corporate reorganization) will not be deemed a “Change of Control” for purposes of this Agreement.

1.26 “Clinical Failure” means with respect to the [***].

1.27 “Clinical Study” means a Phase 1 Study, Phase 2 Study, Phase 3 Study, Registrational Study, any study incorporating more than one (1) of these phases, any study performed as part of any Post‑Marketing Commitment (whether required or optional), or any other study (including a non‑interventional study) in humans to obtain information regarding a product, including information relating to the safety, tolerability, pharmacological activity, pharmacokinetics, dose ranging, or efficacy of such product.

1.28 “CMC” means Chemistry, Manufacturing and Controls, which includes (a) Manufacturing process development records for a Collaboration Compound, Collaboration Product, or Combination Product directed to any Collaboration Target, (b) all chemistry, Manufacturing, and control procedures necessary for Manufacture of a Collaboration Compound, Collaboration Product, or Combination Product directed to any Collaboration Target, and (c) sourcing and testing of all raw materials and components used in the Manufacture of a Collaboration Compound, Collaboration Product, or Combination Product directed to any Collaboration Target.

1.29 “CMO” means any Third Party contract manufacturing organization or similar Third Party subcontractor.

1.30 “Collaboration Compound” means any SERPINA1 Compound, GSK Collaboration Compound or Wave Collaboration Compound.

1.31 “Collaboration In-Licenses” means [***].

1.32 “Collaboration Know-How” means all Know-How conceived, discovered, developed or otherwise made by or on behalf of a particular Party or any of its Affiliates, Sublicensees or permitted subcontractors of any of the foregoing (solely or jointly by or on behalf of a particular Party or any of its Affiliates or permitted subcontractors of any of the foregoing) in the course of performing activities under this Agreement.

1.33 “Collaboration Patents” means any and all Patents that Cover any of the Collaboration Know-How.

1.34 “Collaboration Product” means any SERPINA1 Product, GSK Collaboration Product or Wave Collaboration Product.

1.35 “Collaboration Program” means any Target Validation Program, any GSK CP, any Wave CP, the SERPINA1 Phase 1/2 Program or the SERPINA1 Program, as applicable.

1.36 “Collaboration Program Technology” means any Collaboration Know-How or Collaboration Patents, other than [***].

1.37 “Collaboration Target” means the SERPINA1 Target, any GSK Collaboration Target or any Wave Collaboration Target. For clarity, a Validation Target is not a Collaboration Target.

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1.38 “Collaboration Term” means, (a) with respect to a given Target Validation Program, the Target Validation Term for such Target Validation Program, (b) with respect to the SERPINA1 Program, the SERPINA1 Program Term, (c) with respect to a given GSK CP, the GSK CP Term for such GSK CP, and (d) with respect to a given Wave CP, the Wave CP Term for such Wave CP.

1.39 “Combination Product” means a Collaboration Product that is (a) sold in the form of a combination that contains or comprises one or more additional therapeutically active pharmaceutical agents (whether coformulated or copackaged or otherwise sold for a single price) other than a Collaboration Compound in the Collaboration Product, or (b) sold for a single price together with any (i) delivery device or component therefor, (ii) companion diagnostic related to any Collaboration Product, process, service, or therapy, or (iii) product, process, service, or therapy other than the Collaboration Product (each, (i) – (iii), an “Other Component”).

1.40 “Commercial Supply Agreement” has the meaning set forth in Section 6.3 (Supply Agreements).

1.41 “Commercialization” or “Commercialize” means any and all activities directed to transporting, storing, marketing, detailing, Promotion, distributing, importing, exporting, using, offering to sell or selling a product, including (a) strategic marketing, sales force detailing, sales force training and allocation, advertising, planning, messaging, branding; (b) all customer support, patient services, case management, Distribution Matters, invoicing and sales activities; (c) design and conduct of Post‑Marketing Commitments or other post‑approval Clinical Studies not required to obtain, support, or maintain Regulatory Approval (other than Pricing Approval) for the applicable product; and (d) activities directed to obtaining Pricing Approvals, negotiating discounts and obtaining product access, as applicable.

1.42 “Commercially Reasonable Efforts” means [***]. Notwithstanding the foregoing, neither Party will be obligated to Develop, seek Regulatory Approval for, or Commercialize a Collaboration Compound or Collaboration Product: (i) that, in its reasonable opinion after discussion with the other Party, caused or is sufficiently high risk of causing a Material Safety Concern based upon then available data; or (ii) in a manner inconsistent with Applicable Law.

1.43 “Committee Disputes” has the meaning set forth in Section 2.8.4 (Escalatable Disputes).

1.44 “Competitive Infringement” has the meaning set forth in Section 8.8.1 (Notification).

1.45 “Completion” means, with respect to the SERPINA1 Phase 1/2 Program, the [***]. “Completed”, “Completing”, or “Completes” will each have a correlative meaning.

1.46 “Confidential Information” means any and all confidential or proprietary information and data and all other scientific, pre‑clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data that is or has been provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, whether communicated in writing or orally or by any other method.

1.47 “Control” means, with respect to any Materials, Regulatory Documents, or intellectual property rights, including any Patents or Know‑How, the possession (whether by ownership, license, or sublicense, other than by a license, sublicense, or other right granted pursuant to this Agreement (but not assignment)) by a Party of the ability to assign, transfer, or grant to the other Party the licenses, sublicenses, or rights to access and use such Materials, Regulatory Documents, or intellectual property rights as provided for in this Agreement, without violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Party would

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be required hereunder to grant such license, sublicense, or rights of access and use. Notwithstanding anything in this Agreement to the contrary, a Party will be deemed not to Control any Materials, Regulatory Documents, or intellectual property rights that are owned or in‑licensed by an Acquirer, except (a) with respect to any such Materials, Regulatory Documents, or intellectual property rights arising from participation by employees or consultants of such Acquirer in furtherance of this Agreement after such Change of Control, (b) to the extent that any such Materials, Regulatory Documents, or intellectual property rights are included in or used in furtherance of this Agreement by the Acquirer after such Change of Control, or (c) for intellectual property rights constituting improvements (or direct improvements to such improvements) to the Wave Technology or the GSK Technology (as applicable) in existence prior to such Change of Control, in each case, developed or conceived by any employees or consultants of the Acquirer.

1.48 “Cover,” “Covering,” or “Covered” means, with respect to a particular subject matter at issue and the relevant Patent, that, but (a) for a license granted to a Person under a claim included in such Patent or (b) ownership of such Patent, the Exploitation by such Person of the subject matter at issue, would infringe such claim or, in the case of a Patent that is a patent application, would infringe a claim in such patent application if it were to issue as a patent.

1.49 “Critical Matter” has the meaning set forth in Section 2.8.3 (Final Decision-Making; Critical Matters).

1.50 “CRO” means a contract research organization.

1.51 “DC Criteria” means, for a given Collaboration Program, the requirements that [***].

1.52 “Declined Target” means a [***].

1.53 “Develop” and “Development” means any and all activities related to the design, discovery, generation, identification, profiling, characterization, production, process development, testing method development, pre‑clinical development or non‑clinical or pre‑clinical studies, clinical drug development activities conducted before or after obtaining Regulatory Approval that are reasonably related to or leading to the development, preparation, or submission of data and information to a Regulatory Authority for the purpose of obtaining, supporting or expanding Regulatory Approval (other than Pricing Approval), including all activities related to pharmacokinetic profiling, design and conduct of Clinical Studies (but excluding Post‑Marketing Commitments).

1.54 “Development Milestone Event” has the meaning set forth in Section 9.6.2 (GSK Collaboration Products Development Milestone Payments).

1.55 “Development Milestone Payment” has the meaning set forth in Section 9.6.2 (GSK Collaboration Products Development Milestone Payments).

1.56 “Disclosing Party” has the meaning set forth in Section 1.46 (Confidential Information).

1.57 “Disputes” has the meaning set forth in Section 15.1 (Disputes).

1.58 “Distribution Matters” means all issues and decisions regarding the distribution of a Collaboration Product, including decisions as to whether and with which wholesalers and Distributors to contract, and the terms of contracts with such wholesalers and Distributors.

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1.59 “Distributor” means a Third Party, to whom GSK or an Affiliate of GSK has granted the right to market, promote, co-promote, advertise, detail, sell and/or distribute a Collaboration Product in a limited jurisdiction in the Territory in order to assist GSK in its Commercialization of a Collaboration Product without holding or otherwise controlling the Regulatory Approval for the Collaboration Product in such jurisdiction, which Third Party purchases Collaboration Product from GSK or its Affiliates for resale without making any modifications to such Collaboration Product other than label changes to the outer packaging.

1.60 “DOJ” has the meaning set forth in Section 14.2 (Antitrust Filings).

1.61 “Dollars” or “$” means the legal tender of the United States of America.

1.62 “Effective Date” has the meaning set forth in Section 14.1 (Effective Date).

1.63 “EMA” means the European Medicines Agency and any successor Governmental Authority having substantially the same function.

1.64 “Encumbrances” means all encumbrances that exist solely as a result of, and in accordance with, the provisions of the applicable [***].

1.65 “Equity Agreements” means that certain (a) Share Purchase Agreement entered into by Glaxo Group Limited and Wave Singapore, on or about the date hereof (the “Share Purchase Agreement”), and (b) Investor Agreement entered into by Glaxo Group Limited and Wave Singapore, on or about the date hereof, in each case, as may be amended or restated from time to time.

1.66 “Escalatable Dispute” has the meaning set forth in Section 15.2 (Resolution by Executive Officers).

1.67 “European Union”, “E.U.” or “EU” means the economic, scientific, and political organization of member states of the European Union as it may be constituted from time to time.

1.68 “Execution Date” has the meaning set forth in the preamble.

1.69 “Executive Officer” means, for Wave, its [***], and for GSK, its [***] or another senior executive officer or their respective designee with appropriate responsibilities, seniority, and decision‑making authority. In the event that the position of any of the Executive Officers identified in this Section 1.69 (Executive Officer) no longer exists due to a Change of Control, corporate reorganization, corporate restructuring, or the like that results in the elimination of the identified position, then the applicable Party will replace the applicable Executive Officer with another executive officer with responsibilities and seniority comparable to the eliminated Executive Officer.

1.70 “Existing Confidentiality Agreement” means that certain Mutual Confidentiality Agreement by and between Wave Life Sciences USA, Inc., having offices at 733 Concord Avenue, Cambridge, MA 02138 and GlaxoSmithKline LLC, a Delaware limited liability company having offices at Five Moore Drive, Research Triangle Park, NC 27709, dated November 14, 2019, as amended by that certain Amendment #1 to Mutual Confidentiality Agreement, dated November 14, 2020.

1.71 “Existing GSK Third Party Agreements” means (a) with respect to a given Target that is set forth on the Target List as of the Execution Date, the Third Party agreements identified in Part 1 of Schedule 1.71, and (b) with respect to a given Target that is added to the Target List after the

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Execution Date, any other Third Party agreements identified in Part 2 of Schedule 1.71, if any, that are designated as “Existing GSK Third Party Agreements” for such new Target in accordance with Section 3.3.2.2(b)(ii).

1.72 “Existing Wave Third Party Agreements” means [***].

1.73 “Exploit” or “Exploitation” means to make, have made, import, have imported, export, have exported, distribute, have distributed, use, have used, sell, have sold, offer for sale, or have offered for sale, including to research, Develop, Manufacture, Commercialize, register, modify, enhance, improve, or otherwise dispose of.

1.74 “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

1.75 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.76 “Field” means any human use or purpose.

1.77 “First Commercial Sale” means, with respect to a Collaboration Product, on a country-by-country basis, the first commercial sale for monetary value in an arms-length transaction of such Collaboration Product by or on behalf of a Party or any of its respective Affiliates and Sublicensees in such country following receipt of applicable Regulatory Approval and Pricing Approval of such Collaboration Product in such country; provided, however, that First Commercial Sale will not include any transfer of a Collaboration Product [***].

1.78 “First Research Term Extension Fee” has the meaning set forth in Section 9.3.1 (Research Term Extension Fees).

1.79 “First Research Term Extension Period” has the meaning set forth in Section 3.2.2 (First Research Term Extension Period).

1.80 “Force Majeure Events” has the meaning set forth in Section 16.6.1.

1.81 “FTC” has the meaning set forth in Section 14.2 (Antitrust Filings).

1.82 “FTE” means a full‑time person, or in the case of less than a full‑time person, a full‑time equivalent [***], carried out by an appropriately qualified employee of a Party or its Related Parties, based on [***] person‑hours per year. [***].

1.83 “FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs in such period. FTEs will be pro‑rated on a daily basis if necessary.

1.84 “FTE Rate” means [***] per full twelve (12) month Calendar Year, which rate includes [***]. Starting [***] the foregoing rate will adjust on January 1 of each Calendar Year by an amount equal to the change, if any, in the [***] during the immediately preceding Calendar Year or any successor to such published measure, not seasonally adjusted, as published by the [***]. Notwithstanding the foregoing, for any Calendar Year during the Term that is less than a full year, the above referenced rate will be proportionately reduced to reflect such portion of FTEs for such full Calendar Year.

1.85 [***] has the meaning set forth in 4.4.3.1.

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1.86 “Gatekeeper” has the meaning set forth in 3.3.2.1 (Gatekeeper).

1.87 “Gene Therapy” means a therapy that involves administering to a subject a biologically or synthetically produced product which (a) delivers, in vivo or ex vivo, nucleic acid, such as DNA or RNA, and results in the transient or stable expression of an RNA sequence or sequences or protein(s) either from an episome or following integration into the genome, wherein the RNA sequence or sequences and/or protein(s) is encoded by the delivered nucleic acid, or (b) delivers an mRNA and results in the expression of a protein from the delivered mRNA, or (c) delivers any gene-editing or base-editing system, including TALENS, Megatal, zinc-finger proteins, CRISPR/Cas9 or other Cas-based systems, such delivery of a gene editing or base editing system resulting in (1) epigenetic control of chromosomal transcription, or (2) deletion or insertion or modification (including epigenetic modification) of DNA or RNA sequence(s) of a genome or transcriptome, wherein the gene editing or base editing system includes at least one protein component, and components can be administered together or separately in one or more steps.

1.88 “Generic Product” means, with respect to a particular Collaboration Product and on a country‑by‑country basis, a generic pharmaceutical product that is marketed for sale by a Third Party (not licensed, supplied or otherwise permitted by a Party or any Related Parties) and that contains the same or substantially the same active ingredient as the Collaboration Compound in such Collaboration Product and is approved for use in such country by a Regulatory Authority (a) pursuant to an ANDA; or (b) through a regulatory pathway referencing clinical data submitted by a Party or its Related Parties to obtain Regulatory Approval for such Collaboration Product.

1.89 “GLP” means good laboratory practice as required by the FDA under 21 C.F.R. Part 58 and all applicable FDA rules, regulations, orders, and guidances, and the requirements with respect to good laboratory practices prescribed by the European Community, the OECD (Organization for Economic Cooperation and Development Council) and the ICH Guidelines, or as otherwise required by Applicable Laws.

1.90 “Good Clinical Practices” or “GCPs” means the ethical, scientific, and quality standards required by FDA for designing, conducting, recording, and reporting trials that involve the participation of human subjects, as set forth in FDA regulations in 21 C.F.R. Parts 11, 50, 54, 56, 312, 314, and 320 and all related FDA rules, regulations, orders, and guidances, and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline (the “ICH Guidelines”), or as otherwise required by Applicable Laws.

1.91 “Governmental Authority” means any applicable government authority, court, council, tribunal, arbitrator, agency, department, bureau, branch, office, legislative body, commission, Tax Authority or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city, or other political subdivision thereof, or (c) any supranational body.

1.92 “GSK” has the meaning set forth in the preamble.

1.93 “GSK Acquisition of a Third Party” has the meaning set forth in Section 7.8.6 (GSK Acquisition of a Third Party).

1.94 “GSK Acquisition Program” has the meaning set forth in Section 7.8.6 (GSK Acquisition of a Third Party).

1.95 “GSK Background Know-How” means, on a Collaboration Program-by-Collaboration Program basis, any and all Know-How Controlled by GSK or any of its Affiliates [***].

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1.96 “GSK Background Patents” means, on a Collaboration Program-by-Collaboration Program basis, those Patents that are Controlled by GSK or any of its Affiliates [***].

1.97 “GSK Background Technology” means GSK Background Know-How and GSK Background Patents.

1.98 “GSK CMC Platform” means [***].

1.99 “GSK CMC Platform Background Technology” means [***].

1.100 “GSK CMC Platform Collaboration Know-How” means [***].

1.101 “GSK CMC Platform Collaboration Technology” means [***].

1.102 “GSK CMC Platform Technology” means [***].

1.103 “GSK CMC Platform Technology Patents” means all [***].

1.104 “GSK COC Program” has the meaning set forth in Section 7.8.5 (GSK Change of Control).

1.105 “GSK Collaboration Compounds” means, for each GSK Collaboration Target, any Oligonucleotides designed to modulate such GSK Collaboration Target [***].

1.106 “GSK Collaboration Development Milestone Event” has the meaning set forth in Section 9.6.2 (GSK Collaboration Products Development Milestone Payments).

1.107 “GSK Collaboration Development Milestone Payment” has the meaning set forth in Section 9.6.2 (GSK Collaboration Products Development Milestone Payments).

1.108 “GSK Collaboration Product” means any pharmaceutical product, including all forms, presentations, strengths, doses and formulations thereof (including any method of delivery), containing or delivering a GSK Collaboration Compound alone or as a Combination Product.

1.109 “GSK Collaboration Product Royalty” has the meaning set forth in Section 9.8.2 (GSK Collaboration Product Royalties).

1.110 “GSK Collaboration Product Sales Milestone Event” has the meaning set forth in Section 9.7.1.2 (GSK Collaboration Product Sales Milestone Payments).

1.111 “GSK Collaboration Product Sales Milestone Payment” has the meaning set forth in Section 9.7.1.2 (GSK Collaboration Product Sales Milestone Payments).

1.112 “GSK Collaboration Product Specific Patent” means, with respect to a given GSK CP, any Patent within the GSK Technology or Wave Technology that [***] for such GSK CP, [***] for such GSK CP, [***] for such GSK CP, [***] for such GSK CP, and [***] for such GSK CP [***] for such GSK CP; [***] for such GSK CP; [***].

1.113 “GSK Collaboration Program” or “GSK CP” means, on a GSK Collaboration Target‑by‑GSK Collaboration Target basis, the Development and Commercialization, or other Exploitation of all GSK Collaboration Compounds and GSK Collaboration Products directed to a given GSK Collaboration Target in accordance with this Agreement.

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1.114 “GSK Collaboration Program Initiation Fee” has the meaning set forth in Section 9.4 (GSK Collaboration Program Initiation Fee).

1.115 “GSK Collaboration Target” means each Validation Target that is designated by GSK as a GSK Collaboration Target in accordance with Section 3.4.9 (Advancement to Collaboration Program).

1.116 “GSK CP Backup Development” has the meaning set forth in Section 4.2.7.2.

1.117 “GSK CP Backup Development Plan” has the meaning set forth in Section 4.2.7.3.

1.118 “GSK CP Backup Development Term” has the meaning set forth in Section 4.2.7.3.

1.119 “[***]” has the meaning set forth in Section 13.5.3.2.

1.120 “GSK CP Early Development Term” means, for each GSK CP, the period commencing on the date that [***]for such GSK CP [***] and ending upon the earliest of [***] or (c) the effective date of termination of this Agreement in its entirety or with respect to such GSK CP.

1.121 “GSK CP Infringement Action” has the meaning set forth in Section 8.8.3.1.

1.122 “GSK CP Late Development Term” means, for each GSK CP, the period commencing on the date after the last day of the GSK CP Early Development Term for such GSK CP and ending upon the earlier of (a) the commercial launch of the final GSK Collaboration Product for such GSK CP or (b) the effective date of termination of this Agreement in its entirety or with respect to such GSK CP.

1.123 “GSK CP Specific Patents” means for a given GSK CP, all GSK Collaboration Product Specific Patents for such GSK CP.

1.124 “GSK CP Term” means, for a given GSK CP, the Initiation of such GSK CP and continuing for the remainder of the Term for such GSK CP. For clarity, the GSK CP Term for a given GSK CP includes the GSK CP Early Development Term and the GSK CP Late Development Term for such GSK CP.

1.125 “GSK Indemnitees” has the meaning set forth in Section 12.2 (Indemnification by Wave).

1.126 “GSK Novel Target” means a Target that, prior to the applicable nomination date of such Target by GSK in accordance with Section 3.3, has [***] as a Target that has the potential as [***] provided that (i) a given Target will not be a “GSK Novel Target” under clause (a) of this definition if, prior to the applicable nomination date of such Target by GSK in accordance with Section 3.3, such Target is [***] and (ii) a given Target will not be a “GSK Novel Target” under clause (b) of this definition if, prior to the applicable nomination date of such Target by GSK in accordance with Section 3.3, such Target [***].

1.127 “GSK Novel Target Background Technology” means, for a given GSK Novel Target that is a Validation Target, GSK Collaboration Target or Wave Collaboration Target (as applicable), [***].

1.128 “GSK Novel Target Collaboration Technology” means, for a given GSK Novel Target that is a Validation Target, GSK Collaboration Target or Wave Collaboration Target (as applicable), [***].

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1.129 “GSK Novel Target Patents” means, for a given GSK Novel Target that is a Validation Target, GSK Collaboration Target or Wave Collaboration Target (as applicable), all Patents within the [***]

1.130 “GSK Other Patents” means (a) all Patents in the GSK Technology other than [***].

1.131 “GSK Sales Milestone Event” has the meaning set forth in Section 9.7.1.2 (GSK Collaboration Product Sales Milestone Payments).

1.132 “GSK Sales Milestone Payment” has the meaning set forth in Section 9.7.1.2 (GSK Collaboration Product Sales Milestone Payments).

1.133 “GSK Technology” means collectively, the GSK Background Technology, GSK Novel Target Collaboration Technology, and GSK’s interest in Collaboration Program Technology; [***].

1.134 “GSK Third Party Agreements” means any Existing GSK Third Party Agreements or any Collaboration In-Licenses to which GSK is a Party.

1.135 “ICH Guidelines” has the meaning set forth in Section 1.90 (GCP).

1.136 “IND/CTA” means, in the United States, an effective Investigational New Drug Application (“IND”) filed with the FDA as more fully defined in 21 C.F.R. § 312.3, and, with respect to any other country or jurisdiction, the Clinical Study notification, Clinical Study application or other equivalent application (“CTA”) (i.e., a filing that must be made prior to commencing a Clinical Study or other clinical testing of any product in humans) filed with the applicable Regulatory Authority in such country or jurisdiction.

1.137 “Initial Research Term” has the meaning set forth in Section 3.2.1 (Initial Research Term).

1.138 “Initiation” or “Initiate” means, (i) with respect to a program, (a) that is a given Target Validation Program, [***], (b) that is the SERPINA1 Program, [***] (c) that is a given GSK CP, the date that a given [***], (d) that is a given Wave CP, [***], and (ii) with respect to a Clinical Study of a product, the date of the [***].

1.139 “Joint Development Committee” or “JDC” has the meaning set forth in Section 2.4.1 (Composition).

1.140 “Joint Know-How” means all Collaboration Know-How within the Collaboration Program Technology that is jointly owned by the Parties in accordance with Section 8.3 (Ownership of Collaboration Program Technology; Joint Technology).

1.141 “Joint Patent Committee” or “JPC” has the meaning set forth in Section 2.5.1 (Composition).

1.142 “Joint Patents” means all Collaboration Patents within the Collaboration Program Technology that are jointly owned by the Parties in accordance with Section 8.3 (Ownership of Collaboration Program Technology; Joint Technology).

1.143 “Joint Research Committee” or “JRC” has the meaning set forth in Section 2.6.1 (Composition).

1.144 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.1 (Alliance Manager).

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1.145 “Joint Technology” means all Joint Know-How and Joint Patents.

1.146 “JRA Exception” has the meaning set forth in Section 8.4.2.

1.147 “JRC TVP Special Meeting” has the meaning set forth in Section 3.4.8.2.

1.148 “Know-How” means all commercial, technical, scientific, CMC, and other know‑how and information, inventions, discoveries, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing (including batch records for any relevant historic manufacturing campaigns), stability and quality control data and know‑how, including, regulatory data, study designs and protocols), and Materials, in all cases, whether or not confidential, proprietary, patentable, in written, electronic or any other form now known or hereafter developed, but excluding all Patents.

1.149 “Loss of Market Exclusivity” means an event where, with respect to any Collaboration Product in any country: [***].

1.150 “Losses” has the meaning set forth in Section 12.1 (Indemnification by GSK).

1.151 “Major Market Country(ies)” means [***].

1.152 “Manufacturing” or “Manufacture” means all activities related to the manufacture of compounds or products or any component or ingredient thereof, including manufacturing supplies for Development or Commercialization, formulation, analytical methods, manufacturing process development, manufacturing scale‑up, labeling, filling, processing, packaging, in‑process and finished product testing, release of product or any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of product, ongoing stability tests, storage, shipment, and regulatory activities related to any of the foregoing.

1.153 “Manufacturing Costs” means, with respect to any Collaboration Product [***]:

(a) [***];

(b) [***];

(c) [***];

(d) [***].

1.154 “Manufacturing Lead” has the meaning set forth in Section 6.1.1 (General).

1.155 “Material Safety Concern” means that in the good faith determination of a Party, a given Collaboration Product, or a Development, Manufacturing or Commercialization activity for such Collaboration Product, [***].

1.156 “Materials” means all tangible compositions of matter, devices, articles of manufacture, assays, biological, chemical, or physical materials, and other similar materials.

1.157 “Materials Receiving Party” has the meaning set forth in Section 4.4.3.1 (Transfer of Materials).

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1.158 “Materials Supplying Party” has the meaning set forth in Section 4.4.3.1 (Transfer of Materials).

1.159 “NDA” means any (a) New Drug Application pursuant to the FD&C Act submitted to the FDA, or (b) substantially similar application or submission thereto submitted to a Regulatory Authority in a country or group of countries within the Territory to obtain Regulatory Approval (but not Pricing Approval) to Commercialize a Collaboration Product in that country or in that group of countries, including with respect to the EU, a Marketing Authorization Application submitted to the EMA pursuant to the centralized approval procedure or to the applicable Regulatory Authority of a country in the EU with respect to the mutual recognition or any other national approval.

1.160 “Net Sales” means, with respect to a Collaboration Product during a stated time period, the gross invoiced sales amounts for such Collaboration Product sold by or on behalf of the applicable Party or any of such Party’s Affiliates or Sublicensees (each, a “Selling Party”) in arm’s length transactions to Third Parties (but not including sales relating to transactions by and between a Party and its Affiliates or Sublicensees) as determined in accordance with such Selling Party’s applicable Accounting Standards as consistently applied, less the following deductions from such gross amounts which are actually incurred, allowed, paid, accrued or specifically allocated to such Collaboration Product and to the extent that such amounts are deducted from gross invoiced sales amounts as reported by such Selling Party in its financial statements in accordance with its applicable Accounting Standards, applied on a consistent basis:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***];

(f) [***]

(g) [***].

[***].

To the extent that a Selling Party receives consideration other than or in addition to cash upon the sale or disposition of a Collaboration Product, Net Sales will [***].

Notwithstanding anything to the contrary, [***].

For purposes of the definition of Net Sales: If any Collaboration Product under this Agreement is sold in the form of a Combination Product, a[***].

[***].

[***].

[***].

1.161 “Non-Bankrupt Party” has the meaning set forth in Section 7.7 (Bankruptcy).

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1.162 “Non-Breaching Party” has the meaning set forth in Section 13.5.1 (Right to Terminate for Material Breach).

1.163 “Non-Escalatable Dispute” has the meaning set forth in Section 15.2 (Resolution by Executive Officers).

1.164 “Oligonucleotide” means a polymer or oligomer of nucleotides, either individually or as part of a compound or a complex, and may contain any combination of natural and non-natural nucleobases, sugars, and internucleotidic linkages. Natural nucleobases, sugars, and internucleotidic linkages include those found in natural DNA or RNA, and non-natural nucleobases, sugars, and internucleotidic linkages include structures that [***]. For the avoidance of doubt, “Oligonucleotide” will not include a polymer or oligomer of nucleotides used to produce or manufacture a protein product by expressing the protein product from the polymer or oligomer.

1.165 “Other Component” has the meaning set forth in Section 1.39 (Combination Product).

1.166 “Out‑of‑Pocket Costs” means, with respect to certain activities for a Collaboration Compound or Collaboration Product directed to any Collaboration Target, as applicable, hereunder, [***].

1.167 “Party” or “Parties” has the meaning set forth in the preamble.

1.168 “Patent” means all patents and patent applications (including all continuations, continuations‑in‑part, divisionals, and substitutions), or other filings claiming priority thereto or sharing any common priority therewith, as well as any patents issued with respect to any such patent applications, reissues, re‑examinations, renewals, or extensions (including patent term adjustments, patent term extensions, supplemental protection certificates, or the equivalents thereof), registration or confirmation patents, patents resulting from post‑grant proceedings, patents of addition, restorations and extensions thereof, and any inventor’s certificates, and all equivalents and counterparts thereof in any country. For clarity, a patent filing (a patent or a patent application) is considered to have been made (or to be pending or in force) within a selected time period if the filing itself, or any other filing to which it claims priority or with which it shares any common priority, was made within (or was pending or in force within) the time period.

1.169 “Patent Challenge” has the meaning set forth in Section 13.4 (Termination for Patent Challenge).

1.170 “Patent(s) Costs” means [***].

1.171 “Person” means any natural person, corporation, unincorporated organization, partnership, association, sole proprietorship, joint stock company, joint venture, limited liability company, trust or government, or Governmental Authority, or any other similar entity.

1.172 “Personnel” means, with respect to any Person, its officers, directors, employees, workers, contractors, advisors, consultants, agents or other representatives.

1.173 “Pharmacovigilance Agreement” has the meaning set forth in Section 5.4.3.

1.174 “Phase 1 Study” means a clinical study of an investigational product in subjects with the primary objective of characterizing its safety, tolerability, pharmacodynamics and pharmacokinetics and identifying a recommended dose and regimen for future studies as described in 21 C.F.R. 312.21(a), or a comparable Clinical Study prescribed by the relevant Regulatory Authority in a country other than the United States.

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1.175 “Phase 1/2 Study” means a Clinical Study that is designed to satisfy the requirements of 21 C.F.R. 312.21(a) or corresponding foreign regulations and is subsequently optimized or expanded to satisfy the requirements of 21 C.F.R. 312.21(b) (or corresponding foreign regulations).

1.176 “Phase 2 Study” means a clinical study of an investigational product in subjects with the primary objective of characterizing its activity in a specific disease state as well as generating more detailed safety, tolerability, pharmacokinetics, pharmacodynamics, and dose finding information as described in 21 C.F.R. 312.21(b), or a comparable Clinical Study prescribed by the relevant Regulatory Authority in a country other than the United States including a human clinical trial that is also designed to satisfy the requirements of 21 C.F.R. 312.21(a) or corresponding foreign regulations and is subsequently optimized or expanded to satisfy the requirements of 21 C.F.R. 312.21(b) (or corresponding foreign regulations) or otherwise to enable a Phase 3 Study (e.g., a phase 1/2 trial).

1.177 “Phase 3 Study” means a clinical study or real world study of an investigational product in subjects that incorporates accepted endpoints for confirmation of statistical significance of efficacy, and safety, with the aim to generate data and results to evaluate the overall benefit-risk relationship of the investigational product that can be submitted to obtain Regulatory Approval as described in 21 C.F.R. 312.21(c), or a comparable Clinical Study prescribed by the relevant Regulatory Authority in a country other than the United States.

1.178 [***].

1.179 “Post‑Marketing Commitments” means any item, activity, task, a non‑human study, human clinical study, or other commitment with respect to a product initiated after receipt of Regulatory Approval (other than Pricing Approval) for such product in a country or territory, the completion of which is recommended or required by the Regulatory Authority in such country or territory in connection with the initial grant of, or to support or maintain such, Regulatory Approval for such product in such country or territory.

1.180 “Pre-clinical or Clinical Supply Agreement” has the meaning set forth in Section 6.3 (Supply Agreements).

1.181 “Prepaid Research Account” has the meaning set forth in Section 9.3.2 (Prepaid Research).

1.182 “Pricing Approval” means any governmental approval, agreement, determination, or decision establishing the prices for a product that can be charged or reimbursed in regulatory jurisdictions where the applicable Governmental Authorities negotiate, approve, or determine the price or reimbursement of pharmaceutical products.

1.183 “Pricing Matters” means all issues and decisions regarding (a) price, price terms and other contract terms with respect to product sales, including discounts, rebates, other price concessions and service fees to payors and purchasers, and (b) reimbursement programs applicable to a product. For clarity, “Pricing Matters” includes all financial issues and financial decisions with respect to contracting with managed care entities, hospitals, pharmacies, group purchasing organizations, pharmacy benefit managers, and Governmental Authorities, and specifically includes issues and decisions about the offer of discounts or rebates for formulary placement for products.

1.184 “Promotion” means (a) any and all activities directed to the marketing, detailing, promotion of a product after Regulatory Approval has been obtained (including making, having made, using, importing, exporting, selling, and offering for sale such product), and will include post‑launch

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marketing, promoting, detailing, marketing research, distributing, customer service, administering commercially selling, having sold, or otherwise disposing or offering to dispose of such product, importing, exporting, or transporting such product for commercial sale, and all regulatory compliance with respect to the foregoing, and (b) otherwise marketing, selling, or exploiting commercially a product.

1.185 “Proposed Target” has the meaning set forth in Section 3.3.2.2(a) (Gatekeeper Procedures).

1.186 “Proposed Target Notice” has the meaning set forth in Section 3.3.2.2(a) (Gatekeeper Procedures).

1.187 “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a particular Patent in a jurisdiction in the Territory, the preparation, drafting, filing, prosecution, maintenance and extension of such Patent (including any Patent Office proceedings such as any oppositions, interferences, reissue proceedings, ex-parte reexaminations, IPRs, and other post-grant proceedings for such Patent).

1.188 [***].

1.189 “Quality Audit” has the meaning set forth in Section 6.6 (Audit of Wave’s Quality System).

1.190 “[***]” means a conflict-free individual with sufficient experience for the relevant matter at issue, who [***].

1.191 “[***]” has the meaning set forth in Section 2.8.3.1 (Referral to [***]).

1.192 “Receiving Party” has the meaning set forth in Section 1.46 (Confidential Information).

1.193 “Registrational Study” means a Clinical Study (regardless of whether or not called a “Phase 3 Study”) for a product the results of which, together with prior data and information concerning such product, are intended to be sufficient to meet the evidentiary standard for demonstrating the safety and efficacy of such active substance of such product established by a Regulatory Authority in any particular jurisdiction and is sufficient for filing of an NDA for such product in patients having the disease or condition being studied.

1.194 “Regulatory Approval” means, with respect to a country or extra‑national territory, any and all approvals (including approvals of NDAs), licenses, registrations, or authorizations of any Regulatory Authority necessary in order to commercially distribute, sell, or market a pharmaceutical product in such country or some or all of such extra‑national territory, but excluding any Pricing Approvals. For the avoidance of doubt, Regulatory Approval received in the US in an expedited manner or in the EU in a conditional or exceptional manner, in each case, is a Regulatory Approval for purposes of this definition.

1.195 “Regulatory Authority” means any Governmental Authority involved in granting Regulatory Approvals of pharmaceutical products, including the FDA, the EMA, the Japanese Ministry of Health, Labour and Welfare, and the Pharmaceuticals and Medical Devices Agency in Japan.

1.196 “Regulatory Documents” means any regulatory application, submission, notification, communication, correspondence, registration, Regulatory Approval, or other filing made to, received from or otherwise conducted with a Regulatory Authority related to Developing,

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Manufacturing, obtaining marketing authorization, marketing, selling or otherwise Commercializing a pharmaceutical product in a particular country or jurisdiction.

1.197 “Regulatory Exclusivity” means, with respect to a Collaboration Product in a country, any data exclusivity rights, market exclusivity rights, or other exclusive right, other than a Patent, granted, conferred or afforded by any Regulatory Authority in such country or otherwise under Applicable Law with respect to such Collaboration Product in such country, which either confers exclusive marketing rights with respect to a product or prevents another party from using or otherwise relying on the data supporting the approval of the Regulatory Approval for a product without the prior written authorization of the Regulatory Approval holder, as applicable, such as new chemical entity exclusivity, exclusivity associated with new Clinical Studies necessary to approval of a change (e.g., new indication or use), orphan drug exclusivity, non-patent-related pediatric exclusivity, or any other applicable marketing or data exclusivity, including any such periods under national implementations in the EU of Article 10 of Directive 2001/83/EC, Article 14(11) of Parliament and Council Regulation (EC) No 726/2004, Parliament and Council Regulation (EC) No 141/2000 on orphan medicines, Parliament and Council Regulation (EC) No 1901/2006 on medicinal products for pediatric use and all international equivalent.

1.198 “Regulatory Lead” has the meaning set forth in Section 5.1 (General).

1.199 “Related Party(ies)” means a Party’s Affiliates and Sublicensees.

1.200 “Representatives” has the meaning set forth in Section 10.1 (Confidentiality Obligations).

1.201 “Research Period” means each consecutive six (6) month period commencing January 1 and July 1 of any Calendar Year during the Research Term; provided, however that (a) the first Research Period of the Research Term will extend from the Effective Date until June 30, 2023; and (b) the last Research Period of the Research Term will end upon the expiration or termination of the Research Term.

1.202 “Research Term” has the meaning set forth in Section 3.2.4 (Research Term).

1.203 “Reversion License” has the meaning set forth in Section 13.7.5.2 (Reversion License).

1.204 “Reversion Technology” means [***] in each case, [***].

1.205 “Royalties” means, collectively, the SERPINA1 Product Royalty, GSK Collaboration Product Royalty, and Wave Collaboration Product Royalty.

1.206 “Royalty Patents” means [***].

1.207 “Royalty Rates” means, collectively, the royalty rates for the SERPINA1 Product Royalty set forth in Table 9.8.1, the GSK Collaboration Product Royalty set forth in Table 9.8.2 and the Wave Collaboration Product Royalty set forth in Table 9.8.3.

1.208 “Royalty Report” has the meaning set forth in Section 9.10.2 (Reports and Royalty Payments).

1.209 “Royalty Term” has the meaning set forth in Section 9.8.4.1 (Royalty Term).

1.210 “Second Research Term Extension Fee” has the meaning set forth in Section 9.3.1 (Research Term Extension Fees).

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1.211 “Second Research Term Extension Period” has the meaning set forth in Section 3.2.3 (Second Research Term Extension Period).

1.212 “Selection of a Development Candidate” means [***].

1.213 “Selling Party” has the meaning set forth in Section 1.160 (Net Sales).

1.214 “Serious Adverse Event” means an adverse drug experience or circumstance that results in any of the following outcomes (a) death, (b) life‑threatening condition, (c) inpatient hospitalization or a prolongation of existing hospitalization, (d) persistent or significant disability or incapacity or substantial disruption of the ability to conduct normal life functions, (e) or a congenital anomaly/birth defect, (f) significant intervention required to prevent permanent impairment or damage, or (g) a medical event that may not result in death, be life‑threatening, or require hospitalization but, based on appropriate medical judgment, that may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes described in clauses (a) through (f).

1.215 “SERPINA1 Backup Development” has the meaning set forth in Section 4.1.2.2.

1.216 “SERPINA1 Backup Development Plan” has the meaning set forth in Section 4.1.2.3.

1.217 “SERPINA1 Backup Development Term” has the meaning set forth in Section 4.1.2.3.

1.218 [***].

1.219 “[***]” has the meaning set forth in Section 13.5.3.1.

1.220 “SERPINA1 Collaboration In-License” has the meaning set forth in Section 7.6.2.2.

1.221 “SERPINA1 Compound” means any Oligonucleotide designed to modulate alpha-1 antitrypsin protein by editing a mutation in the SERPINA1 gene transcript [***].

1.222 “SERPINA1 Development Milestone Event” has the meaning set forth in Section 9.6.1 (SERPINA1 Development Milestone Payments).

1.223 “SERPINA1 Development Milestone Payment” has the meaning set forth in Section 9.6.1 (SERPINA1 Development Milestone Payments).

1.224 “SERPINA1 Infringement Action” has the meaning set forth in Section 8.8.2.1.

1.225 “SERPINA1 Late Development Term” means, for the SERPINA1 Program, the period commencing on the date after the last day of the SERPINA1 Phase 1/2 Program Term and ending upon the [***] Program.

1.226 “SERPINA1 Phase 1/2 Program” means the program for Wave to conduct [***] for the SERPINA1 Target through [***].

1.227 “SERPINA1 Phase 1/2 Program Plan” has the meaning set forth in Section 4.1.1.1.

1.228 “SERPINA1 Phase 1/2 Program Term” means the period commencing on the Effective Date and ending upon the [***].

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1.229 “SERPINA1 Phase 1/2 Study” means [***].

1.230 “SERPINA1 Phase 1/2 Study Data Package” means, with respect to the SERPINA1 Phase 1/2 Study, the following: [***].

1.231 “SERPINA1 Potential In-License” has the meaning set forth in Section 7.6.2.1.

1.232 “SERPINA1 Product” any pharmaceutical product, including all forms, presentations, strengths, doses and formulations thereof (including any method of delivery), containing or delivering a SERPINA1 Compound alone or as a Combination Product.

1.233 “SERPINA1 Product Royalty” has the meaning set forth in Section 9.8.1 (SERPINA1 Product Royalties).

1.234 “SERPINA1 Product Sales Milestone Event” has the meaning set forth in Section 9.7.1.1 (SERPINA1 Product Sales Milestone Payments).

1.235 “SERPINA1 Product Sales Milestone Payment” has the meaning set forth in Section 9.7.1.1 (SERPINA1 Product Sales Milestone Payments).

1.236 “SERPINA1 Program” means the Development and Commercialization, or other Exploitation of all SERPINA1 Compounds and SERPINA1 Products in accordance with this Agreement. For clarity, the SERPINA1 Program includes the SERPINA1 Phase 1/2 Program.

1.237 “SERPINA1 Program Term” means the period commencing on the Initiation of the SERPINA1 Program and continuing for the remainder of the Term for the SERPINA1 Program. For clarity, the SERPINA1 Program Term includes the SERPINA1 Phase 1/2 Program Term and the SERPINA1 Late Development Term.

1.238 “SERPINA1 Specific Patents” means, with respect to the SERPINA1 Program, [***].

1.239 “SERPINA1 Target” means the Target identified on Schedule 1.239.

1.240 “Subcommittees” has the meaning set forth in Section 2.3 (Subcommittees).

1.241 “Sublicensee” means a Third Party to which a Party or its Affiliate has granted or grants rights to Develop, Manufacture, or Commercialize any Collaboration Compound or Collaboration Product, or any further sublicensee of such rights (regardless of the number of tiers, layers or levels of sublicenses of such rights), in each case, in accordance with Section 7.5 (Sublicensing Terms), as applicable.

1.242 “Supply Agreement Dispute” has the meaning set forth in Section 6.3 (Supply Agreements).

1.243 “Supply Agreements” has the meaning set forth in Section 6.3 (Supply Agreements).

1.244 “Target” means (a) any specific nucleic acid or protein identified by (i) for each publicly known target, its NCBI Gene ID, or (ii) for each GSK Novel Target, its NCBI Gene ID (if available) or GSK’s internal identification number, and (b) if applicable, its genomic mutant identifier.

1.245 “Target List” has the meaning set forth in Section 3.3.1 (Target List).

1.246 [***].

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1.247 [***].

1.248 [***].

1.249 “Target Validation Budget” has the meaning set forth in Section 3.4.3 (Target Validation Plan and Approval).

1.250 “Target Validation Plan” or “TVP” has the meaning set forth in Section 3.4.3 (Target Validation Plan and Approval).

1.251 “Target Validation Program” has the meaning set forth in Section 3.4.1 (Overview).

1.252 “Target Validation Report” has the meaning set forth in Section 3.4.8.2.

1.253 “Target Validation Term” means, for a given Target Validation Program, the period commencing on the Initiation of the applicable Target Validation Program and ending upon [***].

1.254 “Tax” and “Taxation” means any U.S. and non‑U.S. federal, state, local, regional, municipal, or other tax or taxation, levy, duty, charge, withholding, or other assessment of any kind (including any related fine, penalty, addition to tax, surcharge, or interest) imposed by, or payable to, a Tax Authority, including sales, use, excise, stamp, transfer, property, value added, goods and services, withholding, and franchise taxes.

1.255 “Tax Authority” means any government, state or municipality or local, state, federal or other fiscal, revenue, customs or excise authority body or official in the United States or elsewhere.

1.256 “Technical Failure” means with respect to any GSK CP, [***].

1.257 “Terminated Product” means all Collaboration Compounds and Collaboration Products that are directed to a Terminated Target, in each case, in the form that each such Collaboration Compound and Collaboration Product exist as of the date of notice of such termination. For clarity, in the case of termination of this Agreement in its entirety, all Collaboration Compounds and Collaboration Products will be Terminated Products; provided that a termination of this Agreement in its entirety by GSK will not result in a termination with respect to any Wave Collaboration Targets or any Wave Collaboration Compound or Wave Collaboration Product for such Wave Collaboration Targets.

1.258 “Terminated Target” means any Collaboration Target for which this Agreement has been terminated by either Party. All Collaboration Targets will be deemed Terminated Targets to the extent this Agreement is terminated in its entirety; provided that a termination of this Agreement in its entirety by GSK will not result in a termination with respect to any Wave Collaboration Targets. For clarity, once a Collaboration Target becomes a “Terminated Target” it will no longer be a Collaboration Target for purposes of this Agreement.

1.259 “Territory” means worldwide.

1.260 “Third Party” means any Person other than GSK, Wave, or their respective Affiliates.

1.261 “Third Party Agreements” means, collectively, the Existing GSK Third Party Agreements, the Existing Wave Third Party Agreements and the Collaboration In-Licenses.

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1.262 “Third Party Claims” has the meaning set forth in Section 12.1 (Indemnification by GSK).

1.263 “Third Party Patent Challenge” means any court action or administrative proceedings (e.g., in front of a patent office or other Governmental Authority) that challenges or seeks reexamination of any aspect of enforceability, inventorship, ownership, priority, scope, term, or validity, of a Patent, or that seeks to compel licensing of such a Patent.

1.264 “Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan, or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

1.265 “Unavailable Target” means a Target that, at the relevant time, is [***].

1.266 “United Kingdom”, “U.K.” or “UK” means the United Kingdom and its territories and possessions.

1.267 “United States”, “U.S.” or “US” means the United States of America and its territories and possessions.

1.268 “Upfront Payment” has the meaning set forth in Section 9.1 (Upfront Payment).

1.269 “US Government” means the federal government of the United States.

1.270 “Valid Claim” means a claim of a Patent that (a) has not been rejected, revoked or held to be invalid, unpatentable, or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken, and (b) has not been finally abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, re‑examination, or disclaimer, or otherwise, provided that any claim in any patent application pending for more than [***] from the earliest date to which such patent application claims priority will not be considered a Valid Claim for purposes of the Agreement from and after such [***], unless and until it is issued or granted.

1.271 “Validation Target” means each Target that is designated as a Validation Target under Section 3.4.1 (Overview). For clarity, once [***] for purposes of this Agreement.

1.272 “VAT” means any value added, sales, purchase, turnover or consumption tax as may be applicable in any relevant jurisdiction, including value added tax chargeable under legislation implementing Council Directive 2006/112/EC.

1.273 “Wave” has the meaning set forth in the preamble.

1.274 “Wave Acquisition” has the meaning set forth in Section 7.8.4 (Wave Acquisition of a Third Party).

1.275 “Wave Acquisition Program” has the meaning set forth in Section 7.8.4 (Wave Acquisition of a Third Party).

1.276 “Wave Background Know-How” means, on a Collaboration Program-by-Collaboration Program basis, any and all Know-How Controlled by Wave or any of its Affiliates [***].

1.277 “Wave Background Patents” means, on a Collaboration Program-by-Collaboration Program basis, those Patents that are Controlled by Wave or any of its Affiliates [***].

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1.278 “Wave Background Technology” means Wave Background Know-How and Wave Background Patents.

1.279 “Wave COC Program” has the meaning set forth in Section 7.8.3 (Wave Change of Control).

1.280 “Wave Collaboration Compounds” means, for each Wave Collaboration Target, any Oligonucleotides designed to modulate such Wave Collaboration Target [***].

1.281 “Wave Collaboration Product” means any pharmaceutical product, including all forms, presentations, strengths, doses and formulations thereof (including any method of delivery), containing or delivering a Wave Collaboration Compound alone or as a Combination Product.

1.282 “Wave Collaboration Product Royalty” has the meaning set forth in Section 9.8.3 (Wave Collaboration Product Royalty).

1.283 “Wave Collaboration Product Specific Patent” means, with respect to a given Wave CP, any Patent within the GSK Technology or Wave Technology that [***] for such Wave CP.

1.284 “Wave Collaboration Program” or “Wave CP” means, on a Wave Collaboration Target-by-Wave Collaboration Target basis, the Development, Commercialization and other Exploitation of all Wave Collaboration Compounds and Wave Collaboration Products directed to a given Wave Collaboration Target in accordance with this Agreement.

1.285 “Wave Collaboration Target” means each Validation Target that is designated by Wave as a Wave Collaboration Target in accordance with Section 3.4.9 (Advancement to Collaboration Program).

1.286 “Wave CP Infringement Action” has the meaning set forth in Section 8.8.4.1.

1.287 “Wave CP Specific Patents” means for a given Wave CP, all Wave Collaboration Product Specific Patents for such Wave CP.

1.288 “Wave CP Term” means, for a given Wave CP, the period commencing on the Initiation of such Wave CP and continuing for the remainder of the Term for such Wave CP.

1.289 “Wave Indemnitees” has the meaning set forth in Section 12.1 (Indemnification by GSK).

1.290 [***] means a Target that, [***].

1.291 [***] means all activities and services [***].

1.292 “Wave Other Patents” means all Patents in the Wave Technology other than [***].

1.293 “Wave Party” means Wave UK or Wave US, as applicable.

1.294 “Wave Platform” means [***].

1.295 “Wave Platform Background Technology” means (a) all Wave Background Know-How that is specifically directed to or otherwise pertaining to the Wave Platform, and (b) all Wave Background Patents that Cover any technology included in the Wave Platform, or any use thereof.

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1.296 “Wave Platform Collaboration Know-How” means all Collaboration Know-How that constitutes or is otherwise directed to [***]. For clarity, Wave Platform Collaboration Know-How does not include [***].

1.297 “Wave Platform Collaboration Technology” means (a) all Wave Platform Collaboration Know-How, and (b) all Collaboration Patents to the extent [***]. For clarity, Wave Platform Collaboration Technology does not include [***].

1.298 “Wave Platform Technology Patents” means all Patents [***].

1.299 “Wave Ratio” has the meaning set forth in Section 9.1 (Upfront Payment).

1.300 “Wave Sales Milestone Event” has the meaning set forth in Section 9.7.2 (Wave Sales Milestone Payments).

1.301 “Wave Sales Milestone Payment” has the meaning set forth in Section 9.7.2 (Wave Sales Milestone Payments).

1.302 “Wave Singapore” means Wave Life Sciences Ltd.

1.303 “Wave Technology” means collectively, the Wave Background Technology, the Wave Platform Collaboration Technology and Wave’s interest in Collaboration Program Technology.

1.304 “Wave Third Party Agreements” means any Existing Wave Third Party Agreements or any Collaboration In-Licenses to which Wave is a Party.

1.305 “Wave UK” has the meaning set forth in the preamble.

1.306 “Wave US” has the meaning set forth in the preamble.

2. GOVERNANCE

2.1 Alliance Manager. Promptly following the Effective Date, each Party will designate an individual to facilitate communication and coordination of the Parties’ activities under this Agreement relating to Collaboration Compounds and Collaboration Products and to provide support and guidance to the joint steering committee (the “Joint Steering Committee” or “JSC”) and any Subcommittees (each, an “Alliance Manager”). Alliance Managers are considered standing invitees to all JSC and Subcommittee meetings, but shall not be representatives of the JSC.

2.2 Joint Steering Committee.

2.2.1 Purpose; Composition. Within [***] after the Effective Date, the Parties will establish the JSC that will provide strategic oversight of the activities under this Agreement and facilitate communication between the Parties with respect to the Exploitation of Collaboration Compounds and Collaboration Products, all in accordance with this Agreement. The JSC will be composed of at least two (2) representatives of each Party (or such additional number of representatives as the Parties may mutually agree), with each representative having knowledge and expertise in the Exploitation of compounds and products similar to the Collaboration Compounds and Collaboration Products under this Agreement, and having sufficient seniority within the applicable Party to provide meaningful input and make decisions arising within the scope of the JSC’s responsibilities.

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Each Party may change its representatives to the JSC from time to time in its sole discretion, effective upon written notice to the other Party of such change. The JSC will be co-chaired by one (1) representative from each Party, whose responsibilities will include conducting meetings, including ensuring that objectives for each meeting are set and achieved, and meeting minutes will be taken. The chairpersons have no additional powers or rights beyond those held by the other JSC representatives.

2.2.2 JSC Meetings.

2.2.2.1 The JSC will meet once per Calendar Quarter (or more or less frequently as agreed by the Parties in writing). The meetings may occur in person or via teleconference or videoconference. For in person meetings, the location of JSC meetings will alternate between a location designated by GSK and a location designated by Wave. Each Party may also call for special meetings of the JSC to discuss matters requested by such Party (to the extent within the purview of the JSC or as otherwise mutually agreed by the Parties). As appropriate, the Parties may invite, on written confirmation by email to the other Party, a reasonable number of its employees that are needed for the specific discussion, and external consultants and scientific advisors only upon notice and written approval of the other Party, to attend its meetings as non-voting observers; provided that such invitees are bound by appropriate confidentiality and non-use obligations substantially similar to the ones set forth in this Agreement. The Alliance Managers will provide the members of the JSC with reasonable notice, which shall be no less than [***] notice of each regularly scheduled meeting except under exceptional circumstances and, to the extent reasonably practicable under the circumstances, no less than [***] notice of any special meetings of the JSC called by either Party. Each Party will be responsible for its own expenses in attending such meetings.

2.2.2.2 Meetings of the JSC will be effective only if at least one (1) representative of each Party (which representative is not such Party’s Alliance Manager) is present or participating in such meeting. The Alliance Managers will be responsible for preparing agendas (together with the Co-Chairs) and, after each JSC meeting, preparing reasonably detailed written minutes (in English) of all JSC meetings that reflect material decisions made and action items identified at such meetings. Minutes will be circulated via e-mail for review and JSC approval within [***] after each JSC meeting. Approval of JSC meeting minutes will be documented in the minutes of the next JSC meeting.

2.2.2.3 For the avoidance of doubt, any references to a written report being prepared by the Parties and submitted or reviewed at the JSC, or at any Subcommittee, may be in the form of a visual presentation (with supporting analysis as required) unless the Parties mutually agree otherwise. In addition, where approval of the JSC is required in writing this may be as documented in minutes at a JSC meeting or recorded by email between the Parties and subsequently noted at the next JSC and recorded in the minutes of such JSC meeting.

2.2.3 Specific Responsibilities. In addition to its overall responsibility for providing strategic oversight with respect to the Parties’ activities under this Agreement, the JSC will have the following responsibilities:

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2.2.3.1 review and update Target Lists to include new Available Proposed Targets and relevant information as described in Section 3.3.2.2(b)(ii);

2.2.3.2 review notices to initiate Target Validation Programs, as described in Section 3.4.1;

2.2.3.3 document the extension of the Initial Research Term or First Research Term Extension Period, as described in Section 3.2.2 and 3.2.3, respectively;

2.2.3.4 document any JDC approved written development plan and budget for Wave’s or its Affiliates’ performance of certain aspects of Development activities mutually agreed upon by the Parties for the SERPINA1 Compounds and SERPINA1 Products during the SERPINA1 Late Development Term as described in Section 4.1.4.2;

2.2.3.5 facilitate the exchange of proposed Regulatory Documents and Regulatory Approvals between the Parties as described in Section 5.2.2 and 5.2.3;

2.2.3.6 review, discuss, and determine whether to approve as a SERPINA1 Collaboration In‑License any SERPINA1 Potential In-License, as described in Section 7.6.2 (SERPINA1 Potential In‑Licenses);

2.2.3.7 in the event that Wave is selected to be the Manufacturing Lead for [***] then the JSC will document this;

2.2.3.8 establish a joint manufacturing committee as a Subcommittee of the JSC that reports to the JSC, in accordance with terms mutually agreed by the JSC;

2.2.3.9 determine whether a [***] has occurred;

2.2.3.10 establish any such additional Subcommittees as it deems necessary to achieve the objective and intent of this Agreement;

2.2.3.11 oversee and supervise the Subcommittees and resolve issues or disputes elevated to it by the JDC, JPC and JRC, or any Subcommittee the JSC may establish; and

2.2.3.12 perform such other functions as are set forth in this Agreement, or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

2.3 Subcommittees.

2.3.1 Meetings. From time to time, the JSC may establish working groups or subcommittees of the JSC (“Subcommittees”) as it deems necessary to oversee particular activities or otherwise achieve the objectives and intent of this Agreement in addition to the Subcommittees of the JSC that are the JDC, JPC and JRC (which have been set out in this Agreement), and such Subcommittees will be constituted and have such responsibility, and be subject to such procedures, as the JSC approves. The JDC, JPC and JRC will meet as necessary to carry out their respective duties, but at least once per Calendar Quarter during their respective tenure, unless otherwise agreed by its members. The meetings may occur in person or via teleconference or videoconference. For in person meetings, the location

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of Subcommittee meetings will alternate between a location designated by GSK and a location designated by Wave. Each Party will be responsible for its own expenses in attending such meetings. Meetings of each such Subcommittee will be effective only if at least one (1) representative of each Party (which representative is not such Party’s Alliance Manager) is present or participating in such meeting. As appropriate, the Parties may invite, on written confirmation by email to the other Party, a reasonable number of its employees that are needed for the specific discussion, and external consultants and scientific advisors only upon notice and written approval of the other Party, to attend its meetings as non-voting observers; provided that such invitees are bound by appropriate confidentiality and non-use obligations substantially similar to the ones set forth in this Agreement. The Alliance Managers will be responsible for preparing agendas and, after each meeting of each such Subcommittee, preparing reasonably detailed written minutes (in English) that reflect material recommendations made and action items identified at all such meetings. Minutes will be circulated via e-mail for review and approval of each such Subcommittee within [***] after each meeting. Approval of Subcommittee meeting minutes will be documented in the minutes of the next meeting of such Subcommittee.

2.4 Joint Development Committee.

2.4.1 Composition. Within [***] after the Effective Date, the Parties will establish a joint Development committee (the “Joint Development Committee” or the “JDC”), a Subcommittee of the JSC that reports to the JSC. The JDC will oversee the conduct of, coordinate the Parties’ activities, and facilitate communication between the Parties with respect to the responsibilities for the JDC set forth in Section 2.4.2 (JDC Responsibilities). The JDC will be composed of at least two (2) representatives of each Party (or such additional number of representatives as the Parties may mutually agree), with each representative having appropriate expertise, seniority, decision-making authority and ongoing familiarity with the collaboration under this Agreement, and each Party’s representatives collectively will have relevant expertise in the Development of pharmaceutical products. Each Party may change its representatives to the JDC from time to time in its sole discretion, effective upon written notice to the other Party of such change. The JDC will be co-chaired by one (1) representative from each Party, whose responsibilities will include conducting meetings, including, when feasible, ensuring that objectives for each meeting are set and achieved. The chairpersons have no additional powers or rights beyond those held by the other JDC representatives.

2.4.2 JDC Responsibilities. The JDC will provide input regarding Development activities with respect to the SERPINA1 Program during [***]. The JDC will have the following responsibilities:

2.4.2.1 review, discuss and determine whether to approve amendments to the SERPINA1 Phase 1/2 Program Plan, as described in Section 4.1.1.1;

2.4.2.2 determine whether the SERPINA1 Phase 1/2 Program has [***];

2.4.2.3 document any election by GSK to advance the SERPINA1 Phase 1/2 Program for additional Development activities by GSK under Section 4.1.4 (Additional Development) as described in Section 4.1.1;

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2.4.2.4 review any notice of [***] for the SERPINA1 Phase 1/2 Program and review and comment on any wind-down plan for the SERPINA1 Phase 1/2 Program (or any subsequent amendments thereto) as described in Section 4.1.2.1;

2.4.2.5 determine whether the SERPINA1 Compound has [***] for the SERPINA1 Program;

2.4.2.6 document any election by GSK to advance a SERPINA1 Compound selected by it as a development candidate as described in Section 4.1.2.8;

2.4.2.7 prepare and approve a written development plan and budget for Wave’s or its Affiliates’ performance of certain aspects of Development activities mutually agreed upon by the Parties for the SERPINA1 Compounds and SERPINA1 Products during the SERPINA1 Late Development Term as described in Section 4.1.4.2;

2.4.2.8 review the Parties’ activities and progress with respect to the Development of any SERPINA1 Products in the Territory during the SERPINA1 Program Term;

2.4.2.9 provide updates to the JSC on the status of JDC activities; and

2.4.2.10 such other matters that as the Parties agree in writing will be the responsibility of the JDC.

2.4.3 Decision-Making Authority. The JDC will be a decision-making committee for the collaboration under this Agreement and to the Parties and will make decisions by consensus.

2.4.4 JDC Term. The JDC will terminate upon [***].

2.5 Joint Patent Committee.

2.5.1 Composition. Within [***] after the Effective Date, the Parties will establish a joint patent committee (the “Joint Patent Committee” or the “JPC”), a Subcommittee of the JSC that reports to the JSC. The JPC will monitor and provide strategic oversight of the activities under this Agreement and facilitate communication between the Parties with respect to the responsibilities for the JPC set forth in Section 2.5.2 (JPC Responsibilities). The JPC will be composed of at least one (1) representative of each Party (or such additional number of representatives as the Parties may mutually agree), with each representative having appropriate expertise, seniority, decision-making authority and ongoing familiarity with the collaboration under this Agreement, and each Party’s representatives collectively will have relevant expertise in intellectual property portfolio management and licensing matters. Each Party may change its representatives to the JPC from time to time in its sole discretion, effective upon written notice to the other Party of such change. The JPC will be co-chaired by one (1) representative from each Party, whose responsibilities will include conducting meetings, including, when feasible, ensuring that objectives for each meeting are set and achieved. The chairpersons have no additional powers or rights beyond those held by the other JPC representatives.

2.5.2 JPC Responsibilities. The JPC will provide input regarding [***] including, [***], the following activities:

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2.5.2.1 the substance to be included in a new patent application, including disclosures and claims of such applications;

2.5.2.2 decisions regarding whether or not to respond to an office action, and, if so, the substance of the response;

2.5.2.3 decisions regarding whether or not to file a continuation, continuation-in-part or divisional patent application, and, if so, the substance of each such filing;

2.5.2.4 decisions regarding whether or not to appeal a final rejection, and, if so, the substance of the appeal;

2.5.2.5 amendments;

2.5.2.6 decisions regarding abandonment of pending applications;

2.5.2.7 decisions whether or not to request or attend examiner interviews, and, if so, the strategy and content of, and attendance of, such interviews;

2.5.2.8 petitions to applicable patent offices, including whether to petition and, if so, the content of the petition;

2.5.2.9 decisions whether to reissue, and, if so, the substance of the reissue;

2.5.2.10 decisions relating to the countries or jurisdictions in which to file patent applications;

2.5.2.11 providing updates to the JSC on the status of JPC activities; and

2.5.2.12 such other matters that as the Parties agree in writing will be the responsibility of the JPC.

2.5.3 Decision-Making Authority. The JPC will be an advisory committee for the collaboration under this Agreement and to the Parties and will make recommendations to the Party who is responsible for decision-making in accordance with Section 8 (Intellectual Property).

2.6 Joint Research Committee

2.6.1 Composition. Within [***] after the Effective Date, the Parties will establish a joint research committee (the “Joint Research Committee” or the “JRC”), a Subcommittee of the JSC that reports to the JSC. The JRC will oversee the conduct of, coordinate the Parties’ activities, and facilitate communication between the Parties with respect to the responsibilities for the JRC set forth in Section 2.6.2 (JRC Responsibilities). The JRC will be composed of at least two (2) representatives of each Party (or such additional number of representatives as the Parties may mutually agree), with each representative having appropriate expertise, seniority, decision-making authority and ongoing familiarity with the collaboration under this Agreement, and each Party’s representatives collectively will have relevant expertise in the research of pharmaceutical products. Each Party may change its representatives to the JRC from time to time in its sole discretion, effective upon written notice to the other Party of such change. The JRC will be co-chaired by one (1) representative from each Party, whose responsibilities will include conducting meetings,

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including, when feasible, ensuring that objectives for each meeting are set and achieved. The chairpersons have no additional powers or rights beyond those held by the other JRC representatives.

2.6.2 JRC Responsibilities. The JRC will provide input regarding (a) each Target Validation Program under this Agreement, and (b) Development activities with respect to each GSK Collaboration Program during the [***], including the following activities:

2.6.2.1 review, discuss and approve Target Validation Plans and the corresponding Target Validation Budget and discuss, propose and approve material updates and material amendments to any Target Validation Plan and corresponding Target Validation Budget as described in Sections 3.4.3 and 3.4.4;

2.6.2.2 review the Parties’ activities and progress with respect to Target Validation Programs as described in 3.4.8;

2.6.2.3 convene the JRC TVP Special Meeting to review and discuss each Target Validation Report as described in Section 3.4.8.2, including whether there has been a technical failure for any Target Validation Program;

2.6.2.4 review notices from the Parties regarding whether to advance Validation Targets into Collaboration Programs, as described in Section 3.4.9;

2.6.2.5 determine whether there has [***];

2.6.2.6 document the Parties’ mutual written agreement that GSK or its Affiliates will perform certain aspects of Development activities for a given GSK CP during the GSK CP Early Development Term for such GSK CP as described in Section 4.2.1.3;

2.6.2.7 determine whether a GSK Collaboration Compound has [***];

2.6.2.8 document any election by GSK to advance a GSK Collaboration Compound selected by it as a development candidate as described in Section 4.2.1.8;

2.6.2.9 document the Parties’ mutual written agreement where Wave or its Affiliates may perform certain aspects of Development activities for a given GSK CP during the GSK CP Late Development Term as described in Section 4.2.2;

2.6.2.10 review the Parties’ activities and progress with respect to the Development of any GSK Collaboration Products for a given GSK CP in the Territory during the GSK CP Term;

2.6.2.11 review any notice of a [***] for a given GSK CP [***];

2.6.2.12 determine whether a GSK Collaboration Compound has [***] for a given GSK CP;

2.6.2.13 document any election by GSK to advance a GSK Collaboration Compound selected by it as a development candidate as described in Section 4.2.7.8;

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2.6.2.14 providing updates to the JSC on the status of JRC activities; and

2.6.2.15 such other matters that as the Parties agree in writing will be the responsibility of the JRC.

2.6.3 Decision-Making Authority. The JRC will be a decision-making committee for the collaboration under this Agreement and to the Parties and will make decisions by consensus.

2.6.4 JRC Term. The JRC as a committee in its entirety will terminate upon the expiration or earlier termination of [***]. The JRC will expire with respect to each GSK CP upon [***].

2.7 Decision-Making. Subject to the remainder of this Section 2.7 (Decision‑Making) and Section 2.8 (Resolution of Committee Disputes), decisions of the JSC and each Subcommittee will be made by [***].

2.7.1 Decisions of the Subcommittees. If a Subcommittee cannot reach [***] that comes before the Subcommittee within [***] of the meeting where such issue was raised and over which the applicable Subcommittee has oversight, then the Parties will refer such matter to the JSC for resolution in accordance with 2.7.2 (Decisions of the JSC). If a Subcommittee is empowered to make a decision and reaches [***] on the matter being decided, then such agreement on such issue shall be deemed to be a decision by (and agreement of) the JSC for all purposes under this Agreement. For clarity, the JPC is an advisory committee and does not have any decision-making authority.

2.7.2 Decisions of the JSC. The JSC has the authority (a) for matters specifically delegated to it or expressly specified in this Agreement, (b) to resolve disputes within the jurisdiction of any Subcommittees, (c) to establish Subcommittees as it deems necessary to achieve the objective and intent of this Agreement, and (d) with respect to any other matter agreed to by the Parties in writing. For clarity, neither the JSC nor any Subcommittee will have any power to amend, modify, or waive compliance with this Agreement. The JSC has no other authority under this Agreement. The JSC will use good faith efforts, in compliance with this Section 2.7.2 (Decisions of the JSC), to promptly resolve any such matter for which it has authority. If the JSC is unable to reach consensus with respect to any such matter for which it is responsible within [***] after a Party affirmatively states to the other Party that a decision needs to be made, then either Party may elect to submit such issue to the Parties’ Executive Officers in accordance with Section 2.8.1 (Referral to Executive Officers).

2.8 Resolution of Committee Disputes.

2.8.1 Referral to Executive Officers. If a Party makes an election under Section 2.7.2 (Decisions of the JSC) to refer a matter as to which the JSC cannot reach a consensus decision to the Executive Officers, then the JSC will submit in writing the respective positions of the Parties to their respective Executive Officers. Such Executive Officers will use good faith efforts, in compliance with this Section 2.8.1 (Referral to Executive Officers), to resolve promptly such matter within [***] after the JSC’s submission of such matter to such Executive Officers, which good faith efforts will include at least one in‑person meeting or meeting via teleconference or videoconference between such Executive Officers within [***] period.

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2.8.2 Final Decision-Making Authority; Non‑Critical Matters. If the Executive Officers are unable to reach agreement on any such matter referred to such Executive Officers under Section 2.8.1 (Referral to Executive Officers) within such [***], then, if such matter is not a Critical Matter:

2.8.2.1 Wave Decisions. Notwithstanding Section 2.8.2.3 (Manufacturing Lead Decisions), but subject to Section 2.8.5 (Mutual Agreement), Wave will have final decision-making authority over:

(a) matters related to the [***];

(b) [***];

(c) [***].

2.8.2.2 GSK Decisions. Notwithstanding Section 2.8.2.3 (Manufacturing Lead Decisions), but subject to Section 2.8.5 (Mutual Agreement), GSK will have final decision-making authority over:

(a) the development of any [***];

(b) all matters [***] related to [***];

(c) [***];

(d) all matters [***] related to [***]

(e) [***].

2.8.2.3 Manufacturing Lead Decisions. The applicable Manufacturing Lead will have final decision making authority over all other matters related to the conduct of Manufacturing of the applicable Collaboration Compounds and Collaboration Products directed to any Collaboration Target for which such Party is the Manufacturing Lead but will not have final decision making authority over [***] with respect to a particular Collaboration Target and the Collaboration Compounds and Collaboration Products directed to such Collaboration Target, which shall be determined in accordance with [***].

2.8.2.4 Wave CP. For clarity, the JSC will not oversee any Wave CP and Wave will have sole decision-making with respect to any Development or Commercialization of Wave Collaboration Compounds and Wave Collaboration Products for each Wave CP in the Field in the Territory, subject to the other applicable terms and conditions of this Agreement (for example, but not by way of limitation, limitations on license rights, including sublicensing, financial terms, exclusivity and diligence).

2.8.3 Final Decision-Making Authority; Critical Matters. If the Executive Officers are unable to reach unanimous agreement on any matter set forth in [***] then:

2.8.3.1 [***]. The following matters [***] will be referred to [***]:

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(a) Determination of whether the [***].

(b) Determination of whether a [***].

(c) Determination of whether a [***].

(d) Determination of whether a [***].

(e) Determination of whether a [***].

2.8.3.2 [***].

2.8.4 Escalatable Disputes. All matters specifically addressed in Section 2.8.2 (Final Decision‑Making Authority; Non-Critical Matters) or 2.8.3 (Final Decision‑Making Authority; Critical Matters) (collectively “Committee Disputes”), will be treated as specified in Section 2.8.2 (Final Decision‑Making Authority; Non-Critical Matters) or 2.8.3 (Final Decision‑Making Authority; Critical Matters), as applicable, [***]. All other matters for which [***] are unable to reach unanimous agreement on as specified [***] will be deemed Escalatable Disputes and escalated to [***].

2.8.5 Mutual Agreement. Notwithstanding anything to the contrary in Section 2.7 (Decision-Making) or 2.8 (Resolution of Committee Disputes), or anything else to the contrary in this Agreement, no changes will be adopted with respect to, and the Parties must reach mutual agreement regarding:

2.8.5.1 [***];

2.8.5.2 [***];

2.8.5.3 [***];

2.8.5.4 [***];

2.8.5.5 [***];

2.8.5.6 [***];

2.8.5.7 [***]; and

2.8.5.8 [***].

2.8.6 Limitations on Decisions. Notwithstanding anything to the contrary set forth in this Agreement, without the other Party’s prior written consent, no exercise of a Party’s decision‑making authority on any such matters may, without the other Party’s prior written consent, [***] (b) impose any requirements that the other Party take or decline to take any action that would result in a violation of any Applicable Law or any agreement with any Third Party (including any Third Party Agreement) or the infringement of intellectual property rights of any Third Party, (c) cause or have a sufficiently high likelihood of causing a Material Safety Concern, or (d) otherwise conflict with this Agreement.

2.9 Discontinuation of Participation on the JSC or any Subcommittee. The activities to be performed by the JSC and each Subcommittee will solely relate to governance under this

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Agreement, and are not intended to be or involve the delivery of services. Except as set forth in this Section 2 (Governance), the JSC and each Subcommittee will continue to exist unless and until the Parties mutually agree to disband any of the JSC or any Subcommittee.

3. RESEARCH COLLABORATION

3.1 Overview. The Parties will conduct a research collaboration during the Research Term under and in accordance with the terms and conditions of this Agreement (including the parameters set forth in Section 3.4.2 (Parameters for Target Validation Programs)), pursuant to which (a) the Parties will select Targets for inclusion in the research collaboration, (b) the Parties will conduct Target Validation Programs for Validation Targets, and (c) the Parties will select Collaboration Targets for use in Wave CPs or GSK CPs.

3.2 Research Term; Extension.

3.2.1 Initial Research Term. The initial term for the research collaboration will commence on the Effective Date and end upon the earliest of (a) 11:59 pm Eastern Time on the fourth (4th) anniversary of the Effective Date, (b) the effective date of termination of this Agreement in its entirety, and (c) the effective date of termination of this Agreement with respect to all Target Validation Programs and GSK CPs (the “Initial Research Term”).

3.2.2 First Research Term Extension Period. GSK will have the right, in its sole discretion, to extend the Initial Research Term by (a) [***] and (b) GSK thereafter paying Wave the First Research Term Extension Fee within [***] after the date of such notice. In the event that GSK complies with the foregoing notice and payment obligation, then the Initial Research Term will extend for the period commencing on the day after the end of the Initial Research Term and ending upon the earliest of (x) 11:59 pm Eastern Time on the [***] of the end of the Initial Research Term, (y) the effective date of termination of this Agreement in its entirety, and (z) the effective date of termination of this Agreement with respect to all Target Validation Programs and GSK CPs (the “First Research Term Extension Period”).

3.2.3 Second Research Term Extension Period. The Parties will have the right to extend the First Research Term Extension Period by (a) [***] and (b) GSK thereafter paying Wave the Second Research Term Extension Fee within [***] after the date of the Parties’ agreement (as documented by the JSC) to extend the First Research Term Extension Period. In the event that the Parties mutually agree to such extension and GSK complies with the foregoing payment obligation, then the First Research Term Extension Period will extend for the period commencing on the day after the end of the First Research Term Extension Period and ending upon the earliest of (x) 11:59 pm Eastern Time on the [***] of the end of the First Research Term Extension Period, (y) the effective date of termination of this Agreement in its entirety, and (z) the effective date of termination of this Agreement with respect to all Target Validation Programs and GSK CPs (the “Second Research Term Extension Period”).

3.2.4 Research Term. For purposes of this Agreement, the “Research Term” means the Initial Research Term plus (a) if applicable, the First Research Term Extension Period and (b) if applicable, the Second Research Term Extension Period.

3.3 Target Entry.

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3.3.1 Target List. As of the Execution Date, the Parties have mutually agreed to include the Targets set forth on Schedule 3.3.1 for entry into the research collaboration (such schedule, the “Target List”). The Target List [***]. The Target List indicates each Target [***]. The Target List may be updated from time to time in accordance with the gatekeeper provisions set forth in Section 3.3.2 (Gatekeeper).

3.3.2 Gatekeeper.

3.3.2.1 Gatekeeper. The Parties have engaged [***] to serve as a gatekeeper for the research collaboration under this Agreement (the “Gatekeeper”) through which GSK may inquire as to whether any Target that GSK would like to add to the Target List is available for inclusion in the research collaboration at such time (i.e., is not an Unavailable Target).

3.3.2.2 Gatekeeper Procedures.

(a) During the Research Term, GSK may, at its discretion, submit written inquiries to the Gatekeeper to determine if a Target is available for inclusion as a Target [***] under this Agreement (each, a “Proposed Target”); provided, for clarity, that (i) GSK will comply with the parameters on Targets as set forth in Section 3.4.2 (Parameters for Target Validation Programs); and (ii) Targets may not be added [***] after the Execution Date. GSK’s written inquiry to the Gatekeeper for each Proposed Target will include the following information (each, a “Proposed Target Notice”): (1) the identity of such Proposed Target (which includes the NCBI Gene ID for known targets), and if no such NCBI Gene ID exists then an unequivocal identifier of such target, and, if applicable, whether such Proposed Target is a[***].

(b) Upon receipt of a Proposed Target Notice, the Gatekeeper will notify Wave as soon as practicable of such inquiry by GSK without disclosing the identity of the Proposed Target, after which Wave will have [***] to provide the Gatekeeper a then-current list of Unavailable Targets, [***] (which includes the NCBI Gene ID for known targets), and if no such NCBI Gene ID exists then an unequivocal identifier of such target. Within [***] of receipt of the list of Unavailable Targets from Wave, the Gatekeeper will inform GSK in writing whether the Proposed Target is available.

(i) If the Gatekeeper informs GSK that a Proposed Target is an Unavailable Target, then such Proposed Target will not become a Target on the Target List, and the Parties will have no further obligations under this Agreement with respect to such Target.

(ii) If the Gatekeeper confirms that a Proposed Target is available for inclusion on the Target List (i.e., not an Unavailable Target) (an “Available Proposed Target”), then the Gatekeeper will provide written notice to both Parties, specifying all of the information that was included in the Proposed Target Notice (such notice, the “Available Proposed Target Notice”). Following the Parties’ receipt of an Available Proposed Target Notice from the

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Gatekeeper, the Parties will update [***] Target List[***] to include the new Target and its identity (including the NCBI Gene ID for known targets), and if no such NCBI Gene ID exists then an unequivocal identifier of such target, and, [***].

3.4 Target Validation Programs.

3.4.1 Overview. During the Research Term, each Party will have the right to select Targets from the Target List to initiate target validation programs under this Agreement (each Target that is selected, a “Validation Target”, and each program for a Validation Target, a “Target Validation Program”); provided that the Target Validation Programs will be subject to the parameters set forth in Section 3.4.2 (Parameters for Target Validation Programs). A Party will provide written notice to the JSC in order to initiate a Target Validation Program, which notice will include (a) the identity of the Party initiating the Target Validation Program, (b) the identity of the applicable Validation Target, and (c) the [***].

3.4.2 Parameters for Target Validation Programs. The Parties acknowledge and agree that the Targets selected for target entry under this Section 3.4 (Target Validation Programs) will be subject to the following parameters:

3.4.2.1 the Targets selected for inclusion in a Target Validation Program will be limited to the Targets set forth on the Target List (as such Target List may be updated from time to time in accordance with Section 3.3 (Target Entry);

3.4.2.2 Wave is entitled to initiate Target Validation Programs with Targets [***], and Wave may do so with respect to a specific Target [***];

3.4.2.3 GSK is entitled to initiate Target Validation Programs with Targets [***];

3.4.2.4 GSK will be entitled to initiate up to a total of [***] Target Validation Programs during the Initial Research Term [***];

3.4.2.5 if the First Research Term Extension Period occurs, GSK will be entitled to initiate up to a total of [***] additional Target Validation Programs during the First Research Term Extension Period;

3.4.2.6 if the Second Research Term Extension Period occurs, GSK will be entitled to initiate up to a total of [***] additional Target Validation Programs during the Second Research Term Extension Period;

3.4.2.7 GSK will be entitled to initiate no more than [***] Target Validation Programs across each Calendar Year of the Research Term;

3.4.2.8 no more than [***] Target Validation Programs initiated by GSK may be active at any one time during the Research Term [***] and

3.4.2.9 new Target Validation Programs may be initiated only during the [***].

3.4.3 Target Validation Plan and Approval. Within [***] after the date of a Party’s written notice to the JSC to initiate a new Target Validation Program for a new Validation Target

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(or such longer period of time as the Parties mutually agree), the Parties will prepare and provide the JRC with a proposed written research plan for the Target Validation Program for such Validation Target (each, a “Target Validation Plan”) for the JRC’s review, discussion and approval, which must be [***] Each Target Validation Plan shall include: [***]. A sample Target Validation Plan for a Validation Target [***] is attached hereto as Schedule 3.4.3; provided that the Parties acknowledge and agree that the activities to be conducted by the Parties may be different in scope (including the amount of activities, the timeline, the list of deliverables, etc.) as compared to the sample Target Validation Plan set forth in Schedule 3.4.3 [***]. The JRC will endeavor to approve each Target Validation Plan within [***] after the receipt of the proposed Target Validation Plan (or such other time period as the Parties may mutually agree).

3.4.4 Target Validation Plan Amendments. Following the JRC’s approval of the Target Validation Plan for a given Target Validation Program, the JRC will discuss, propose and approve updates and amendments thereto; provided that no amendment to a given Target Validation Plan will be effective unless and until approved by the JRC.

3.4.5 Target Validation Program Diligence. For each Target Validation Program, each Party will use Commercially Reasonable Efforts to (a) perform the activities assigned to such Party under the Target Validation Plan for such Target Validation Program in accordance with the timelines set forth therein, and (b) deliver the deliverables set forth in the Target Validation Plan for such Target Validation Program.

3.4.6 Target Validation Program Costs. All costs and expenses for the performance of Target Validation Programs [***]. All costs and expenses for the performance of Target Validation Programs [***] provided that, upon Initiation of any Target Validation Program [***] for such Target Validation Program at no cost to Wave (which information may only be used by Wave for the limited purpose of conducting such Target Validation Program and for no other use or purpose).

3.4.7 Operational Discretion. Subject to the terms and conditions of this Agreement, the Party to which an activity under any Target Validation Plan is assigned will have the right to make decisions with respect to how such activity is conducted from an operational perspective; provided that (a) such decisions are consistent with this Agreement and the applicable Target Validation Plan and (b) such decisions are consistent with customary business practices for other of its similar products. For clarity, as between the Parties, Wave will make all operational decisions for [***].

3.4.8 Information Rights; Target Validation Report.

3.4.8.1 For each Target Validation Program, each Party will provide the JRC with a summary of the material activities conducted by or on behalf of such Party or any of its Affiliates or Sublicensees for such Target Validation Program. Such summary will be provided to the JRC at least [***] during the Target Validation Term for such Target Validation Program.

3.4.8.2 For each Target Validation Program, each Party will provide a written report to the JRC summarizing the results and deliverables of its activities for such Target Validation Program (the “Target Validation Report”) within [***] after the earliest of [***]; provided that (i) Wave will be entitled, in its sole discretion, to initiate a Wave CP for [***] in accordance with Section 3.4.9 (Advancement to

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Collaboration Program) without the Parties’ completing a Target Validation Report for such Validation Target; and (ii) GSK will be entitled, in its sole discretion, to initiate a GSK CP, subject to Section 3.4.9.4(d), for [***] in accordance with Section 3.4.9 (Advancement to Collaboration Program) without the Parties’ completing a Target Validation Report for such Validation Target. The JRC will convene a special meeting to review and discuss each Target Validation Report within [***] after the date of the JRC’s receipt of such report (or such other time period as the Parties may mutually agree) (the “JRC TVP Special Meeting”).

3.4.9 Advancement to Collaboration Program.

3.4.9.1 A Party may, in its sole discretion, provide written notice to the JRC indicating whether such Party desires to advance a Validation Target into a GSK CP or Wave CP under this Agreement in accordance with this Section 3.4.9 (Advancement to Collaboration Program) and subject to the parameters set forth in Section 3.4.9.2.

3.4.9.2 The Parties acknowledge and agree that the advancement of Validation Targets into Wave CPs and GSK CPs under this Agreement will be subject to the following parameters:

(a) Wave is entitled to initiate up to 3 Wave CPs with Validation Targets listed [***] during the Initial Research Term; provided that Wave will be entitled to initiate additional Wave CPs for Validation Targets [***] during the Research Term if agreed by GSK, such agreement not to be unreasonably withheld, conditioned or delayed; [***]:

(i) if Wave has [***] then Wave will be entitled [***],

(ii) if Wave has [***] then Wave will be entitled [***] and

(iii) if Wave is [***].

(b) GSK is entitled to initiate GSK CPs with Validation Targets [***];

(c) GSK will be entitled to initiate up to a total of 8 GSK CPs during the Initial Research Term;

(d) if the First Research Term Extension Period occurs, and Wave has not initiated [***] by the beginning of the First Research Term Extension Period, Wave will be entitled to initiate [***] Wave CP with Validation Targets listed [***] during the First Research Term Extension Period (or Second Research Term Extension Period, if applicable);

(e) if the First Research Term Extension Period occurs, GSK will be entitled to initiate up to a total of [***] additional GSK CPs during the First Research Term Extension Period;

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(f) if the Second Research Term Extension Period occurs, GSK will be entitled to initiate up to a total of [***] additional GSK CPs during the Second Research Term Extension Period; and

(g) Wave CPs and GSK CPs may be initiated only during the Research Term.

3.4.9.3 If the applicable Validation Target for a given Target Validation Program is [***] then Wave is entitled, in its sole discretion, to provide written notice to the JRC indicating that Wave would like to advance such Validation Target into a Collaboration Program under this Agreement (including, for clarity, without initiating or completing a Target Validation Program for such Validation Target); provided that if a JRC TVP Special Meeting occurs for such Validation Target, then Wave must issue such written notice by no later than [***]. If Wave provides such written notice to the JRC, then (a) such Target will cease to be a Validation Target and will be removed from [***] effective as of the date of Wave’s notice, (b) such Target will become a “Wave Collaboration Target” under this Agreement effective as of the date of Wave’s notice, and (c) Wave will conduct a Collaboration Program for such Wave Collaboration Target (a “Wave Collaboration Program” or “Wave CP”) in accordance with Section 4.3 (Wave Collaboration Programs). If Wave provides written notice to the JRC that Wave does not want to advance such Validation Target to a Wave CP (or Wave does not provide such written notice to the JRC during such [***] then (i) such Target will cease to be a Validation Target and will be removed [***] whichever is earlier.

3.4.9.4 If the applicable Validation Target for a given Target Validation Program is [***], then (X) Wave may provide written notice to the JRC during the [***] or if GSK provided written notice to the JSC indicating that GSK would like to advance such Validation Target into a Collaboration Program under this Agreement without initiating or completing a Target Validation Program for such Validation Target, then during the [***], in each case indicating that Wave would like to advance such Validation Target into a Collaboration Program under this Agreement, and (Y) GSK may provide written notice to the JSC during the [***] for such Validation Target, or if GSK provided written notice to the JSC indicating that GSK would like to advance such Validation Target into a Collaboration Program under this Agreement without initiating or completing a Target Validation Program for such Validation Target, then during the [***] in each case, indicating that GSK would like to advance such Validation Target into a Collaboration Program under this Agreement. If a Party fails to provide written notice to the JRC during the foregoing period of time applicable to it [***] for a given Validation Target indicating whether such Party would like to advance such Validation Target into a Collaboration Program under this Agreement, then such Party will be deemed to have provided a notice indicating that such Party does not want to advance such Validation Target into a Collaboration Program as of the last day of such applicable period of time.

(a) If (i) Wave’s notice indicates that Wave wants to advance such Validation Target into a Collaboration Program and (ii) GSK’s notice indicates that GSK does not want to advance such Validation Target into a Collaboration Program, then [***] (B) such Target will become a Wave Collaboration Target under this Agreement effective as of the latter date of such notices,

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and (C) Wave will conduct a Wave CP for such Wave Collaboration Target in accordance with Section 4.3 (Wave Collaboration Programs).

(b) If (i) GSK’s notice indicates that GSK wants to advance such Validation Target into a Collaboration Program and (ii) Wave’s notice indicates that Wave does not want to advance such Validation Target into a Collaboration Program, then [***] (B) such Target will become a “GSK Collaboration Target” under this Agreement effective as of the latter date of such notices, (C) Wave will conduct a Collaboration Program for such GSK Collaboration Target (a “GSK Collaboration Program” or “GSK CP”) in accordance with Section 4.2 (GSK Collaboration Programs), and (D) GSK will pay the GSK Collaboration Program Initiation Fee for such GSK CP in accordance with Section 9.4 (GSK Collaboration Program Initiation Fee).

(c) If both Parties’ notices indicate that the respective Party does not want to advance such Validation Target into a Collaboration Program, then (i) such Target will cease to be a Validation Target [***].

(d) [***]:

(i) if Wave has [***] as of the latter date of such notices, then (A) such Target will cease to be a Validation Target and will be removed from [***] as of the latter date of such notices, (B) such Target will become a GSK Collaboration Target under this Agreement effective as of the latter date of such notices, (C) Wave will conduct a GSK CP in accordance with Section 4.2 (GSK Collaboration Programs), and (D) GSK will pay the GSK Collaboration Program Initiation Fee for such GSK CP in accordance with Section 9.4 (GSK Collaboration Program Initiation Fee).

(ii) If (A) Wave has [***] as of the latter date of such notices, and [***] then (1) such Target will cease to be a Validation Target and will be removed from [***] as of the latter date of such notices, (2) such Target will become a Wave Collaboration Target under this Agreement effective as of the latter date of such notices, and (3) Wave will conduct a Wave CP for such Wave Collaboration Target in accordance with Section 4.3 (Wave Collaboration Programs).

(iii) If (A) Wave has [***] then (1) such Target will cease to be a Validation Target and will be removed from [***] as of the latter date of such notices, (2) such Target will become a GSK Collaboration Target under this Agreement effective as of the latter date of such notices, (3) Wave will conduct a GSK CP in accordance with Section 4.2 (GSK Collaboration Programs), and (4) GSK will pay the GSK Collaboration Program Initiation Fee for such GSK CP in accordance with Section 9.4 (GSK Collaboration Program Initiation Fee).

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(iv) For purposes of this Section 3.4.9.4, within the earlier of [***] (2) if the First Research Term Extension Period occurs, (x) GSK will be entitled to [***] and (3) if the Second Research Term Extension Period occurs, [***].

3.4.9.5 If the applicable Validation Target for a given Target Validation Program is [***] then GSK is entitled, in its sole discretion, to provide written notice to the JSC indicating that GSK would like to advance such Validation Target into a Collaboration Program under this Agreement (including, for clarity, without initiating or completing a Target Validation Program for such Validation Target); provided that if a JRC TVP Special Meeting occurs for such Validation Target, then GSK must issue such written notice by no later than [***]. If GSK provides such written notice to the JRC, then (a) such Target will cease to be a Validation Target [***] (b) such Target will become a GSK Collaboration Target under this Agreement effective as of the date of GSK’s notice, (c) Wave will conduct a GSK CP for such GSK Collaboration Target in accordance with Section 4.2 (GSK Collaboration Programs), and (d) GSK will pay the GSK Collaboration Program Initiation Fee for such GSK Collaboration Program in accordance with Section 9.4 (GSK Collaboration Program Initiation Fee). If GSK provides written notice to the JRC that GSK does not want to advance such Validation Target to a GSK CP or GSK does not provide a written notice to the JRC during such [***] then (i) such Target will cease to be a Validation Target [***].

3.4.9.6 On the last day of the Initial Research Term [***].

3.4.9.7 On the last day of the Research Term, [***].

4. DEVELOPMENT AND COMMERCIALIZATION

4.1 SERPINA1 Program.

4.1.1 SERPINA1 Phase 1/2 Program.

4.1.1.1 During the SERPINA1 Phase 1/2 Program Term, Wave will have the exclusive right to conduct (directly or through any of its Affiliates or Sublicensees, [***], the SERPINA1 Phase 1/2 Program, [***]. The SERPINA1 Phase 1/2 Program will be conducted in accordance with a written plan setting forth the SERPINA1 Phase 1/2 Program, including the relevant timelines with respect thereto (the “SERPINA1 Phase 1/2 Program Plan”); provided that (a) the initial SERPINA1 Phase 1/2 Program Plan is set forth on Schedule 4.1.1 and (b) from time to time during the SERPINA1 Phase 1/2 Program Term, [***] have the right to propose amendments to the SERPINA1 Phase 1/2 Program Plan, to the JDC to review, discuss and determine whether to approve in accordance with Section 2.4.2 (JDC Responsibilities).

4.1.1.2 During the SERPINA1 Phase 1/2 Program Term, within [***] Wave will present a written report to the JDC that identifies and includes all relevant data and results relating to the SERPINA1 Phase 1/2 Program, [***]. Within thirty (30) days after the delivery of such report (or such longer period of time as may be reasonably determined by the JDC, but in no event longer than [***], the JDC

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will (a) meet, discuss and review the report and associated material data and results and (b) determine whether such SERPINA1 Phase 1/2 Program has [***].

4.1.1.3 In the event that the JDC does not agree on whether the SERPINA1 Phase 1/2 Program has [***], then such dispute will be escalated to the JSC for resolution. In the event that the JSC does not agree on whether such the SERPINA1 Phase 1/2 Program has [***].

4.1.1.4 Upon any such agreement or decision [***] that the SERPINA1 Phase 1/2 Program has [***], (a) it will be recorded in the minutes of a JSC meeting, and (b) the SERPINA1 Development Milestone Payment for having [***] will be due and payable by GSK to Wave in accordance with Section 9.6.1 (SERPINA1 Development Milestone Payments).

4.1.1.5 Promptly following the availability [***] Wave will deliver to GSK the [***]. Following receipt of such notice, Wave will promptly deliver to GSK the [***]. Within the time period that is the [***], GSK may in [***] advance the SERPINA1 Phase 1/2 Program for additional Development activities by GSK under Section 4.1.4 (Additional Development); provided, for clarity, that such [***] will thereafter be commenced on the date of GSK’s receipt of the [***]. Upon such election by GSK, (a) such election will be recorded in the minutes of a JSC meeting, (b) GSK will use Commercially Reasonable Efforts to perform Development activities for the SERPINA1 Compounds and SERPINA1 Products in accordance with Section 4.1.4 (Additional Development) and (c) the SERPINA1 Development Milestone Payment for the [***] will be due and payable by GSK to Wave in accordance with Section 9.6.1 (SERPINA1 Development Milestone Payments).

4.1.2 Clinical Failure.

4.1.2.1 If, at any time during the SERPINA1 Phase 1/2 Program Term, Wave reasonably believes that there has been a Clinical Failure for the SERPINA1 Phase 1/2 Program, Wave will provide written notice of such Clinical Failure to the JDC, which notice will identify whether [***]. Promptly following the receipt of Wave’s notice of such Clinical Failure, Wave will prepare a wind-down plan for the SERPINA1 Phase 1/2 Program, which wind-down plan (or any subsequent amendments thereto) will be subject to review and comment by the JDC, which comments Wave will take reasonably into account. The Parties will conduct the activities set forth in the wind-down plan in accordance with the terms and conditions thereof and otherwise in accordance with this Agreement, and the SERPINA1 Phase 1/2 Program will terminate upon the completion of the activities under the wind-down plan. [***].

4.1.2.2 Upon GSK’s written request, which request must be made [***] after the date of Wave’s notice of a Clinical Failure for the SERPINA1 Phase 1/2 Program to the JSC, Wave will have the exclusive right to conduct (directly or through any of its Affiliates or Sublicensees, and at its own cost and expense), and will undertake, under the oversight and decision-making of the JDC, additional Development activities to identify a SERPINA1 Compound that satisfies the Backup Criteria for the SERPINA1 Program in accordance with this Section 4.1 (SERPINA1 Program) (the “SERPINA1 Backup Development”). If GSK does

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not make such request within such [***] period, then this Agreement will terminate automatically for the SERPINA1 Target, effective as of the last day of such [***] period.

4.1.2.3 Prior to Wave commencing any SERPINA1 Backup Development for the SERPINA1 Target, Wave will prepare, in consultation with GSK and taking into good faith consideration comments from GSK, a reasonable written plan for such SERPINA1 Backup Development (the “SERPINA1 Backup Development Plan”), which will include (a) a description of the Development activities to be conducted by or on behalf of Wave for the SERPINA1 Backup Development, (b) the duration of such SERPINA1 Backup Development [***]. The SERPINA1 Backup Development Term may be extended one time for up to an [***] period upon the mutual agreement of the Parties; provided that GSK will be responsible for all costs and expenses incurred during such extension period.

4.1.2.4 During the SERPINA1 Backup Development Term, within [***] after Wave reasonably believes that it has identified a SERPINA1 Compound that has satisfied the Backup Criteria for the SERPINA1 Program, Wave will present a written report to the JDC that identifies such SERPINA1 Compound and includes all relevant data and results relating to such SERPINA1 Compound, including [***]. [***] after the delivery of such report (or such longer period of time as may be reasonably determined by the JDC, but in no event longer than [***], the JDC will (a) meet, discuss and review the report and associated data and results and (b) determine whether such SERPINA1 Compound has satisfied the Backup Criteria for the SERPINA1 Program. If the JDC does not believe that such SERPINA1 Compound has satisfied the Backup Criteria for the SERPINA1 Program, then Wave will use Commercially Reasonable Efforts during the remainder of the SERPINA1 Backup Development Term to conduct additional Development activities in accordance with the SERPINA1 Backup Development Plan, and thereafter present a report to the JDC as and to the extent applicable in this Section 4.2.1.4.

4.1.2.5 In the event that the JDC does not agree on whether such SERPINA1 Compound has satisfied the Backup Criteria, then such dispute will be escalated to the JSC for resolution. In the event that the JSC does not agree on whether such SERPINA1 Compound has satisfied the Backup Criteria, then such dispute will be escalated to the Executive Officers for resolution. [***].

4.1.2.6 Upon any such agreement or decision [***] that the SERPINA1 Compound has satisfied the Backup Criteria, (a) it will be recorded in the minutes of a JSC meeting, and (b) such SERPINA1 Compound will be designated as [***]. If the Clinical Failure of the SERPINA1 Phase 1/2 Program that led to the SERPINA1 Backup Development occurred [***]. If the Clinical Failure of the SERPINA1 Phase 1/2 Program that led to the SERPINA1 Backup Development occurred [***] provided that if there is a Clinical Failure of [***] for the SERPINA1 Target, effective as of the [***] after such Clinical Failure is reported to the JDC.

4.1.2.7 Upon any such agreement or decision [***] that the SERPINA1 Compound has not satisfied the Backup Criteria, (a) it will be recorded in the minutes of a JSC meeting, and [***].

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4.1.2.8 GSK may, in its sole discretion, elect to advance a SERPINA1 Compound selected by it as a [***]. Upon any such selection of a SERPINA1 Compound as a [***] by GSK, (a) such selection will be recorded in the minutes of a JSC meeting, and (b) GSK will use Commercially Reasonable Efforts to perform Development activities for the SERPINA1 Compounds and SERPINA1 Products in accordance with Section 4.1.4 (Additional Development).

4.1.2.9 In the event that a new [***] is not designated or selected in accordance with Section 4.1.2.6 or 4.1.2.8 during the SERPINA1 Backup Development Term for the SERPINA1 Target, then [***].

4.1.3 Technology Transfer.

4.1.3.1 Wave will, [***], conduct a one-time technology transfer to GSK as follows: (a) promptly (but no later than [***] following the Effective Date, transfer to GSK existing [***] including as set forth in Schedule 4.1.3.1 attached hereto, (b) provide GSK with each [***] with respect to the SERPINA1 Phase 1/2 Program within [***] after each such report is complete, (c) provide GSK with the [***] for the SERPINA1 Product within [***] after its filing, and (d) provide GSK with additional supportive data related to such [***]. In addition, Wave will, [***] following either (i) the [***] in accordance with Section 4.1.2.4, transfer to GSK or its designated Affiliate (to the extent not already transferred) a copy of all Know-How (excluding [***] and Regulatory Documents (if applicable) in the Wave Technology that are related to SERPINA1 Compounds or SERPINA1 Products, in its possession or Control, including any documentation (whether held in paper or electronic format) or similar removable media (including e-mails, documents, spreadsheets, copies of standard operating procedures or technical specifications); provided that any documentation transferred electronically will be in an electronic format reasonably acceptable to both Parties and such disclosure will be subject to Section 8.1.2 (Disclosure), which, without limiting the foregoing, shall include all of the information provided for on Schedule 4.1.3.1 attached hereto.

4.1.3.2 To assist with any transfer of Know-How (excluding [***]) under this Section 4.1.3 (Technology Transfer) in addition to information provided for on Schedule 4.1.3.1 and GSK’s exploitation thereof in accordance with the terms of this Agreement, Wave will make up to [***] of its personnel that worked on the SERPINA1 Target reasonably available to GSK during normal business hours at a mutually agreeable date and time to transfer such Know-How ([***]) to GSK and respond to GSK’s reasonable inquiries with respect thereto, provided that, such assistance will not exceed [***] of time provided by Wave employees unless otherwise agreed by Wave. All assistance provided pursuant to this Section 4.1.3 (Technology Transfer) will be at [***] incurred in connection with providing such assistance in accordance with a budget to be agreed in advance.

4.1.4 Additional Development.

4.1.4.1 Subject to Section 4.1.4.2, during the SERPINA1 Late Development Term, GSK will have the exclusive right to conduct (directly or through any of its Affiliates or Sublicensees, and, subject to Section 9.5.1 (SERPINA1 Program Expenses), at its own cost and expense), and the sole responsibility for undertaking, under

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the oversight and decision-making of the JDC [***] thereafter in its sole decision-making authority in all matters relating to, all Development of SERPINA1 Compounds and SERPINA1 Products in the Field in the Territory.

4.1.4.2 The Parties may mutually agree that Wave or its Affiliates will perform (a) certain activities prior to the SERPINA1 Late Development Term that are outside the scope of the SERPINA1 Phase 1/2 Program, such as Manufacturing activities in preparation of activities to be conducted under Section 4.1.4.1 or chronic toxicology studies or (b) certain aspects of Development activities for the SERPINA1 Compounds and SERPINA1 Products during the SERPINA1 Late Development Term, in each case ((a) or (b)), at GSK’s cost and expense in accordance with a written development plan and budget that is prepared and approved by the JDC and documented via the JSC.

4.1.5 Commercialization. Commencing on the first day of the SERPINA1 Late Development Term and continuing during the remainder of SERPINA1 Term, GSK will have the exclusive right to conduct (directly or through any of its Affiliates or Sublicensees, and at its own cost and expense), and the sole responsibility for undertaking and sole decision-making authority in all matters relating to, any Commercialization of the SERPINA1 Compounds and SERPINA1 Products in the Field in the Territory, including sole responsibility for any decisions and negotiations with relevant Governmental Authorities regarding price and reimbursement status of any SERPINA1 Products in the Territory.

4.1.6 SERPINA1 Diligence Obligations.

4.1.6.1 During the SERPINA1 Phase 1/2 Program Term, Wave will use Commercially Reasonable Efforts to conduct the SERPINA1 Phase 1/2 Program.

4.1.6.2 During the SERPINA1 Backup Development Term (if any), Wave will use Commercially Reasonable Efforts to conduct the SERPINA1 Backup Development.

4.1.6.3 Commencing on the first day of the SERPINA1 Late Development Term and continuing during the remainder of SERPINA1 Term, GSK will use Commercially Reasonable Efforts (a) to Develop and seek Regulatory Approval, and (b) after receiving Regulatory Approval as well as Pricing Approvals, Commercialize, in each case ((a)-(b)), [***]. GSK will have the exclusive right to determine, in its sole discretion, the launch strategy for the SERPINA1 Products, subject to its exercise of Commercially Reasonable Efforts and the availability of any necessary Third Party licenses or other rights.

4.1.7 Trademarks. Subject to the terms and conditions herein, as between the Parties, GSK will have the sole authority to select trademarks for the SERPINA1 Products in the Territory and will own all such trademarks, including all goodwill and rights therein. For each SERPINA1 Product, to the extent permitted by applicable Regulatory Authorities and subject to the availability of sufficient space on product packaging to do so, GSK will indicate that such SERPINA1 Product is being Commercialized under a license from Wave.

4.1.8 Information Rights. After the [***] for the SERPINA1 Product and continuing until the [***] GSK will provide the JSC, and thereafter will provide Wave during the Term so long

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as material Development is being undertaken in connection with SERPINA1 Program, with a summary of the activities and progress with respect to the material Development activities for the SERPINA1 Program in the Territory conducted by or on behalf of GSK or any of its Affiliates or Sublicensees conducted for the prior year, any material issues affecting Development or timelines for Development, as well as a high-level plan showing anticipated potential material Development inflection points for the coming year. Such summary will be provided on or before March 31 of each Calendar Year. In addition, if there are material developments regarding such matters during the course of the year, GSK will inform Wave of such developments. GSK agrees to meet with Wave or its designee(s) upon reasonable advance written notice from Wave and during normal business hours for the purposes of discussing each such summary; provided, however, that Wave shall not request such meetings, and GSK shall have no obligation to attend any such meetings, more than one time during each Calendar Year. Each such meeting shall be held either telephonically, by video conference or at GSK’s offices. [***]. For the avoidance of doubt, each Party acknowledges and agrees that all reports, summaries or other information provided under this Section 4.1.8 (Information Rights) will be deemed to be the Confidential Information of GSK.

4.2 GSK Collaboration Programs.

4.2.1 Development during GSK CP Early Development Term.

4.2.1.1 Within [***] of the Initiation of each GSK CP (or such other time period as the Parties may mutually agree), (a) GSK will, in consultation with Wave via the JRC, establish the preliminary target product profile for such GSK CP, and (b) the Parties will [***] for such GSK CP which shall be consistent with the specifications provided in Schedule 4.2 attached hereto; provided that the Parties will review the [***] in light of the particular circumstances for a given GSK CP.

4.2.1.2 Subject to Section 4.2.1.3, for each GSK CP, during the GSK CP Early Development Term for such GSK CP, Wave will have the exclusive right to conduct (directly or through any of its Affiliates or Sublicensees, [***], any Development of GSK Collaboration Compounds and GSK Collaboration Products for such GSK CP in the Field in the Territory until the first development candidate for such GSK CP has been selected.

4.2.1.3 For each GSK CP, during the GSK CP Early Development Term for such GSK CP, the Parties may mutually agree that GSK or its Affiliates will perform certain aspects of such Development activities [***] in accordance with a written development plan and budget that is prepared and approved by the JRC in writing and documented via the JSC.

4.2.1.4 For each GSK CP, during the GSK CP Early Development Term, within [***] after Wave reasonably believes that it has identified a GSK Collaboration Compound [***] Wave will present a written report to the JRC that identifies such GSK Collaboration Compound and includes all relevant data and results relating to such GSK Collaboration Compound, [***]. Within [***] after the delivery of such report (or such longer period of time as may be reasonably determined by the JRC, but in no event longer than [***], the JRC will (a) meet, discuss and review the report and associated material data and results and (b)

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determine whether such GSK Collaboration Compound has [***]. If the JRC does not believe that such GSK Collaboration Compound [***], then Wave will use Commercially Reasonable Efforts during the remainder of the GSK CP Early Development Term to conduct additional Development activities to identify a development candidate for such GSK CP, and thereafter present a report to the JRC as and to the extent applicable in this Section 4.2.1.4.

4.2.1.5 In the event that the JRC does not agree on whether such GSK Collaboration Compound has [***], then such dispute will be escalated to the JSC for resolution. In the event that the JSC does not agree on whether such GSK Collaboration Compound has [***], then such dispute will be escalated to the Executive Officers for resolution. In the event that the Executive Officers does not agree on whether such GSK Collaboration Compound has [***].

4.2.1.6 Upon any such agreement or decision [***] (a) it will be recorded in the minutes of a JSC meeting, and (b) Wave will have no further obligations to conduct additional Development activities to identify a development candidate for such GSK CP.

4.2.1.7 Upon any such agreement or decision [***] (a) it will be recorded in the minutes of a JSC meeting, and (b) Wave will use Commercially Reasonable Efforts during the remainder of the GSK CP Early Development Term to conduct additional Development activities to identify a development candidate for such GSK CP, and thereafter present a report to the JDC as and to the extent applicable in this Section 4.2.1 (Development during GSK CP Early Development Term).

4.2.1.8 GSK may, in its sole discretion, elect to advance a GSK Collaboration Compound selected by it as a development candidate [***]. Upon any such selection of a GSK Collaboration Compound as a development candidate by GSK, (a) such selection will be recorded in the minutes of a JSC meeting, (b) the Development Milestone Payment for the [***] will be due and payable by GSK to Wave in accordance with Section 9.6.2 (GSK Collaboration Products Development Milestone Payments) and (c) GSK will use Commercially Reasonable Efforts to perform Development activities for GSK Collaboration Compounds and GSK Collaboration Products for such GSK CP in accordance with Section 4.2.2 (Development during GSK CP Late Development Term).

4.2.2 Development during GSK CP Late Development Term.

4.2.2.1 Subject to Section 4.2.2.2 and 4.2.7, for each GSK CP, during the GSK CP Late Development Term for such GSK CP, GSK will have the exclusive right to conduct (directly or through any of its Affiliates, Sublicensees or other Third Party subcontractors selected by GSK, and at its own cost and expense), and the sole responsibility for undertaking and sole decision-making authority in all matters relating to, any Development of GSK Collaboration Compounds and GSK Collaboration Products for such GSK CP in the Field in the Territory.

4.2.2.2 For each GSK CP, during the GSK CP Late Development Term for such GSK CP, the Parties may mutually agree (including in a separate written agreement in Wave’s discretion depending on the nature of the activities involved) that Wave or its Affiliates will perform certain aspects of such Development activities at

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GSK’s cost and expense in accordance with a written development plan and budget that is prepared and approved by the JRC in writing and documented via the JSC.

4.2.3 Commercialization. For each GSK CP, commencing on the first day of the GSK CP Late Development Term and continuing during the remainder of the GSK CP Term for such GSK CP, GSK will have the exclusive right to conduct (directly or through any of its Affiliates or Sublicensees, and at its own cost and expense), and the sole responsibility for undertaking and sole decision-making authority in all matters relating to, any Commercialization of the GSK Collaboration Compounds and GSK Collaboration Products for such GSK CP in the Field in the Territory, including sole responsibility for any decisions and negotiations with relevant Governmental Authorities regarding price and reimbursement status of any GSK Collaboration Products for such GSK CP in the Territory.

4.2.4 GSK CP Diligence Obligations.

4.2.4.1 During the GSK Early Development Term for each GSK CP, Wave (together with its Affiliates) will use Commercially Reasonable Efforts to Develop GSK Collaboration Compounds until the first development candidate for such GSK CP has been selected.

4.2.4.2 Commencing on the first day of the GSK CP Late Development Term and continuing during the remainder of GSK CP Term for each GSK CP, GSK (together with its Affiliates or Sublicensees) will use Commercially Reasonable Efforts (a) to Develop and seek Regulatory Approval, and (b) after receiving Regulatory Approval as well as Pricing Approvals, Commercialize, in each case ((a)-(b)), [***]. GSK will have the exclusive right to determine, in its sole discretion, the launch strategy for the GSK Collaboration Products for such GSK CP, subject to its exercise of Commercially Reasonable Efforts and the availability of any necessary Third Party licenses or other rights.

4.2.5 Trademarks. Subject to the terms and conditions herein, as between the Parties, GSK will have the sole authority to select trademarks for the GSK Collaboration Products for each GSK CP in the Territory and will own all such trademarks, including all goodwill and rights therein. For each GSK Collaboration Product, to the extent permitted by applicable Regulatory Authorities and subject to the availability of sufficient space on product packaging to do so, GSK will indicate that such GSK Collaboration Product is being Commercialized under a license from Wave.

4.2.6 Information Rights. For each GSK CP, [***], GSK will provide the JRC, and thereafter during the Term for such GSK CP will provide Wave during the Term so long as material Development is being undertaken in connection with GSK CP, with a summary of the activities and progress with respect to the material Development activities for the GSK CP in the Territory conducted by or on behalf of GSK or any of its Affiliates or Sublicensees for the prior year, any material issues affecting Development or timelines for Development, as well as a high-level plan showing anticipated potential material Development inflection points for the coming year. Such summary will be provided on or before March 31 of each Calendar Year. GSK agrees to meet with Wave or its designee(s) upon reasonable advance written notice from Wave and during normal business hours for the purposes of discussing each such summary; provided, however, that Wave shall not request such meetings, and

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GSK shall have no obligation to attend any such meetings, more than one time during each Calendar Year. Each such meeting shall be held either telephonically, by video conference or at GSK’s offices. [***]. For the avoidance of doubt, each Party acknowledges and agrees that all reports, summaries or other information provided under this Section 4.2.6 (Information Rights) will be deemed to be the Confidential Information of GSK.

4.2.7 Technical Failure.

4.2.7.1 If, at any time during the GSK CP Late Development Term for a given GSK CP, GSK reasonably believes that there has been a Technical Failure for a given GSK CP, GSK will provide written notice of such Technical Failure to the JSC.

4.2.7.2 Upon GSK’s written request, which request must be made within [***] after the date of GSK’s notice of a Technical Failure for a GSK CP to the JSC, (a) the JRC shall be re-instated to [***] for additional Development activities to identify a GSK Collaboration Compound for the GSK CP, and (b) thereafter Wave will have the exclusive right to conduct (directly or through any of its Affiliates or Sublicensees, and [***], and Wave will undertake, and have the sole responsibility for undertaking, under the oversight and decision-making of the JRC and consistent with the agreed GSK CP Backup Development Plan, additional Development activities to identify a GSK Collaboration Compound that [***] for such GSK CP in accordance with this Section 4.2.7 (Technical Failure) (the “GSK CP Backup Development”). If GSK does not make such request within such [***] period, then this Agreement will terminate automatically for such GSK CP, effective as the last day of such [***].

4.2.7.3 Prior to Wave commencing any GSK CP Backup Development for a given GSK CP, Wave will prepare in consultation with GSK and for JRC approval a reasonable written plan for such GSK CP Backup Development (the “GSK CP Backup Development Plan”), which will include (a) a description of the Development activities to be conducted by or on behalf of Wave for the GSK CP Backup Development, (b) the duration of such GSK CP Backup Development [***] (the “GSK CP Backup Development Term”), and [***] for the applicable GSK CP. The GSK CP Backup Development Term may be extended one time for up [***] upon the mutual agreement of the Parties; provided that [***] for all costs and expenses incurred during such extension period.

4.2.7.4 During the GSK CP Backup Development Term for a given GSK CP, within [***] after Wave reasonably believes that it has identified a GSK Collaboration Compound that has [***] for the applicable GSK CP, Wave will present a written report to the JRC that identifies such GSK Collaboration Compound and includes all relevant data and results relating to such GSK Collaboration Compound, [***]. Within [***] after the delivery of such report (or such longer period of time as may be reasonably determined by the JRC, but in no event longer than [***], the JRC will (a) meet, discuss and review the report and associated data and results and (b) determine whether such GSK Collaboration Compound [***] for the applicable GSK CP. If the JRC does not believe that such GSK Collaboration Compound [***] for the applicable GSK CP, then Wave will use Commercially Reasonable Efforts during the remainder of the GSK CP Backup Development Term to conduct additional Development

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activities in accordance with the GSK CP Backup Development Plan, and thereafter present a report to the JRC as and to the extent applicable in this Section 4.2.7.4.

4.2.7.5 In the event that the JRC does not agree on whether such GSK Collaboration Compound [***] for the applicable GSK CP, then such dispute will be escalated to the JSC for resolution. In the event that the JSC does not agree on whether such GSK Collaboration Compound [***] for the applicable GSK CP, then such dispute will be escalated to the Executive Officers for resolution. [***].

4.2.7.6 Upon any such agreement or decision [***] that GSK Collaboration Compound [***] for the applicable GSK CP, (a) it will be recorded in the minutes of a JSC meeting, (b) such GSK Collaboration Compound will be designated as a development candidate, and (c) Wave will have no further obligations to conduct additional Development activities in accordance with the GSK CP Backup Development Plan.

4.2.7.7 Upon any such agreement or decision [***] that GSK Collaboration Compound has [***] for the applicable GSK CP, (a) it will be recorded in the minutes of a JSC meeting, and (b) Wave will use Commercially Reasonable Efforts during the remainder of the GSK CP Backup Development Term to conduct additional Development activities in accordance with the GSK CP Backup Development Plan, and thereafter present a report to the JDC as and to the extent applicable in this Section 4.2.7 (Technical Failure).

4.2.7.8 GSK may, in its sole discretion, elect to advance a GSK Collaboration Compound selected by it as a development candidate [***]. Upon any such selection of a GSK Collaboration Compound as a development candidate by GSK, (a) such selection will be recorded in the minutes of a JSC meeting, and (b) GSK will use Commercially Reasonable Efforts to perform Development activities for GSK Collaboration Compounds and GSK Collaboration Products for such GSK CP in accordance with Section 4.2.2 (Development during GSK CP Late Development Term).

4.2.7.9 In the event that a new development candidate is not designated or selected in accordance with Section 4.2.7.6 or 4.2.7.8 during the [***] for a given GSK CP, then this Agreement will terminate automatically for such GSK CP, effective as of the last day of the [***].

4.3 Wave Collaboration Programs.

4.3.1 Development. During the Wave CP Term for each Wave CP, as between the Parties, Wave will have the exclusive right to conduct (directly or through any of its Affiliates or Sublicensees and at its own cost and expense), and the sole responsibility for undertaking and sole decision-making authority in all matters relating to, any Development of Wave Collaboration Compounds and Wave Collaboration Products for such Wave CP in the Field in the Territory. The Parties may mutually agree (including in a separate written agreement in GSK’s discretion depending on the nature of the activities involved) that GSK or its Affiliates will perform certain aspects of each Wave CP at Wave’s cost and expense in accordance with a written development plan and budget that is mutually agreed by the Parties in writing.

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4.3.2 Commercialization. During the Wave CP Term for each Wave CP, subject to the terms of this Agreement, as between the Parties, Wave will have the exclusive right to conduct (directly or through any of its Affiliates or Sublicensees, and at its own cost and expense), and the sole responsibility for undertaking and sole decision-making authority in all matters relating to, any Commercialization of the Wave Collaboration Compounds and Wave Collaboration Products for such Wave CP in the Field in the Territory, including sole responsibility for any decisions and negotiations with relevant Governmental Authorities regarding price and reimbursement status of any Wave Collaboration Products for such Wave CP in the Territory.

4.3.3 Wave CP Diligence Obligations. During the Wave CP Term for each Wave CP, Wave (together with its Affiliates and Sublicensees) will use Commercially Reasonable Efforts (a) to Develop and seek Regulatory Approval, and (b) after receiving Regulatory Approval as well as Pricing Approvals, Commercialize, in each case ((a)-(b)), [***]. Wave will have the exclusive right to determine, in its sole discretion, the launch strategy for the Wave Collaboration Products for such Wave CP, subject to its exercise of Commercially Reasonable Efforts and the availability of any necessary Third Party licenses or other rights.

4.3.4 Trademarks. Subject to the terms and conditions herein, as between the Parties, Wave will have the sole authority to select trademarks for the Wave Collaboration Products for each Wave CP in the Territory and will own all such trademarks, including all goodwill and rights therein.

4.3.5 Information Rights. For each Wave CP, during [***] so long as material Development is being undertaken in connection with the Wave CP, Wave will provide GSK with a summary of the activities and progress with respect to the material Development activities for the Wave CP in the Territory conducted by or on behalf of Wave or any of its Affiliates or Sublicensees for the prior year, any material issues affecting Development or timelines for Development, as well as a high-level plan showing anticipated potential material Development inflection points for the coming year. Such summary will be provided to GSK on or before March 31 of each Calendar Year during the Wave CP Term. In addition, Wave shall provide written notice to GSK within [***] after any election by Wave or its Affiliates or Sublicensees to no longer proceed with Developing or seeking Regulatory Approval for any Wave Collaboration Product for a given Wave CP. For the avoidance of doubt, each Party acknowledges and agrees that all reports, summaries or other information provided under this Section 4.3.5 (Information Rights) will be deemed to be the Confidential Information of Wave.

4.4 Additional Provisions.

4.4.1 Subcontracting. For each Collaboration Program, each Party (and its Affiliates and Sublicensees) may exercise any of its rights, or perform any of its obligations, under this Agreement (including any Development or Commercialization of the Collaboration Compounds and Collaboration Products for such Collaboration Program in the Field in the Territory) or otherwise the exercise of any of the rights licensed to such Party by subcontracting the exercise or performance of all or any portion of such rights and obligations on such Party’s (or such Affiliate’s or Sublicensee’s, as applicable) behalf to a Third Party subcontractor. Any subcontract granted or entered into by a Party (or its Affiliate or Sublicensee) as contemplated by this Section 4.4.1 (Subcontracting) will not relieve such Party (or such Affiliate or Sublicensee, as applicable) from any of its

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obligations under this Agreement. Each Party will be responsible for the acts and omissions of its (and its Affiliate’s or Sublicensee’s, as applicable) subcontractors in connection with their performance of any of such Party’s obligations or exercise of any of such Party’s rights hereunder. Any agreement with a subcontractor to perform such Party’s obligations under this Agreement will be consistent with such Party’s obligations under this Agreement, including confidentiality and non-use provisions which are no less stringent than those set forth in Section 10 (Confidentiality).

4.4.2 Records. Each Party will maintain, and cause its Affiliates, Sublicensees and subcontractors to maintain, records of the Development and Commercialization activities under this Agreement in sufficient detail and in good scientific manner appropriate for scientific, patent and regulatory purposes, which will be complete and accurate in all material respects and will fully and properly reflect all work done, data and developments made, and results achieved.

4.4.3 Transfer of Materials.

4.4.3.1 To facilitate the conduct of activities under any Collaboration Program: (a) a Party may, at its election or as contemplated under any applicable development plan, provide Materials (the “Materials Supplying Party”) to the other Party (the “Materials Receiving Party”) to facilitate the Development activities for such Collaboration Program (in which case the transfer of such Materials will be in accordance with a materials transfer letter in a format agreed to by the Parties), and (b) the Materials Supplying Party will provide to the Materials Receiving Party reasonable quantities of such Materials as are reasonably necessary to permit the Materials Receiving Party to conduct the applicable Development activities for such Collaboration Program. Without limiting the generality of the foregoing, under such materials transfer letter, the Parties have agreed that Wave will provide GSK with [***].

4.4.3.2 All Materials transferred pursuant to this Section 4.4.3 (Transfer of Material) (a) will remain the sole property of the Materials Supplying Party (it being understood that jointly-owned Materials will remain jointly-owned, notwithstanding any physical transfer between the Parties), (b) will be used only in the fulfillment of the Materials Receiving Party’s obligations or exercise of rights under this Agreement, (c) will remain solely under the control of the Materials Receiving Party, (d) will not be used or delivered by the Materials Receiving Party to or for the benefit of any Third Party (other than a subcontractor or Sublicensee) without the prior written consent of the Materials Supplying Party and, for the avoidance of doubt, consent shall not be required where the Materials are delivered to a member of the Agreed Network (as defined in Section 6.5 (Networks of Third Party Providers)), and (e) will not be used in research or testing involving human subjects, unless expressly agreed in writing. The Materials Receiving Party will use the Materials in compliance with Applicable Laws and the terms and conditions of this Agreement, and will not reverse engineer or chemically analyze such Materials, except as specified in the applicable materials transfer letter.

4.4.3.3 Any intellectual property generated by or on behalf of either Party in connection with the use of Materials transferred pursuant to this Section 4.4.3 (Transfer of Materials) will be governed by the following:

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(a) All intellectual property created, conceived or generated by or on behalf of either Party using Materials will be governed by the provisions of this Agreement, including Sections 7 (Licenses), 8 (Intellectual Property) and 10 (Confidentiality).

4.4.3.4 All Materials supplied under this Section 4.4.3 (Transfer of Materials) are supplied “as is”, with no warranties of fitness for a particular purpose and must be used with prudence and appropriate caution in any experimental work, as not all of their characteristics may be known. The Materials Receiving Party assumes all liability for damages that may arise from its use, storage or disposal of the Materials. Except as otherwise set forth in this Agreement, the Materials Supplying Party will not be liable to the Materials Receiving Party for any loss, claim or demand made by the Materials Receiving Party, or made against the Materials Receiving Party by any Third Party, due to or arising from the use of the Materials under this Agreement, except to the extent such loss, claim or demand is caused by the gross negligence or willful misconduct of the Materials Supplying Party.

4.4.4 Additional Compliance Terms. Each Party will comply with the additional terms set forth on Schedule 4.4.4 (Additional Compliance Terms) in the conduct of its Development activities under this Agreement.

5. REGULATORY MATTERS

5.1 General. From and after the Effective Date, as between the Parties, the Regulatory Lead will have the exclusive right to conduct (directly or through any of its Affiliates, Sublicensees or other Third Party subcontractors selected by the Regulatory Lead and [***] and the sole responsibility [***] in all matters relating to, all regulatory matters for the Collaboration Compounds or Collaboration Products in the Territory, including with respect to (a) any communications, filings, submissions or interactions with any Regulatory Authority in the Territory in connection with any Development of the Collaboration Compounds or Collaboration Products; (b) seeking or maintaining any Regulatory Approvals in the Territory for any Collaboration Product in the Territory; and (c) determining whether and how to implement a recall or other market withdrawal of any Collaboration Product in the Territory. For purposes of this Agreement, the “Regulatory Lead” means: [***].

5.2 Regulatory Filings.

5.2.1 As between the Parties, the Regulatory Lead will solely own and have the exclusive right to file and maintain any and all Regulatory Documents and Regulatory Approvals for any Collaboration Products in the Territory, including all IND/CTAs and NDAs.

5.2.2 For each GSK CP, GSK will provide Wave, through the JSC, with a copy of all proposed Regulatory Documents and Regulatory Approvals for any GSK Collaboration Products for such GSK CP for Wave’s review and comment with respect to the Wave Platform sufficiently in advance (in parallel with the Regulatory Lead’s senior management’s review) of GSK’s filing or submission thereof, and GSK will reasonably consider and incorporate all comments timely provided by Wave in connection therewith.

5.2.3 For the SERPINA1 Program, the Regulatory Lead will provide the non-Regulatory Lead Party, through the JSC, with a copy of all proposed Regulatory Documents to be submitted

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to Regulatory Authorities for any SERPINA1 Products for the non-Regulatory Lead Party’s review and comment sufficiently in advance (in parallel with the Regulatory Lead’s senior management’s review) of the Regulatory Lead’s filing or submission thereof, and the Regulatory Lead will reasonably consider all comments timely provided by the non-Regulatory Lead Party in connection therewith. For the avoidance of doubt, no later than [***], as between the Parties, the Parties will ensure [***] has been transferred to GSK so that GSK can (as IND holder) become and be responsible [***] for the SERPINA1 Program, including [***], and the like.

5.2.4 Notwithstanding the foregoing, Wave shall provide GSK with access to and copies of all Know-How, Regulatory Documents and any other information necessary to enable GSK to perform its activities as the Regulatory Lead and make any relevant regulatory filings (including batch records, details of processes used to prepare drug substance and/or drug product, analytical methods and data and all information regarding how the relevant compounds are synthesized), in each case that relate to SERPINA1 Compounds, SERPINA1 Products, GSK Collaboration Compounds or GSK Collaboration Products, as applicable. For the avoidance of doubt, nothing in this Section 5.2.4 shall [***].

5.3 Communications with Regulatory Authorities.

5.3.1 Subject to the remainder of this Section 5.3 (Communication with Regulatory Authorities), during the Term, the Regulatory Lead (or one of its Affiliates or Sublicensees) will be responsible, and act as the primary point of contact, for communications with Regulatory Authorities in connection with the Collaboration Compounds or Collaboration Products.

5.3.2 For each GSK CP, GSK will provide Wave with reasonable advance notice of all formal regulatory meetings that are planned in advance with Regulatory Authorities [***]. To the extent permitted by the applicable Regulatory Authorities, [***]. For clarity and notwithstanding the foregoing, [***] may undertake impromptu or informal regulatory meetings with Regulatory Authorities for any GSK CP [***].

5.3.3 For the SERPINA1 Program, the Regulatory Lead will provide the other Party with reasonable advance notice of all regulatory meetings with Regulatory Authorities in connection with the SERPINA1 Products. To the extent permitted by the applicable Regulatory Authorities, the non-Regulatory Lead Party will be to entitled to [***] all such meetings.

5.4 Additional Provisions for SERPINA1 Program.

5.4.1 Except to the extent prohibited under Applicable Law, Wave will use diligent efforts to transfer and assign to GSK (or its designee) [***].

5.4.2 Upon GSK’s request, Wave will, and will cause its Affiliates to, support GSK and its Affiliates, as may be reasonably necessary, in obtaining Regulatory Approvals for any SERPINA1 Product in the Territory and in the activities in support thereof, including providing any documents or other materials in the possession or Control of Wave or any of its Affiliates as may be reasonably necessary or useful for GSK or any of its Affiliates or Sublicensees to obtain Regulatory Approvals for any SERPINA1 Product in the Territory. If any Regulatory Authority [***].

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5.4.3 For the SERPINA1 Program, the Parties will cooperate with each other with regard to the reporting and handling of safety information involving the SERPINA1 Compounds and SERPINA1 Products in accordance with Applicable Law, regulatory requirements and regulations on pharmacovigilance, clinical safety and data privacy. Without limiting the foregoing, (a) upon GSK’s request, (i) Wave will transfer a copy of such safety database for the SERPINA1 Program to GSK (or its Affiliate) and thereafter GSK will establish a global safety database for each SERPINA1 Product Developed hereunder and, as between the Parties, will own and maintain such global safety database for each such SERPINA1 Product; and (ii) thereafter the Parties will establish a joint safety review team to oversee the Parties’ safety evaluation and risk management relationship, and provide processes and procedures for the resolution of any conflict or dispute with respect to pharmacovigilance and other safety matters; and (b) at GSK’s request, the Parties will negotiate in good faith and enter into a pharmacovigilance agreement related to the SERPINA1 Compounds and SERPINA1 Products, which will define the pharmacovigilance responsibilities of the Parties and include safety data exchange procedures governing the exchange of information affecting the SERPINA1 Compounds and SERPINA1 Products (e.g., adverse events, serious adverse events, emerging safety issues) to enable each Party to comply with all Applicable Laws related to the SERPINA1 Compounds and SERPINA1 Products (the “Pharmacovigilance Agreement”).

6. MANUFACTURING

6.1 General.

6.1.1 For purposes of this Agreement, on Collaboration Compound/Collaboration Product-by- Collaboration Compound/Collaboration Product basis, the “Manufacturing Lead” will be the Party that has the exclusive right to conduct [***] and the sole responsibility for undertaking and sole decision-making authority in all matters relating to, any Manufacturing of the Collaboration Compounds or Collaboration Products in the Territory.

6.1.2 For Wave CPs, [***] will be the Manufacturing Lead.

6.1.3 For the SERPINA1 Program, [***]. If [***]is selected as the Manufacturing Lead for clinical supply or commercial supply for the SERPINA1 Program, such selection will be recorded in the minutes of the JSC.

6.1.4 For GSK CPs, [***]. If [***]is selected as the Manufacturing Lead for pre-clinical, clinical or commercial supply for any GSK CP as set forth in clause (b), such selection will be recorded in the minutes of the JSC.

6.1.5 GSK has the right to undertake [***] even where GSK is not the Manufacturing Lead.

6.2 Supply to GSK. For all Collaboration Compounds and Collaboration Products for any GSK CP or the SERPINA1 Program for which Wave is the Manufacturing Lead, Wave will supply such Collaboration Compounds and Collaboration Products to GSK (a) for pre-clinical and clinical Development purposes, in accordance with the Pre-Clinical and Clinical Supply Agreement to be entered into in accordance with Section 6.3 (Supply Agreements), and (b) for Commercialization purposes, in accordance with the Commercial Supply Agreement to be entered into in accordance with Section 6.3 (Supply Agreements).

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6.3 Supply Agreements. For each GSK CP or the SERPINA1 Program, if Wave is [***] the Manufacturing Lead for Collaboration Compounds or Collaboration Products directed to a GSK Collaboration Target or the SERPINA1 Target, then the Parties will use Commercially Reasonable Efforts to negotiate in good faith for a period of [***] and agree on the terms of separate supply agreement(s) pursuant to which (a) Wave would Manufacture and supply to GSK the applicable Collaboration Compounds and Collaboration Products for Development purposes (the “Pre-Clinical or Clinical Supply Agreement”) and (b) Wave would Manufacture and supply to GSK the applicable Collaboration Compounds and Collaboration Products for Commercialization purposes (the “Commercial Supply Agreement,” and together with the Pre-Clinical and Clinical Supply Agreement, the “Supply Agreements”). Each Supply Agreement will (i) contain customary terms and conditions, [***]. In the event that the Parties cannot reach resolution on a Supply Agreement before [***] (a “Supply Agreement Dispute”), then [***].

6.4 Transfer of Manufacturing.

6.4.1 Upon request of GSK [***] Wave will enable, support and assist with the transfer of relevant manufacturing methods, processes and analytical methods together with all other reasonably necessary information and knowledge utilized by or on behalf of Wave in its manufacturing or supply of GSK Collaboration Products for such GSK CP to GSK or its nominee to support the manufacturing and supply of GSK Collaboration Products for such GSK CP.

6.4.2 Within [***] (or within [***] of such information becoming available (if later)), Wave will provide GSK with the [***]. All other information relating to how the [***] will be provided to GSK within [***] unless mutually agreed upon at the joint manufacturing committee to be provided earlier. Further, upon request of GSK, in connection with the foregoing and including in line with the timeline contemplated by the foregoing, Wave will enable, support and assist with [***].

6.4.3 To assist with any transfer under Sections 6.4.1 or 6.4.2, Wave will make up to two (2) of its personnel [***] reasonably available to GSK during normal business hours at a mutually agreeable date and time to transfer such manufacturing methods, processes and analytical methods (or any other relevant information or knowledge) to GSK and respond to GSK’s reasonable inquiries with respect thereto, provided that, such assistance will not exceed [***] provided by Wave employees unless otherwise agreed by Wave. All assistance provided pursuant to this Section 6.4.3 will be [***]; provided to the extent any assistance is provided by Wave in excess of [***] incurred in connection with providing such assistance in accordance with a budget to be agreed in advance.

6.5 Network of Third Party Providers. Within [***] after the Effective Date of this Agreement, the Parties shall agree a list of (a) drug substance and drug product contract manufacturer organizations and (b) analytical quality control release and stability providers that both Parties would be comfortable engaging, which for the avoidance of doubt shall [***]. Any Third Party to be engaged to perform the aforementioned manufacturing or quality control activities in connection with this Agreement shall be selected from the Agreed Network (as such network may be amended from time to time by the mutual agreement of the Parties).

6.6 Audit of Wave’s Quality System. Upon the expiry of [***] after the Effective Date of this Agreement, GSK shall be permitted to request access to Wave’s manufacturing facility at Lexington, MA for the purposes of carrying out an audit of Wave’s quality systems and procedures (the “Quality Audit”). The date of the Quality Audit shall be agreed between the Parties but shall

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occur no later than [***] following the receipt by Wave of a request from GSK to carry out such an audit. Wave shall ensure that GSK is provided with (a) copies of all relevant documentation and (b) access to all relevant personnel, in each case as is necessary to enable GSK to complete the Quality Audit in a timely manner. Each Party will bear its own internal and external costs incurred in connection with the Quality Audit.

7. LICENSES

7.1 Validation Targets.

7.1.1 License Grant to GSK. Subject to the terms and conditions of this Agreement, on a Validation Target-by-Validation Target basis, Wave and its Affiliates hereby grants GSK a non‑transferable (except as provided in Section 16.2 (Assignment)), co‑exclusive (with Wave), non‑sublicensable (except to subcontractors performing activities for GSK under the applicable Target Validation Plan) license under the Wave Technology solely to the extent necessary for GSK to perform its obligations for the applicable Target Validation Program under the Target Validation Plan for such Validation Target.

7.1.2 License Grant to Wave. Subject to the terms and conditions of this Agreement, on a Validation Target-by-Validation Target basis, GSK hereby grants Wave and its Affiliates a non‑transferable (except as provided in Section 16.2 (Assignment)), co‑exclusive (with GSK), non‑sublicensable (except to subcontractors performing activities for Wave under the applicable Target Validation Plan) license under the GSK Technology solely to the extent necessary for Wave to perform its obligations for the applicable Target Validation Program under the Target Validation Plan for such Validation Target.

7.2 SERPINA1 Program.

7.2.1 License Grants to GSK. Subject to the terms and conditions of this Agreement, for the SERPINA1 Program, during the SERPINA1 Program Term, Wave and its Affiliates hereby grants GSK a non‑transferable (except as provided in Section 16.2 (Assignment)), exclusive license, with the right to grant sublicenses in accordance with Section 7.5 (Sublicensing Terms), under the Wave Technology to Exploit SERPINA1 Compounds and SERPINA1 Products in the Field and in the Territory. Notwithstanding the foregoing, Wave retains the right under the Wave Technology, with the right to grant licenses in accordance with Section 7.5 (Sublicensing Terms), solely to the extent necessary for Wave to (a) exercise its rights and perform its obligations for the SERPINA1 Program, and (b) Manufacture (or have Manufactured) any SERPINA1 Compounds or SERPINA1 Products.

7.2.2 License Grant to Wave. Subject to the terms and conditions of this Agreement, for the SERPINA1 Program, during the SERPINA1 Program Term, GSK hereby grants Wave and its Affiliates a non‑transferable (except as provided in Section 16.2 (Assignment)), non‑exclusive, non‑sublicensable (except to subcontractors performing activities for Wave) license under the GSK Technology solely to the extent necessary for Wave to (a) exercise its rights and perform its obligations for the SERPINA1 Program, and (b) Manufacture (or have Manufactured) any SERPINA1 Compounds or SERPINA1 Products.

7.3 GSK CPs.

7.3.1 License Grants to GSK. Subject to the terms and conditions of this Agreement, for each GSK CP, during the GSK CP Term for such GSK CP, Wave and its Affiliates hereby grants

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GSK a non‑transferable (except as provided in Section 16.2 (Assignment)), exclusive license, with the right to grant sublicenses in accordance with Section 7.5 (Sublicensing Terms), under the Wave Technology to Exploit GSK Collaboration Compounds and GSK Collaboration Products for such GSK CP in the Field and in the Territory. Notwithstanding the foregoing, Wave retains the right under the Wave Technology, with the right to grant licenses in accordance with Section 7.5 (Sublicensing Terms), solely to the extent necessary for Wave to (a) exercise its rights and perform its obligations for such GSK CP, and (b) Manufacture (or have Manufactured) any GSK Collaboration Compounds or GSK Collaboration Products for such GSK CP.

7.3.2 License Grant to Wave. Subject to the terms and conditions of this Agreement, for each GSK CP, during the GSK CP Term for such GSK CP, GSK hereby grants Wave and its Affiliates a non‑transferable (except as provided in Section 16.2 (Assignment)), non‑exclusive, non‑sublicensable (except to subcontractors performing activities for Wave) license under the GSK Technology solely to the extent necessary for Wave to (a) exercise its rights and perform its obligations for such GSK CP, and (b) Manufacture (or have Manufactured) any GSK Collaboration Compounds or GSK Collaboration Products for such GSK CP.

7.4 Wave CPs.

7.4.1 License Grants to GSK. Subject to the terms and conditions of this Agreement, for each Wave CP, during the Wave CP Term for such Wave CP, Wave and its Affiliates hereby grants GSK a non‑transferable (except as provided in Section 16.2 (Assignment)), non‑exclusive (with Wave), non‑sublicensable (except to subcontractors performing activities for GSK) license under the Wave Technology solely to the extent necessary for GSK to perform its obligations for such Wave CP.

7.4.2 License Grant to Wave. Subject to the terms and conditions of this Agreement, for each Wave CP, GSK hereby grants Wave and its Affiliates a non‑transferable (except as provided in Section 16.2 (Assignment)), exclusive license, with the right to grant sublicenses in accordance with Section 7.5 (Sublicensing Terms), under the GSK Technology to Exploit Wave Collaboration Compounds and Wave Collaboration Products for such Wave CP in the Field and in the Territory. Notwithstanding the foregoing, GSK retains the right under the GSK Technology solely to the extent necessary for GSK to perform its obligations for such Wave CP.

7.5 Sublicensing Terms.

7.5.1 GSK Sublicensing Rights. Subject to the requirements of this Section 7.5 (Sublicensing Terms), (a) GSK has the right to sublicense any of its rights under Sections 7.1.1 (License Grant to GSK), 7.2.1 (License Grant to GSK), 7.3.1 (License Grant to GSK) and 7.4.1 (License Grant to GSK), in each case, to any of its Affiliates or any subcontractors performing activities for GSK under each Collaboration Program, without obtaining Wave’s prior consent, [***].

7.5.2 Wave Sublicensing Rights. Subject to the requirements of this Section 7.5 (Sublicensing Terms), (a) Wave has the right to sublicense any of its rights under Sections 7.1.2 (License Grant to Wave), 7.2.2 (License Grant to Wave), 7.3.2 (License Grant to Wave) and 7.4.2 (License Grant to Wave), in each case, to any of its Affiliates or any subcontractors

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performing activities for Wave under each Collaboration Program, without obtaining GSK’s prior consent, [***].

7.5.3 Sublicensing Agreements. Each sublicense granted by a Party pursuant to this Section 7.5 (Sublicensing Terms) will be subject and subordinate to this Agreement and will contain provisions consistent with the terms and conditions of this Agreement. Each Party will, as soon as reasonably practicable thereafter, provide the other Party with a copy of any executed sublicense agreement covering a material sublicense granted hereunder to a non-Affiliate Third Party (which copy may be redacted to remove provisions that are not necessary to monitor compliance with this Section 7.5 (Sublicensing Terms)), and each such sublicense agreement will contain the following provisions: a requirement that the Sublicensee comply with the confidentiality and non-use provisions of Section 10 (Confidentiality) with respect to the other Party’s Confidential Information.

7.5.4 Liability of the Sublicensing Party. Notwithstanding any sublicense, the sublicensing Party will remain primarily liable to the other Party for the performance of all of its obligations under, and such Party’s compliance with all provisions of, this Agreement.

7.5.5 Continued Rights of a Sublicensee. If this Agreement is terminated for any reason with respect to a Wave Collaboration Product that has been the subject of a sublicense granted by Wave pursuant to this Section 7.5 (Sublicensing Terms) and it is expressly provided in such sublicense that the sublicense would survive a termination of this Agreement, then both Parties hereby agree that, upon the request of the sublicensee under such sublicense, such sublicensee shall become a direct licensee of GSK with respect to any of the rights originally sublicensed to it by Wave that are Controlled by GSK, subject to the condition that such sublicensee is not in breach of any of its obligations under its sublicense. If this Agreement is terminated for any reason with respect to a GSK Collaboration Product or SERPINA1 Product that has been the subject of a sublicense granted by GSK pursuant to this Section 7.5 (Sublicensing Terms) and it is expressly provided in such sublicense that the sublicense would survive a termination of this Agreement, then both Parties hereby agree that, upon the request of the sublicensee under such sublicense, such sublicensee shall become a direct licensee of Wave with respect to any of the rights originally sublicensed to it by GSK that are Controlled by Wave, subject to the condition that such sublicensee is not in breach of any of its obligations under its sublicense.

7.6 In‑Licenses.

7.6.1 Existing Third Party Agreements. Responsibility for Existing Wave Third Party Agreements and Existing GSK Third Party Agreements will be as follows:

7.6.1.1 Existing Wave Third Party Agreements. [***].

7.6.1.2 Existing GSK Third Party Agreements. [***].

7.6.2 SERPINA1 Potential In-Licenses.

7.6.2.1 For the SERPINA1 Target, the JSC may determine that Exploitation of SERPINA1 Compounds or SERPINA1 Products may require or benefit from a grant of rights under additional Patents or Know-How of Third Parties, whether by license or acquisition (each, a “SERPINA1 Potential In-License”). If a Party desires to acquire or otherwise enter into any SERPINA1 Potential

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In-License with respect to the SERPINA1 Target after the Effective Date (or has entered into such a SERPINA1 Potential In-License that it desires for the JSC to approve as a SERPINA1 Collaboration In-License), then in each case such Party will bring such SERPINA1 Potential In-License to the attention of the JSC. If a SERPINA1 Potential In-License is brought to the attention of the JSC pursuant to this Section 7.6.2 (SERPINA1 Potential In-Licenses), then the Parties will, through the JSC, review, discuss, and determine whether to approve making the rights to be granted under such SERPINA1 Potential In-License available for use by the Parties pursuant to this Agreement with respect to such Party’s rights under this Agreement to Exploit SERPINA1 Compounds and SERPINA1 Products to which such SERPINA1 Potential In-License relates. The JSC will review and discuss the rationale of including such SERPINA1 Potential In-License for use by the Parties with respect to the SERPINA1 Target pursuant to this Agreement [***]. As between the Parties, [***]. If a Party enters into a SERPINA1 Potential In-License, notwithstanding anything to the contrary set forth in this Agreement, such Party will [***].

7.6.2.2 For any SERPINA1 Potential In-License that the JSC approves for use by the Parties pursuant to this Agreement, (a) such SERPINA1 Potential In-License will be deemed to be a “SERPINA1 Collaboration In-License” hereunder, (b) if it has not already done so, the Party proposing to enter into a SERPINA1 Collaboration In-License may enter into such SERPINA1 Collaboration In-License [***], (c) solely following approval by the JSC (and execution of such SERPINA1 Collaboration In-License if it had not yet been entered into), the Patents and Know-How in-licensed under such SERPINA1 Collaboration In-License will be deemed “Controlled” under this Agreement as Wave Technology or GSK Technology for purposes of the Exploitation of SERPINA1 Compounds and SERPINA1 Products, [***].

7.6.2.3 Non Approved SERPINA1 Potential In-Licenses. [***] (a) such SERPINA1 Potential In-License will not be a SERPINA1 Collaboration In-License hereunder, and (b) the Patents and Know-How in-licensed under such SERPINA1 Potential In-License will not be included as Wave Technology or GSK Technology and will not be “Controlled” by the party to the SERPINA1 Potential In-License for purposes of this Agreement.

7.6.3 GSK CP Collaboration In-Licenses. For each GSK CP, GSK will have the sole right to determine that Exploitation of GSK Collaboration Compounds or GSK Collaboration Products for such GSK CP may require or benefit from a grant of rights under additional Patents or Know-How of Third Parties, whether by license or acquisition. In the event that GSK enters into an agreement with a Third Party for the grant of rights under additional Patents or Know-How of such Third Party Exploitation of GSK Collaboration Compounds or GSK Collaboration Products for such GSK CP, (a) such agreement will be deemed to be a “Collaboration In-License” hereunder, [***].

7.6.4 Wave CP Collaboration In-Licenses. For each Wave CP, Wave will have the sole right to determine that Exploitation of Wave Collaboration Compounds or Wave Collaboration Products for such Wave CP may require or benefit from a grant of rights under additional Patents or Know-How of Third Parties, whether by license or acquisition. In the event that Wave enters into an agreement with a Third Party for the grant of rights under additional Patents or Know-How of such Third Party Exploitation of Wave Collaboration Compounds

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or Wave Collaboration Products for such Wave CP, (a) such agreement will be deemed to be a “Collaboration In-License” hereunder, [***].

7.6.5 Compliance with Third Party Agreements. All licenses and other rights granted to GSK under this Section 7 (Licenses) are subject to the rights and obligations of Wave under the Wave Third Party Agreements. All licenses and other rights granted to Wave under this Section 7 (Licenses) are subject to the rights and obligations of GSK under the GSK Third Party Agreements. Each Party will comply with all applicable provisions of the Third Party Agreements, and will perform and take such actions as may be required to allow the Party that is party to such Third Party Agreement to comply with its obligations thereunder, including obligations relating to sublicensing, patent matters, confidentiality, reporting, audit rights, indemnification and diligence, in each case, to the extent that such Party is provided a copy of such Third Party Agreement by the Party that is the party thereto. Without limiting the foregoing, each Party will prepare and deliver to the other Party any additional reports required under the applicable Third Party Agreements and reasonably requested by such other Party, in each case sufficiently in advance to enable the Party that is party to such Third Party Agreement to comply with its obligations under the applicable Third Party Agreement. In addition, each Party agrees, upon the other Party’s reasonable request, to provide the other Party with copies of any other Third Party Agreements to which it is a party. Confidential Information of the providing Party or its counterparty may be redacted from such copies, except to the extent that such information is required in order to enable the other Party to comply with its obligations to the providing Party under this Agreement with respect to such Third Party Agreement or in order to enable the providing Party to ascertain compliance with the terms and conditions of this Agreement.

7.7 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Party to the other are and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that the Parties and their respective Sublicensees, as Sublicensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the Bankruptcy Code and any foreign counterpart thereto. The Parties further agree that upon commencement of a bankruptcy proceeding by or against a Party (the “Bankrupt Party”) under the Bankruptcy Code, the other Party (the “Non‑Bankrupt Party”) will be entitled to a complete duplicate of, or complete access to (as the Non‑Bankrupt Party deems appropriate), all such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments of such intellectual property will be promptly delivered to the Non‑Bankrupt Party (a) upon any such commencement of a bankruptcy proceeding and upon written request by the Non‑Bankrupt Party, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under clause (a) above, upon the rejection of this Agreement by or on behalf of the Bankrupt Party and upon written request by the Non‑Bankrupt Party. The Bankrupt Party (in any capacity, including debtor‑in‑possession) and its successors and assigns (including any trustee) agree not to interfere with the exercise by the Non‑Bankrupt Party or its Related Parties of its rights and licenses to such intellectual property and such embodiments of intellectual property in accordance with this Agreement, and agrees to assist the Non‑Bankrupt Party and its Related Parties in obtaining such intellectual property and such embodiments of intellectual property in the possession or Control of Third Parties as are reasonably necessary or desirable for the Non‑Bankrupt Party to exercise such rights and licenses in accordance with this Agreement. The foregoing provisions are without prejudice to any rights the Non‑Bankrupt Party may have arising under the Bankruptcy Code or other Applicable Laws.

7.8 Exclusivity; Competing Programs.

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7.8.1 Exclusivity.

7.8.1.1 Validation Targets. For each Validation Target, except as expressly permitted in accordance with this Agreement, each Party will not, alone or with any Affiliates or Third Parties, [***] directed to such Validation Target.

7.8.1.2 SERPINA1 Target. Except as expressly permitted in accordance with this Agreement, each Party will not, alone or with any Affiliates or Third Parties, [***].

7.8.1.3 GSK Collaboration Targets. For each GSK Collaboration Target, except as expressly permitted in accordance with this Agreement, each Party will not, alone or with any Affiliates or Third Parties, [***].

7.8.1.4 Wave Collaboration Targets. For each Wave Collaboration Target, except as expressly permitted in accordance with this Agreement, each Party will not, alone or with any Affiliates or Third Parties, [***].

7.8.2 Exceptions. The Parties hereby acknowledge and agree that (a) the restrictions set forth in Section 7.8.1 (Exclusivity) will not apply to [***].

7.8.3 Wave Change of Control. Notwithstanding Section 7.8.1 (Exclusivity), if a Change of Control occurs with respect to Wave or its parent Affiliate with an Acquirer, and the Acquirer (or any of such Acquirer’s successors or assigns, other than Wave and its Affiliates as of the Change of Control) as of the Change of Control, or later, has a program or product (or rights thereto) that would otherwise violate Section 7.8.1 (Exclusivity) (each, a “Wave COC Program”), [***].

7.8.4 Wave Acquisition of a Third Party. In addition, notwithstanding Section 7.8.1 (Exclusivity), during the Term, if (a) Wave or its Affiliate acquires a Third Party (by merger, sale, consolidation, reorganization, or otherwise) so that such Third Party becomes an Affiliate over which Wave or its Affiliate has control, or (b) Wave or its Affiliate acquires all or substantially all of the assets of a Third Party (including any subsidiaries or divisions thereof) (each of (a) and (b), a “Wave Acquisition”), and, in each case, the Third Party (or any of such Third Party’s Affiliates or any successors or assigns of such Third Party or such Third Party’s Affiliates, other than Wave and its Affiliates as of the Wave Acquisition) already has, or the acquired assets contain, as applicable, a program or product that existed prior to the Wave Acquisition (a “Wave Acquisition Program”) that would otherwise violate:

7.8.4.1 Section 7.8.1.1 (Validation Targets) or 7.8.1.2 (SERPINA1 Target), then Wave or such Affiliate [***] of the applicable Wave Acquisition, giving due consideration to ethical concerns and requirements under Applicable Law and any agreements with Third Parties;

7.8.4.2 Section 7.8.1.3 (GSK Collaboration Targets), then Wave’s and its Affiliates’ Development and Commercialization of such Wave Acquisition Program shall [***]; or

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7.8.4.3 Section 7.8.1.4 (Wave Collaboration Targets), then Wave or such Affiliate will either [***], giving due consideration to ethical concerns and requirements under Applicable Law and any agreements with Third Parties.

7.8.5 GSK Change of Control. Notwithstanding Section 7.8.1 (Exclusivity), if a Change of Control occurs with respect to GSK or its parent Affiliate with an Acquirer, and the Acquirer (or any of such Third Party’s successors or assigns, other than GSK and its Affiliates as of the Change of Control) as of the Change of Control, or later, has a program or product (or rights thereto) that would otherwise violate Section 7.8.1 (Exclusivity) (each, a “GSK COC Program”), then [***].

7.8.6 GSK Acquisition of a Third Party. In addition, notwithstanding Section 7.8.1 (Exclusivity), during the Term, if (a) GSK or its Affiliate acquires a Third Party (by merger, sale, consolidation, reorganization, or otherwise) so that such Third Party becomes an Affiliate over which GSK or its Affiliate has control, or (b) GSK or its Affiliate acquires all or substantially all of the assets of a Third Party (including any subsidiaries or divisions thereof) (each of (a) and (b), a “GSK Acquisition”), and, in each case, the Third Party (or any of such Third Party’s Affiliates or any successors or assigns of such Third Party or such Third Party’s Affiliates, other than GSK and its Affiliates as of the GSK Acquisition) already has, or the acquired assets contain, as applicable, a program or product that existed prior to the GSK Acquisition (a “GSK Acquisition Program”) that would otherwise violate:

7.8.6.1 Section 7.8.1.1 (Validation Targets) or 7.8.1.2 (SERPINA1 Target), then GSK or such Affiliate will [***], giving due consideration to ethical concerns and requirements under Applicable Law and any agreements with Third Parties;

7.8.6.2 Section 7.8.1.3 (GSK Collaboration Targets), then GSK or such Affiliate will either:

(a) [***];

(b) [***] under this Agreement as soon as reasonably practicable, giving due consideration to ethical concerns and requirements under Applicable Law and any agreements with Third Parties, or

(c) [***] as soon as reasonably practicable, giving due consideration to ethical concerns and requirements under Applicable Law and any agreements with Third Parties.

7.8.6.3 Section 7.8.1.4 (Wave Collaboration Targets), then GSK’s and its Affiliates’ Development and Commercialization of such GSK Acquisition Program shall [***] provided that, for purposes of this Section 7.8.6.3, [***] under such GSK Acquisition Program.

8. INTELLECTUAL PROPERTY

8.1 Disclosure.

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8.1.1 Subject to Section 8.1.2, each Party will promptly disclose to the other Party in writing, and will cause its Affiliates and subcontractors to so disclose, the conception, creation or discovery of any Collaboration Know-How.

8.1.2 Notwithstanding anything herein to the contrary, Wave may redact from documents provided or made available to GSK or its Affiliates, and otherwise decline to disclose or provide GSK access to, Confidential Information that is specifically directed to or otherwise pertaining to the Wave Platform Background Technology or Wave Platform Collaboration Technology; provided that in event that GSK or its Affiliates reasonably needs Confidential Information that is specifically directed to or otherwise pertaining to the Wave Platform Background Technology or Wave Platform Collaboration Technology due to a Material Safety Concern, intellectual property assertion or dispute with any Third Party, or as necessary to (i) complete any Regulatory submission or application in connection with a SERPINA1 Product or GSK Collaboration Product, (ii) fully respond to a request by any Regulatory Authority or any patent office in connection with a SERPINA1 Product or GSK Collaboration Product, or (iii) ensure that any transfer to GSK of manufacturing methods, processes and analytical methods pursuant to Section 6.4.1 or 6.4.2 is fully implemented, then Wave will promptly provide the relevant Confidential Information to GSK with respect to such SERPINA1 Product or GSK Collaboration Product (as applicable) and GSK will be entitled to use and disclose such Confidential Information solely for such permitted purpose; provided that GSK or its Affiliates shall not characterize any such Wave Platform Background Technology or Wave Platform Collaboration Technology without prior written consent from Wave, which consent shall not be unreasonably withheld, conditioned or delayed.

8.1.3 Notwithstanding anything herein to the contrary, GSK may redact from documents provided or made available to Wave or its Affiliates, and otherwise decline to disclose or provide Wave access to, Confidential Information that is specifically directed to or otherwise pertaining to the GSK CMC Platform Technology; provided that in event that Wave or its Affiliates reasonably needs Confidential Information that is specifically directed to or otherwise pertaining to the GSK CMC Platform Technology (a) in Wave’s capacity as a Manufacturing Lead for a SERPINA1 Product or GSK Collaboration Product (as applicable), or (b) due to a Material Safety Concern, intellectual property assertion or dispute with any Third Party, or as necessary to fully respond to a request by any Regulatory Authority or any patent office in connection with a SERPINA1 Product or GSK Collaboration Product (as applicable), then GSK will promptly provide the relevant Confidential Information to Wave with respect to such SERPINA1 Product or GSK Collaboration Product (as applicable) and Wave will be entitled to use and disclose such Confidential Information solely for such permitted purpose; provided that Wave or its Affiliates shall not characterize any such GSK CMC Platform Technology without prior written consent from GSK, which consent shall not be unreasonably withheld, conditioned or delayed.

8.2 Ownership of Wave Platform Collaboration Technology, GSK Novel Target Collaboration Technology and GSK CMC Platform Collaboration Technology.

8.2.1 Subject to the license grants to GSK under this Agreement, as between the Parties, Wave or its Affiliates will own and retain, and owns and retains, all right, title and interest in and to all Wave Platform Collaboration Technology. Accordingly, GSK will promptly disclose to Wave in writing, the conception, creation, or the discovery, of any Wave Platform Collaboration Technology by or on behalf of GSK or its Affiliates. GSK, for itself and on

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behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign) to Wave or Wave’s Affiliates all its right, title and interest, including all right of priority, in and to any Wave Platform Collaboration Technology. GSK will cooperate, and will cause the foregoing persons and entities to cooperate, with Wave to effectuate and perfect the foregoing ownership, including by promptly executing and recording assignments and other documents consistent with such ownership.

8.2.2 Subject to the license grants by one Party to the other under this Agreement, as between the Parties, GSK or its Affiliates will own and retain, and owns and retains, all right, title and interest in and to all GSK Novel Target Collaboration Technology.

8.2.3 Subject to the license grants by one Party to the other under this Agreement, as between the Parties, GSK or its Affiliates will own and retain, and owns and retains, all right, title and interest in and to all GSK CMC Platform Collaboration Technology.

8.3 Ownership of Collaboration Program Technology; Joint Technology.

8.3.1 For each Target Validation Program, subject to the license grants by one Party to the other under this Agreement, as between the Parties, ownership of all Collaboration Program Technology related to a given Target Validation Program conceived, created or discovered, by or on behalf of either Party or its Affiliates either alone or jointly with Third Party(ies), or by the Parties or their Affiliates jointly under or in connection with this Agreement, whether or not conceived, created or discovered at a facility owned or controlled by such Party and whether or not patented or patentable (including any and all Patents and other intellectual property rights with respect thereto), will be determined [***] each Party will, and does hereby, assign, for itself and on behalf of its Affiliates to the other Party or its Affiliates, without additional compensation, any and all right, title and interest including any and all intellectual property rights, including any and all right of priority, in and to any Know-How and Patents, as is necessary to fully effect ownership as would have been determined under U.S. law. For each Target Validation Program, each Party acknowledges and agrees that such Party will not (a) prepare or file any Patent that Covers any Collaboration Program Technology related to a given Target Validation Program, or (b) disclose or use any data, results or information from a Target Validation Program in any Patent, in each case ((a)-(b)) unless and until the Validation Target in such Target Validation Program becomes a Collaboration Target for a GSK CP or Wave CP, as applicable.

8.3.2 For each GSK CP, subject to the license grants by one Party to the other under this Agreement, as between the Parties, all Collaboration Program Technology related to a given GSK CP conceived, created or discovered, by or on behalf of either Party or its Affiliates either alone or jointly with Third Party(ies), or by the Parties or their Affiliates jointly under or in connection with this Agreement, whether or not conceived, created or discovered at a facility owned or controlled by such Party and whether or not patented or patentable (including any and all Patents and other intellectual property rights with respect thereto), [***] and subject to the license grants in this Agreement, [***]. Each Party will, and does hereby, assign, for itself and on behalf of its Affiliates to the other Party or its Affiliates, without additional compensation, any and all right, title and interest including any and all intellectual property rights, including any and all right of priority, in and to any Joint Technology as well as any intellectual property rights with respect thereto, including

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any right of priority, as is necessary to fully effect the joint ownership provided for in the foregoing sentence of this Section 8.3.2.

8.3.3 For the SERPINA1 Program, subject to the license grants by one Party to the other under this Agreement, as between the Parties, ownership of all Collaboration Program Technology related to the SERPINA1 Program conceived, created or discovered, by or on behalf of either Party or its Affiliates either alone or jointly with Third Party(ies), or by the Parties or their Affiliates jointly under or in connection with this Agreement, whether or not conceived, created or discovered at a facility owned or controlled by such Party and whether or not patented or patentable (including any and all Patents and other intellectual property rights with respect thereto), [***].

8.3.4 For each Wave CP, subject to the license grants by one Party to the other under this Agreement, as between the Parties, ownership of all Collaboration Program Technology related to a given Wave CP conceived, created or discovered, by or on behalf of either Party or its Affiliates either alone or jointly with Third Party(ies), or by the Parties or their Affiliates jointly under or in connection with this Agreement, whether or not conceived, created or discovered at a facility owned or controlled by such Party and whether or not patented or patentable (including any and all Patents and other intellectual property rights with respect thereto), [***].

8.4 Inventorship.

8.4.1 [***].

8.4.2 Notwithstanding anything to the contrary in this Agreement, each Party will have the right to invoke the America Invents Act Joint Research Agreement exception codified at 35 U.S.C. § 102(c) (the “JRA Exception”) when exercising its rights under this Agreement, but only with prior written consent of the other Party in its sole discretion. In the event that a Party intends to invoke the JRA Exception, once agreed to by the other Party if required by the preceding sentence, it will notify the other Party and the other Party will cooperate and coordinate its activities with such Party with respect to any filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. § 100(h).

8.5 Exploitation of Joint Technology. Each Party or its Affiliates will exercise its ownership rights in and to the Joint Technology, including the right to license and sublicense or otherwise to exploit, transfer or encumber its ownership interest, without an accounting or obligation to, or consent required from, the other Party, but subject to Section 10 (Confidentiality) and the license grants under this Agreement. At the reasonable written request of a Party, the other Party will in writing grant such consents and confirm that no such accounting is required to effect the foregoing regarding Joint Technology.

8.6 No Implied Rights. No license, sublicense or other right is or will be created or granted hereunder by implication, estoppel or otherwise. Any licenses, sublicenses or rights will be granted only as expressly provided in this Agreement. Neither Party nor any of its Affiliates will use or practice any Know-How or Patents licensed or provided to such Party or any of its Affiliates outside the scope of or otherwise not in compliance with the rights and licenses granted to such Party and its Affiliates under this Agreement.

8.7 Prosecution and Maintenance.

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8.7.1 SERPINA1 Specific Patents.

8.7.1.1 During the Term, Wave or its Affiliates will have the first right, but not the obligation, in consultation with the JPC, to Prosecute and Maintain in all jurisdictions in the Territory the SERPINA1 Specific Patents (the “Lead SERPINA1 Patent Party”). The Lead SERPINA1 Patent Party will [***]. The Lead SERPINA1 Patent Party will have lead responsibility and decision-making control for such Prosecution and Maintenance of the SERPINA1 Specific Patents. For clarity, (i) where the JPC is unable to reach consensus regarding any Prosecution and Maintenance related decision for a SERPINA1 Specific Patent, the Lead SERPINA1 Patent Party will have final decision-making authority with respect to such decision; and (ii) each Party will bear its own internal costs (i.e., those costs that are not Patent Costs) with respect to its Prosecution and Maintenance activities for the SERPINA1 Specific Patents.

8.7.1.2 In the event that the Lead SERPINA1 Patent Party elects not to Prosecute and Maintain in any country any SERPINA1 Specific Patent, such Lead SERPINA1 Patent Party will give the other Party at least [***] notice before any relevant deadline and provide to such other Party information it reasonably requests relating to the SERPINA1 Specific Patent, and such other Party will then have the right to request the Lead SERPINA1 Patent Party to continue the Prosecution and Maintenance of such SERPINA1 Specific Patent. [***].

8.7.1.3 Each Party will provide the other Party all reasonable assistance and cooperation in the Prosecution and Maintenance of the SERPINA1 Specific Patents in all respects, including providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution and Maintenance, as necessary to Prosecute and Maintain the SERPINA1 Specific Patents. Each Party will provide the other Party with copies of any documents it receives or prepares in connection with such Prosecution and Maintenance and will inform the other Party of the progress of it. Before filing in connection with such Prosecution and Maintenance any document with a patent office, each Party will provide a copy of the document to the other Party sufficiently in advance to enable the other Party to comment on it, and the first Party will give due consideration to such comments and will reasonably incorporate any of such comments in the first Party’s filings or responses to the extent such comments are provided sufficiently in advance of any applicable filing deadlines. In particular, each Party agrees to provide the other Party with all information necessary or desirable to enable the other Party to comply with the duty of candor/duty of disclosure/duty of reasonable inquiry requirements of any patent authority.

8.7.1.4 The Parties will confer regarding the desirability of seeking in any country any patent term extension, supplemental patent certificate or related extension of rights with respect to the SERPINA1 Specific Patents. The Lead SERPINA1 Patent Party will have the sole right, but not the obligation, to apply for any such extension or supplemental patent certificate or related extension of rights with respect to the SERPINA1 Specific Patents. Neither Party will proceed with such an extension until the Parties have consulted with one another and agreed to a strategy therefor, provided that in the case where the Parties are unable to reach consensus, the Lead SERPINA1 Patent Party will have the final decision making

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authority with respect to such decision, including whether or not to seek an extension for any SERPINA1 Specific Patent. Without limiting the foregoing, the Party that is not the Lead SERPINA1 Patent Party covenants that it will not seek patent term extensions, supplemental protection certificates, or similar rights or extensions for the SERPINA1 Specific Patents without the prior written consent of the Lead SERPINA1 Patent Party. Each Party will cooperate fully with and provide all reasonable assistance to the other Party and use all commercially reasonable efforts consistent with its obligations under Applicable Law (including any applicable consent order or decree) in connection with obtaining any such extensions for the SERPINA1 Specific Patents consistent with such strategy. To the extent reasonably and legally required in order to obtain any such extension in a particular country, each Party will make available to the other a copy of the necessary documentation to enable such other Party to use the same for the purpose of obtaining the extension in such country.

8.7.2 GSK CP Specific Patents.

8.7.2.1 GSK will have the first right, but not the obligation, in consultation with the JPC, to Prosecute and Maintain in all jurisdictions in the Territory the GSK CP Specific Patents. Subject to Section 8.7.2.2, GSK will bear one hundred percent (100%) of the Patent Costs for the GSK CP Specific Patents. GSK will have lead responsibility and decision-making control for such Prosecution and Maintenance of the GSK CP Specific Patents. For clarity, (i) where the JPC is unable to reach consensus regarding any Prosecution and Maintenance related decision for a GSK CP Specific Patent, GSK will have final decision-making authority with respect to such decision within the scope of the GSK CP Specific Patent; and (ii) each Party will bear its own internal costs (i.e., those costs that are not Patent Costs) with respect to its Prosecution and Maintenance activities for the GSK CP Specific Patents.

8.7.2.2 In the event that GSK elects not to Prosecute and Maintain in any country any GSK CP Specific Patent, GSK will give Wave at least [***] notice before any relevant deadline and provide to Wave information it reasonably requests relating to the GSK CP Specific Patent, and Wave will then have the right to assume responsibility, using patent counsel of its choice, for the Prosecution and Maintenance of such GSK CP Specific Patent. If Wave assumes responsibility for the Prosecution and Maintenance for any such GSK CP Specific Patent as set forth above, then (a) the Patent Costs incurred by Wave in the course of such Prosecution and Maintenance will thereafter be borne by Wave, and (b) if such GSK CP Specific Patent is in the Wave Technology, then (i) such Patent will thereafter be deemed to be a Wave Other Patent and (ii) GSK’s license rights with respect to such Patent (and any continuation or divisional thereof) under Section 7.3 (GSK CPs) will become non-exclusive.

8.7.2.3 Each Party will provide the other Party all reasonable assistance and cooperation in the Prosecution and Maintenance of the GSK CP Specific Patents in all respects, including providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution and Maintenance, as necessary to Prosecute and Maintain the GSK CP Specific Patents. Each Party will provide the other Party with copies of any documents it receives or prepares in connection with such Prosecution and Maintenance and

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will inform the other Party of the progress of it. Before filing in connection with such Prosecution and Maintenance any document with a patent office, each Party will provide a copy of the document to the other Party sufficiently in advance to enable the other Party to comment on it, and the first Party will give due consideration to such comments and will reasonably incorporate any of such comments in the first Party’s filings or responses to the extent such comments are provided sufficiently in advance of any applicable filing deadlines. In particular, each Party agrees to provide the other Party with all information necessary or desirable to enable the other Party to comply with the duty of candor/duty of disclosure requirements of any patent authority.

8.7.2.4 The Parties will confer regarding the desirability of seeking in any country any patent term extension, supplemental patent certificate or related extension of rights with respect to the GSK CP Specific Patents. GSK will have the sole right, but not the obligation, to apply for any such extension or supplemental patent certificate or related extension of rights with respect to the GSK CP Specific Patents. Neither Party will proceed with such an extension until the Parties have consulted with one another and agreed to a strategy therefor, provided that in the case where the Parties are unable to reach consensus, GSK will have the final decision making authority with respect to such decision, including whether or not to seek an extension for any GSK CP Specific Patent. Without limiting the foregoing, Wave covenants that it will not seek patent term extensions, supplemental protection certificates, or similar rights or extensions for the GSK CP Specific Patents without the prior written consent of GSK. Each Party will cooperate fully with and provide all reasonable assistance to the other Party and use all commercially reasonable efforts consistent with its obligations under Applicable Law (including any applicable consent order or decree) in connection with obtaining any such extensions for the GSK CP Specific Patents consistent with such strategy. To the extent reasonably and legally required in order to obtain any such extension in a particular country, each Party will make available to the other a copy of the necessary documentation to enable such other Party to use the same for the purpose of obtaining the extension in such country.

8.7.3 Wave CP Specific Patents.

8.7.3.1 Wave will have the first right, but not the obligation, in consultation with the JPC, to Prosecute and Maintain in all jurisdictions in the Territory the Wave CP Specific Patents. Subject to Section 8.7.3.2, Wave will bear one hundred percent (100%) of the Patent Costs for the Wave CP Specific Patents. Wave will have lead responsibility and decision-making control for such Prosecution and Maintenance of the Wave CP Specific Patents. For clarity, (i) where the JPC is unable to reach consensus regarding any Prosecution and Maintenance related decision for a Wave CP Specific Patent, Wave will have final decision-making authority with respect to such decision; and (ii) each Party will bear its own internal costs (i.e., those costs that are not Patent Costs) with respect to its Prosecution and Maintenance activities for the Wave CP Specific Patents.

8.7.3.2 In the event that Wave elects not to Prosecute and Maintain in any country any Wave CP Specific Patent, Wave will give GSK at least [***] notice before any relevant deadline and provide to GSK information it reasonably requests relating to the Wave CP Specific Patent, and GSK will then have the right to assume

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responsibility, using patent counsel of its choice, for the Prosecution and Maintenance of such Wave CP Specific Patent. If GSK assumes responsibility for the Prosecution and Maintenance for any such Wave CP Specific Patent as set forth above, then (a) the Patent Costs incurred by GSK in the course of such Prosecution and Maintenance will thereafter be borne by GSK, and (b) if such Wave CP Specific Patent is in the GSK Technology, then (i) such Patent will thereafter be deemed to be a GSK Other Patent and (ii) Wave’s license rights with respect to such Patent (and any continuation or divisional thereof) under Section 7.4 (Wave CPs) will become non-exclusive.

8.7.3.3 Each Party will provide the other Party all reasonable assistance and cooperation in the Prosecution and Maintenance of the Wave CP Specific Patents in all respects, including providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution and Maintenance, as necessary to Prosecute and Maintain the Wave CP Specific Patents. Each Party will provide the other Party with copies of any documents it receives or prepares in connection with such Prosecution and Maintenance and will inform the other Party of the progress of it. Before filing in connection with such Prosecution and Maintenance any document with a patent office, each Party will provide a copy of the document to the other Party sufficiently in advance to enable the other Party to comment on it, and the first Party will give due consideration to such comments and will reasonably incorporate any of such comments in the first Party’s filings or responses to the extent such comments are provided sufficiently in advance of any applicable filing deadlines. In particular, each Party agrees to provide the other Party with all information necessary or desirable to enable the other Party to comply with the duty of candor/duty of disclosure requirements of any patent authority.

8.7.3.4 The Parties will confer regarding the desirability of seeking in any country any patent term extension, supplemental patent certificate or related extension of rights with respect to the Wave CP Specific Patents. Wave will have the sole right, but not the obligation, to apply for any such extension or supplemental patent certificate or related extension of rights with respect to the Wave CP Specific Patents. Neither Party will proceed with such an extension until the Parties have consulted with one another and agreed to a strategy therefor, provided that in the case where the Parties are unable to reach consensus, Wave will have the final decision making authority with respect to such decision, including whether or not to seek an extension for any Wave CP Specific Patent. Without limiting the foregoing, GSK covenants that it will not seek patent term extensions, supplemental protection certificates, or similar rights or extensions for the Wave CP Specific Patents without the prior written consent of Wave. Each Party will cooperate fully with and provide all reasonable assistance to the other Party and use all commercially reasonable efforts consistent with its obligations under Applicable Law (including any applicable consent order or decree) in connection with obtaining any such extensions for the Wave CP Specific Patents consistent with such strategy. To the extent reasonably and legally required in order to obtain any such extension in a particular country, each Party will make available to the other a copy of the necessary documentation to enable such other Party to use the same for the purpose of obtaining the extension in such country.

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8.7.4 Wave Platform Technology Patents. As between the Parties, Wave will have the sole right and authority, at its sole cost and expense, with respect to the Prosecution and Maintenance of all Wave Platform Technology Patents.

8.7.5 GSK Other Patents. As between the Parties, GSK will have the sole right and authority, at its sole cost and expense, with respect to the Prosecution and Maintenance of all GSK Other Patents.

8.7.6 Wave Other Patents. As between the Parties, Wave will have the sole right and authority, at its sole cost and expense, with respect to the Prosecution and Maintenance of all Wave Other Patents.

8.7.7 Additional Provisions. The Parties acknowledge and agree that, except with respect to GSK Background Patents and Wave Background Patents that exists prior to the date that a Target is added to the Target List, neither Party will Prosecute or Maintain any Patent that Covers (a) a Target on a Target List or (b) a Validation Target, in each case ((a)-(b)) until such Target or Validation Target becomes a GSK Collaboration Target or Wave Collaboration Target or a Declined Target, as applicable, in accordance with Section 3.4.9 (Advancement to Collaboration Program).

8.7.8 Third Party Patent Challenges. Subject to Section 8.10 (Patent Challenges by Third Parties), the Parties agree that if a Third Party files a Third Party Patent Challenge in front of a patent office against any Patents that are Prosecuted and Maintained in accordance with this Section, the Parties shall defend such Patent in accordance with this Section, provided that if a Party requests assistance from the other Party with the defense, the Party that requests the assistance shall pay the cost and expenses incurred by the other Party for providing the requested assistance, which assistance shall not be unreasonably withheld, conditioned or delayed.

8.7.9 Consent for Characterization. Notwithstanding anything to the contrary set forth in this Agreement, during the Prosecution and Maintenance in accordance with this Section 8.7 (Prosecution and Maintenance), (i) a Party or its Affiliates shall not characterize any disclosures, actions or inactions, e.g., publications, Patents, sale, offer for sale, etc., of the other Party without prior written consent from the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) GSK or its Affiliates shall not characterize any Wave Technology without prior written consent from Wave, which consent shall not be unreasonably withheld, conditioned or delayed; and (iii) Wave or its Affiliates shall not characterize any GSK Technology without prior written consent from GSK, which consent shall not be unreasonably withheld, conditioned or delayed.

8.8 Enforcement.

8.8.1 Notification. On a Collaboration Program-by-Collaboration Program basis, the Parties will promptly notify each other, through the JSC, JDC and the JPC, of any actual, threatened or alleged infringement by a Third Party of the SERPINA1 Specific Patents, GSK CP Specific Patents or Wave CP Specific Patents with respect to any Third Party products targeting, modulating or otherwise directed to the Collaboration Target for such Collaboration Program in the Territory (a “Competitive Infringement”). A notice under 42 U.S.C. 262(l) (however such section may be amended from time to time during the Term) with respect to a Collaboration Compound or Collaboration Product will be deemed to describe an act of Competitive Infringement, regardless of its content. As permitted by

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Applicable Law, each Party will promptly notify the other Party in writing, through the JSC, JDC and the JPC, of any such Competitive Infringement of which it becomes aware, and will provide evidence in such Party’s possession demonstrating such Competitive Infringement. In particular, each Party will notify and provide the other Party with copies of any allegations of patent invalidity, unenforceability or non-infringement of any SERPINA1 Specific Patents, GSK Specific Patents or Wave Specific Patents Covering a Collaboration Compound or Collaboration Product (including methods of use or manufacture thereof). The JPC will discuss in good faith strategies for abating such Competitive Infringement. Such notification and copies will be provided by the Party receiving such certification to the JPC as soon as practicable and, unless prohibited by Applicable Law, at least within [***] after the receiving Party receives such certification.

8.8.2 SERPINA1 Specific Patents.

8.8.2.1 GSK will have the first right, but not the obligation, to bring and control, at its cost and expense, an appropriate suit or other action before any government or private tribunal against any person or entity allegedly engaged in any Competitive Infringement of any SERPINA1 Specific Patent (“SERPINA1 Infringement Action”) to remedy such Competitive Infringement (or to settle or otherwise secure the abatement of such Competitive Infringement). The foregoing right of GSK will include the right to perform all actions of a reference product sponsor set forth in 42 U.S.C. § 262(l). Wave will have the right, at its own cost and expense and by counsel of its choice, to be represented in (but not control) any SERPINA1 Infringement Action. At GSK’s request, Wave will join any SERPINA1 Infringement Action as a party (all at GSK’s cost and expense) if doing so is necessary for the purposes of establishing standing or is otherwise required by Applicable Law to pursue such action. GSK will have a period of [***] after its receipt or delivery of notice and evidence pursuant to Section 8.8.1 (Notification) to elect to so enforce such SERPINA1 Specific Patents in the applicable jurisdiction to remedy the Competitive Infringement (or to settle or otherwise secure the abatement of such Competitive Infringement), provided, however, that such period will be more than [***] to the extent Applicable Law prevents earlier enforcement of such SERPINA1 Specific Patents (such as the enforcement process set forth in 42 U.S.C. § 262(l)) and such period will be less than [***] to the extent that a delay in bringing an action to enforce the applicable SERPINA1 Specific Patents against such alleged Third Party infringer would limit or compromise the remedies (including monetary and injunctive relief) available against such alleged Third Party infringer. In the event GSK does not so elect to remedy the Competitive Infringement (or settle or otherwise secure the abatement of such Competitive Infringement) within the aforementioned period of time or [***] before the time limit, if any, for the filing of a SERPINA1 Infringement Action, whichever is sooner, it will so notify Wave in writing and in the case where Wave then desires to commence a suit or take action to enforce the applicable SERPINA1 Specific Patents with respect to such Competitive Infringement (or settle or otherwise secure the abatement of such Competitive Infringement) in the applicable jurisdiction, the Parties will confer and, upon GSK’s prior written consent (not to be unreasonably withheld, conditioned or delayed), Wave will have the right to commence such a suit or take such action to enforce the applicable SERPINA1 Specific Patents with respect to such Competitive Infringement (or settle or otherwise secure the abatement of such Competitive Infringement), at Wave’s cost and expense. Each

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Party will provide to the Party enforcing any such rights under this Section 8.8.2.1 reasonable assistance in such enforcement, at such enforcing Party’s request and cost and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, and will reasonably consider the other Party’s comments on any such efforts.

8.8.2.2 Without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), neither Party will settle any SERPINA1 Infringement Action in any manner that would adversely affect a SERPINA1 Specific Patent; provided, that GSK will have the right to grant (sub)licenses under the SERPINA1 Specific Patents in its sole discretion and Wave will reasonably cooperate with such efforts (including by granting any license to GSK to effect the same) or that would limit or restrict the ability of GSK (or its Affiliates or its or their Sublicensees, as applicable) to sell SERPINA1 Products anywhere in the Territory.

8.8.2.3 A Party bringing a SERPINA1 Infringement Action under this Section 8.8.2 (SERPINA1 Specific Patents) against any Third Party engaged in Competitive Infringement of the SERPINA1 Specific Patents will be solely responsible for any costs and expenses incurred by such Party as a result of such SERPINA1 Infringement Action. If such Party recovers monetary damages from such Third Party in such SERPINA1 Infringement Action, such recovery [***].

8.8.3 GSK CP Specific Patents.

8.8.3.1 GSK will have the first right, but not the obligation, to bring and control, at its cost and expense, an appropriate suit or other action before any government or private tribunal against any person or entity allegedly engaged in any Competitive Infringement of any GSK CP Specific Patent (“GSK CP Infringement Action”) to remedy such Competitive Infringement (or to settle or otherwise secure the abatement of such Competitive Infringement). The foregoing right of GSK will include the right to perform all actions of a reference product sponsor set forth in 42 USC 262(l). Wave will have the right, at its own cost and expense and by counsel of its choice, to be represented in (but not control) any GSK CP Infringement Action. At GSK’s request, Wave will join any GSK CP Infringement Action as a party (all at GSK’s cost and expense) if doing so is necessary for the purposes of establishing standing or is otherwise required by Applicable Law to pursue such action. GSK will have a period of [***] after its receipt or delivery of notice and evidence pursuant to Section 8.8.1 (Notification) to elect to so enforce such GSK CP Specific Patents in the applicable jurisdiction to remedy the Competitive Infringement (or to settle or otherwise secure the abatement of such Competitive Infringement), provided, however, that such period will be more than [***] to the extent Applicable Law prevents earlier enforcement of such GSK CP Specific Patents (such as the enforcement process set forth in 42 U.S.C. § 262(l)) and such period will be less [***] to the extent that a delay in bringing an action to enforce the applicable GSK CP Specific Patents against such alleged Third Party infringer would limit or compromise the remedies (including monetary and injunctive relief) available against such alleged Third Party infringer. In the event GSK does not so elect

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to remedy the Competitive Infringement (or settle or otherwise secure the abatement of such Competitive Infringement) within the aforementioned period of time or [***] before the time limit, if any, for the filing of a GSK CP Infringement Action, whichever is sooner, it will so notify Wave in writing and in the case where Wave then desires to commence a suit or take action to enforce the applicable GSK CP Specific Patents with respect to such Competitive Infringement (or settle or otherwise secure the abatement of such Competitive Infringement) in the applicable jurisdiction, the Parties will confer and, upon GSK’s prior written consent (not to be unreasonably withheld, conditioned or delayed), Wave will have the right to commence such a suit or take such action to enforce the applicable GSK CP Specific Patents with respect to such Competitive Infringement (or settle or otherwise secure the abatement of such Competitive Infringement), at Wave’s cost and expense. Each Party will provide to the Party enforcing any such rights under this Section 8.8.3.1 reasonable assistance in such enforcement, at such enforcing Party’s request and cost and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, and will reasonably consider the other Party’s comments on any such efforts.

8.8.3.2 Without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), neither Party will settle any GSK CP Infringement Action in any manner that would adversely affect a GSK CP Specific Patent; provided, that GSK will have the right to grant (sub)licenses under the GSK CP Specific Patents in its sole discretion and Wave will reasonably cooperate with such efforts (including by granting any license to GSK to effect the same) or that would limit or restrict the ability of GSK (or its Affiliates or its or their Sublicensees, as applicable) to sell GSK Collaboration Products anywhere in the Territory.

8.8.3.3 A Party bringing a GSK CP Infringement Action under this Section 8.8.3 (GSK CP Specific Patents) against any Third Party engaged in Competitive Infringement of the GSK CP Specific Patents will be solely responsible for any costs and expenses incurred by such Party as a result of such GSK CP Infringement Action. If such Party recovers monetary damages from such Third Party in such GSK CP Infringement Action, such recovery will [***].

8.8.4 Wave CP Specific Patents.

8.8.4.1 Wave will have the first right, but not the obligation, to bring and control, at its cost and expense, an appropriate suit or other action before any government or private tribunal against any person or entity allegedly engaged in any Competitive Infringement of any Wave CP Specific Patent (“Wave CP Infringement Action”) to remedy such Competitive Infringement (or to settle or otherwise secure the abatement of such Competitive Infringement). The foregoing right of Wave will include the right to perform all actions of a reference product sponsor set forth in 42 U.S.C. § 262(l). GSK will have the right, at its own cost and expense and by counsel of its choice, to be represented in (but not control) any Wave CP Infringement Action. At Wave’s request, GSK will join any Wave CP Infringement Action as a party (all at Wave’s cost and expense) if doing so is necessary for the purposes of establishing standing or is

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otherwise required by Applicable Law to pursue such action. Wave will have a period of [***] after its receipt or delivery of notice and evidence pursuant to Section 8.8.1 (Notification) to elect to so enforce such Wave CP Specific Patents in the applicable jurisdiction to remedy the Competitive Infringement (or to settle or otherwise secure the abatement of such Competitive Infringement), provided, however, that such period will be more than [***] to the extent Applicable Law prevents earlier enforcement of such Wave CP Specific Patents (such as the enforcement process set forth in 42 U.S.C. § 262(l)) and such period will be less than [***] days to the extent that a delay in bringing an action to enforce the applicable Wave CP Specific Patents against such alleged Third Party infringer would limit or compromise the remedies (including monetary and injunctive relief) available against such alleged Third Party infringer. In the event Wave does not so elect to remedy the Competitive Infringement (or settle or otherwise secure the abatement of such Competitive Infringement) within the aforementioned period of time or [***] before the time limit, if any, for the filing of a Wave CP Infringement Action, whichever is sooner, it will so notify GSK in writing and in the case where GSK then desires to commence a suit or take action to enforce the applicable Wave CP Specific Patents with respect to such Competitive Infringement (or settle or otherwise secure the abatement of such Competitive Infringement) in the applicable jurisdiction, the Parties will confer and, upon Wave’s prior written consent (not to be unreasonably withheld, conditioned or delayed), GSK will have the right to commence such a suit or take such action to enforce the applicable Wave CP Specific Patents with respect to such Competitive Infringement (or settle or otherwise secure the abatement of such Competitive Infringement), at GSK’s cost and expense. Each Party will provide to the Party enforcing any such rights under this Section 8.8.4.1 reasonable assistance in such enforcement, at such enforcing Party’s request and cost and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, and will reasonably consider the other Party’s comments on any such efforts.

8.8.4.2 Without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), neither Party will settle any Wave CP Infringement Action in any manner that would adversely affect a Wave CP Specific Patent; provided, that Wave will have the right to grant (sub)licenses under the Wave CP Specific Patents in its sole discretion and GSK will reasonably cooperate with such efforts (including by granting any license to Wave to effect the same) or that would limit or restrict the ability of Wave (or its Affiliates or its or their Sublicensees, as applicable) to sell Wave Collaboration Products anywhere in the Territory.

8.8.4.3 A Party bringing a Wave CP Infringement Action under this Section 8.8.4 (Wave CP Specific Patents) against any Third Party engaged in Competitive Infringement of the Wave CP Specific Patents will be solely responsible for any costs and expenses incurred by such Party as a result of such Wave CP Infringement Action. If such Party recovers monetary damages from such Third Party in such Wave CP Infringement Action, such recovery will [***].

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8.8.5 Wave Platform Technology Patents. As between the Parties, Wave will have the sole right and authority, at its sole cost and expense, to enforce all Wave Platform Technology Patents.

8.8.6 GSK Other Patents. As between the Parties, GSK will have the sole right and authority, at its sole cost and expense, to enforce all GSK Other Patents.

8.8.7 Wave Other Patents. As between the Parties, Wave will have the sole right and authority, at its sole cost and expense, to enforce all Wave Other Patents.

8.8.8 Assistance. A party shall have the right to request assistance from the other Party with an enforcement in this Section. If a Party requests assistance from the other Party, it shall pay all the cost and expenses incurred by the other Party for providing the requested assistance, which assistance shall not be unreasonably withheld, conditioned or delayed.

8.8.9 Consent for Characterization. Notwithstanding anything to the contrary set forth in this Agreement, for any enforcement in this Section (including defense of any claims that is or is to be enforced) (i) a Party or its Affiliates shall not characterize any disclosures, actions or inactions, e.g., publications, Patents, sale, offer for sale, etc., of the other Party without prior written consent from the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) GSK or its Affiliates shall not characterize any Wave Technology without prior written consent from Wave, which consent shall not be unreasonably withheld, conditioned or delayed; and (iii) Wave or its Affiliates shall not characterize any GSK Technology without prior written consent from GSK, which consent shall not be unreasonably withheld, conditioned or delayed.

8.9 Third Party Rights.

8.9.1 Notification. For a given Collaboration Program, the Parties will promptly notify each other of any written allegation that any activity pursuant to this Agreement relating to such Collaboration Program infringes or misappropriates the Patent rights of any Third Party. In addition, the Parties will notify each other if either Party desires to challenge, obtain a license or otherwise pursue a defense or settlement with respect to any Third Party Patent that may be considered to Cover Collaboration Compounds or Collaboration Products or their Manufacture or use for such Collaboration Program.

8.9.2 SERPINA1 Program. [***] Wave will have the sole right to seek a license with respect to any Patent or Know-How owned or controlled by a Third Party that Covers any SERPINA1 Compound or SERPINA1 Product or their Manufacture or use.

8.9.3 GSK CP Programs. As between the Parties, GSK will have the sole right to seek a license, at its cost and expense, with respect to any Patent owned or controlled by a Third Party that Covers any GSK Collaboration Compound or GSK Collaboration Product or their Manufacture or use.

8.9.4 Wave CP Programs. As between the Parties, Wave will have the sole right to seek a license, at its cost and expense, with respect to any Patent owned or controlled by a Third Party that Covers any Wave Collaboration Compound or Wave Collaboration Product or their Manufacture or use.

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8.9.5 Defense. Notwithstanding the foregoing, in the case a claim of infringement of a Patent is brought against a Party in a suit or other action or proceeding with respect to any Third Party Patent under Section 8.9.1 (Notification), such Party will have the right, at its own cost and expense and by counsel of its own choice, to prosecute and defend any such claim in such suit or other action or proceeding. If both Parties are named, the Parties will meet and determine who is best situated to lead any such suit or other action or proceeding.

8.9.6 Settlement. Without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), neither Party will settle any claim under this Section 8.9 (Third Party Rights) in any manner that would impose any material obligations, restriction or limitation on the other Party.

8.9.7 Challenge. Should either Party identify any Third Party Patent that it considers potentially relevant to a Collaboration Compound or Collaboration Product, or any Exploitation thereof, then that Party shall promptly notify the other Party of such Third Party Patent. As between the Parties, the Party (the “Challenging Party”) that has the right and responsibility of Commercialization for the relevant Collaboration Compound or Collaboration Product shall have the first right to bring a Patent Challenge against such Third Party Patent outside of an enforcement action by the Third Party against the Challenging Party, using counsel of its choice and at its own cost and expenses. Should a Challenging Party initiate such a Patent Challenge, then the other Party shall have a right, upon request, to review and provide input on any written submissions in the Patent Challenge, which input shall be considered in good faith by the Challenging Party. Should the Challenging Party request other assistance from the other Party, then the Challenging Party shall pay the cost and expenses incurred by the other Party for providing the requested assistance, which assistance shall not be unreasonably withheld, conditioned or delayed. The Parties agree that in any actions related to a Third Party right including challenging Third Party Patents, (i) a Party or its Affiliates shall not characterize any disclosures, actions or inactions, e.g., publications, Patents, sale, offer for sale, etc., of the other Party without prior written consent from the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) GSK or its Affiliates shall not characterize any Wave Technology without prior written consent from Wave, which consent shall not be unreasonably withheld, conditioned or delayed; and (iii) Wave or its Affiliates shall not characterize any GSK Technology without prior written consent from GSK, which consent shall not be unreasonably withheld, conditioned or delayed.

8.9.8 Cooperation. The Parties will reasonably cooperate with one another in prosecuting or defending any action pursuant to this Section 8.9 (Third Party Rights).

8.10 Patent Challenges by Third Parties.

8.10.1 Notification. The Parties will promptly notify each other in the event that any Third Party files, or threatens to file, any Third Party Patent Challenge against any Patent within the GSK Technology or Wave Technology.

8.10.2 Responsibility. In the event of a Third Party Patent Challenge against any Patent within the GSK Technology or Wave Technology, as between the Parties:

8.10.2.1 if such a Patent Challenge is brought by a Third Party defendant and is related to an enforcement action, the Parties shall defend against such a Patent Challenge in accordance with Section 8.8 (Enforcement);

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8.10.2.2 if such a Patent Challenge is brought by a Third Party in front of a forum other than a patent office, the Parties shall defend against such a Patent Challenge in accordance with Section 8.8 (Enforcement); and

8.10.2.3 if such a Patent Challenge is brought by a Third Party in front of a patent office and is not related to an enforcement action, or is brought by a Third Party anonymously, the Parties shall defend against such a Patent Challenge in accordance with Section 8.7 (Prosecution and Maintenance).

8.11 Personnel Obligations. Prior to receiving any Confidential Information or beginning work under a Collaboration Program, each employee, agent or independent contractor of GSK or Wave or of either Party’s respective Affiliates will be bound in writing by non-disclosure and invention assignment obligations which are consistent with the obligations of GSK or Wave under this Agreement (provided that where necessary in the case of a Third Party (i) such Third Party will agree to grant GSK or Wave, as the case may be, an exclusive license with the right to grant sublicenses with respect to resulting inventions and Patents; provided that such obligation to obtain ownership or an exclusive license will not apply to any improvements to the proprietary core or platform technology owned or in-licensed by such Third Party unless such improvements are necessary or reasonably useful to Develop, Manufacture or Commercialize Collaboration Compounds or Collaboration Products with respect to which such Third Party conducted its activities under such contract; and (ii) the period of time with respect to non-disclosure obligations may be shorter, if customary).

8.12 Further Action. Each Party will, upon the reasonable request of the other Party, provide such assistance and execute such documents as are reasonably necessary for such Party to exercise its rights and perform its obligations pursuant to this Section 8 (Intellectual Property); provided, however, that neither Party will be required to take any action pursuant to this Section 8 (Intellectual Property) that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any applicable court or government order or decree or Applicable Law.

9. PAYMENTS

9.1 Upfront Payment. In partial consideration of Wave’s grant of the rights and licenses to GSK hereunder, GSK will pay a total of One Hundred Twenty Million Dollars ($120,000,000), consisting of [***] (the proportionate allocation of this payment between Wave UK and Wave US, the “Wave Ratio”), such payment to be made within [***] following GSK’s receipt of an invoice from each of Wave US and Wave UK (which invoice may be delivered on or after the Effective Date). Each such payment will be non‑refundable, non‑creditable, and not subject to set‑off.

9.2 Equity Investment. Glaxo Group Limited and Wave Singapore will enter into the Equity Agreements as of the Execution Date. Both Parties acknowledge that in partial consideration of the rights granted to GSK under this Agreement, pursuant to and in accordance with the terms of the Share Purchase Agreement, an Affiliate of GSK will purchase ordinary shares of Wave Singapore at a premium for an aggregate price of Fifty Million Dollars ($50,000,000).

9.3 Target Validation Programs.

9.3.1 Research Term Extension Fees. In the event GSK elects to extend the Research Term for the First Research Term Extension Period, GSK will pay a fee of [***] (the “First Research Term Extension Fee”) to Wave no later than [***] after providing written notice of such election pursuant to Section 3.2.2(a) (First Research Term Extension Period)

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and after receipt of an invoice from Wave UK and Wave US. In the event the Parties [***] the Research Term for the Second Research Term Extension Period, GSK will pay a fee of [***] (the “Second Research Term Extension Fee”) to Wave no later than [***] after the date [***] to extend the Research Term for the Second Research Term Extension Period pursuant to Section 3.2.3(a) (Second Research Term Extension Period) after receipt of an invoice from Wave UK and Wave US. The First Research Term Extension Fee and the Second Research Term Extension Fee will be allocated between Wave UK and Wave US in accordance with the Wave Ratio.

9.3.2 Prepaid Research. GSK will pay Wave US and Wave UK, in accordance with the Wave Ratio, a total of [***] to fund an account (the “Prepaid Research Account”) as a prepayment for Wave’s costs and expenses to conduct its activities with respect to Target Validation Programs, such payment to be made [***] following the Effective Date and GSK’s receipt of an invoice from each of Wave US and Wave UK. [***] during the Research Term, the Parties will meet to determine the amount needed to replenish the Prepaid Research Account [***]. After the Parties determine the amount needed to replenish the Prepaid Research Account, Wave UK and Wave US will submit an invoice to GSK and GSK will pay the applicable Wave Parties within [***] after receipt of such invoice. [***].

9.4 GSK Collaboration Program Initiation Fee. On a Target Validation Program‑by‑Target Validation Program basis, GSK will pay a fee of [***] to convert such Target Validation Program to a GSK Collaboration Program (each, a “GSK Collaboration Program Initiation Fee”). Upon the occurrence of an event under either Section 3.4.9.4 or 3.4.9.5 giving rise to a payment of a GSK Collaboration Program Initiation Fee, Wave UK and Wave US will submit an invoice to GSK for such GSK Collaboration Program Initiation Fee. GSK will pay the GSK Collaboration Program Initiation Fee with respect to a given Target Validation Program no later than [***] after receipt of an invoice from Wave UK and Wave US for such GSK Collaboration Program Initiation Fee. Each GSK Collaboration Program Initiation Fee payment will be non‑refundable, non‑creditable, and not subject to set‑off.

9.5 Development Expenses.

9.5.1 SERPINA1 Program Expenses. Wave will be responsible for [***].

9.5.2 GSK Collaboration Program Expenses. Wave will be responsible for [***]. GSK will be responsible for [***]. [***] in accordance with Section 9.9 (Other Amounts Payable) for all such costs and expenses, if any, [***].

9.5.3 Wave Collaboration Program Expenses. Wave will be responsible for one hundred percent (100%) of all costs and expenses incurred by Wave for the performance of the Wave CPs.

9.6 Development Milestones.

9.6.1 SERPINA1 Development Milestone Payments. GSK will make the one‑time (except as provided below) milestone payments set forth in Table 9.6.1 below (each, a “SERPINA1 Development Milestone Payment”) to Wave in accordance with Section 9.6.3.3 upon the first achievement of each development or regulatory milestone event set forth in Table 9.6.1 (each, a “SERPINA1 Development Milestone Event”) by a SERPINA1 Product.

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Table 9.6.1 – SERPINA1 Development Milestones
SERPINA1 Development Milestone Event	SERPINA1 Development Milestone Payment
[***]	[***]

9.6.2 GSK Collaboration Products Development Milestone Payments. On a GSK Collaboration Target‑by‑GSK Collaboration Target basis, GSK will make the one‑time (except as provided below) milestone payments in Table 9.6.2 below (each, a “GSK Collaboration Development Milestone Payment,” and together with SERPINA1 Development Milestone Payments, a “Development Milestone Payment”) to Wave in accordance with Section 9.6.3.6 upon the first achievement of each development and regulatory milestone event (each, a “GSK Collaboration Development Milestone Event” and together with the SERPINA1 Development Milestone Events, a “Development Milestone Event”) by a GSK Collaboration Product directed to each GSK Collaboration Target.

Table 9.6.2 – GSK Collaboration Development Milestones
GSK Collaboration Development Milestone Event	Development Milestone Payment for GSK Collaboration Program [***]	Development Milestone Payment for GSK Collaboration Program [***]
[***]	[***]	[***]

9.6.3 Additional Development Milestone Terms. Notwithstanding the foregoing, for the purpose of construing the Development Milestone Payments specified in Table 9.6.1 or Table 9.6.2 above:

9.6.3.1 Each SERPINA1 Development Milestone Payment will be payable only once on the first achievement of the applicable SERPINA1 Development Milestone Event by a SERPINA1 Product, notwithstanding the number of times one or more SERPINA1 Products may achieve any such SERPINA1 Development Milestone Event.

9.6.3.2 If any given SERPINA1 Development Milestone Payment is due with respect to a SERPINA1 Product and one or more previous SERPINA1 Development Milestone Payments with respect to such SERPINA1 Product that would reasonably have been anticipated to precede such SERPINA1 Development Milestone Payment for the achievement of SERPINA1 Development Milestone Events have not been paid for any reason, then payment of all such preceding unpaid SERPINA1 Development Milestone Payments with respect to such SERPINA1 Product will be due at such time as well.

9.6.3.3 Wave will provide written notice to GSK of the achievement of [***] after such achievement. After receipt of such notice, Wave UK and

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Wave US will submit an invoice to GSK for the corresponding Development Milestone Payment; provided that unless otherwise determined by Wave in its sole discretion, [***]. GSK will make the corresponding Development Milestone Payment to the applicable Wave Party or Wave Parties within [***] after receipt of such invoice.

9.6.3.4 Each GSK Collaboration Development Milestone Payment will be payable only once with respect to a specified GSK Collaboration Target, on the first achievement of the applicable GSK Collaboration Development Milestone Event by a GSK Collaboration Product directed to such GSK Collaboration Target, notwithstanding the number of times one or more GSK Collaboration Products directed to the same such GSK Collaboration Target may achieve any such GSK Collaboration Development Milestone Event.

9.6.3.5 If, for a GSK Collaboration Target, any given GSK Collaboration Development Milestone Payment is due with respect to such GSK Collaboration Target and one or more previous GSK Collaboration Development Milestone Payments with respect to such GSK Collaboration Target that would reasonably have been anticipated to precede such GSK Collaboration Development Milestone Payment for the achievement of GSK Collaboration Development Milestone Events have not been paid for any reason, then payment of all such preceding unpaid GSK Collaboration Development Milestone Payments with respect to such GSK Collaboration Target will be due at such time as well.

9.6.3.6 GSK will provide Wave with written notice of its achievement of each GSK Collaboration Development Milestone Event within [***] after such achievement. After receipt of such notice, Wave UK and Wave US will submit an invoice to GSK for the corresponding GSK Collaboration Development Milestone Payment; provided that unless otherwise determined by Wave in its sole discretion, (a) [***]. GSK will make the corresponding Development Milestone Payment to the applicable Wave Party or Wave Parties within [***] after receipt of such invoice.

9.7 Sales Milestones.

9.7.1 GSK Sales Milestones.

9.7.1.1 SERPINA1 Product Sales Milestone Payments. GSK will make the following one‑time payments set forth in Table 9.7.1.1 below (each, a “SERPINA1 Product Sales Milestone Payment”) to Wave in accordance with Section 9.7.1.3 when aggregate annual Net Sales in the Territory in a given Calendar Year of all SERPINA1 Products first reach the dollar thresholds indicated in Table 9.7.1.1 (each, a “SERPINA1 Product Sales Milestone Event”):

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Table 9.7.1.1 – SERPINA1 Product Sales Milestones
Annual Net Sales in a Given Calendar Year for all SERPINA1 Products	SERPINA1 Product Sales Milestone Payment
[***]	[***]

9.7.1.2 GSK Collaboration Product Sales Milestone Payments. On a GSK Collaboration Target‑by‑GSK Collaboration Target basis, GSK will make the following one‑time payments set forth in Table 9.7.1.2 below (each, a “GSK Collaboration Product Sales Milestone Payment” and together with the SERPINA1 Product Sales Milestone Payments, the “GSK Sales Milestone Payments”) to Wave in accordance with Section 9.7.1.3 when aggregate annual Net Sales in the Territory in a given Calendar Year of all GSK Collaboration Products directed to a given GSK Collaboration Target first reach the dollar thresholds indicated in Table 9.7.1.2 (each, a “GSK Collaboration Product Sales Milestone Event” and together with the SERPINA1 Product Sales Milestone Events, the “GSK Sales Milestone Events”):

Table 9.7.1.2 – GSK Collaboration Product Sales Milestones
Annual Net Sales in a Given Calendar Year for all GSK Collaboration Products directed to a Particular GSK Collaboration Target	GSK Collaboration Product Sales Milestone Payment
[***]	[***]

9.7.1.3 Additional GSK Sales Milestone Payment Terms.

(a) Each SERPINA1 Product Sales Milestone Payment will be payable only once, the first time worldwide annual Net Sales in a given Calendar Year for all SERPINA1 Products achieve the SERPINA1 Product Sales Milestone Event set forth in Table 9.7.1.1 above, notwithstanding the number of times one or more SERPINA1 Products may achieve any such SERPINA1 Product Sales Milestone Event.

(b) The SERPINA1 Product Sales Milestone Payments in Section 9.7.1.1 (SERPINA1 Product Sales Milestone Payments) are additive, such that if more than one SERPINA1 Product Sales Milestone Event specified above is achieved in the same Calendar Year, then each corresponding SERPINA1 Product Sales Milestone Payment for such SERPINA1 Product Sales Milestone Event will be payable in the same Calendar Year.

(c) Each GSK Collaboration Product Sales Milestone Payment will be payable only once per GSK Collaboration Target, the first time

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worldwide annual Net Sales in a given Calendar Year for all GSK Collaboration Products directed to such GSK Collaboration Target achieve the GSK Collaboration Product Sales Milestone Event set forth in Table 9.7.1.2 above, notwithstanding the number of times one or more GSK Collaboration Products directed to such same GSK Collaboration Target may achieve any such GSK Collaboration Product Sales Milestone Event.

(d) The GSK Collaboration Product Sales Milestone Payments in Section 9.7.1.2 (GSK Collaboration Product Sales Milestone Payments) are additive, such that if more than one GSK Collaboration Product Sales Milestone Event specified above is achieved in the same Calendar Year, then each corresponding GSK Collaboration Sales Milestone Payment for such GSK Collaboration Sales Milestone Event will be payable in the same Calendar Year.

(e) Each GSK Sales Milestone Payment will be deemed earned upon achievement of the corresponding GSK Sales Milestone Event, taking into account total sales of all SERPINA1 Products or GSK Collaboration Products directed to a particular GSK Collaboration Target, as applicable, and GSK will notify Wave within [***] after achievement of such GSK Sales Milestone Event. After receipt of such notice, Wave will submit one or more invoices to GSK for the corresponding GSK Sales Milestone Payment. GSK will make the corresponding GSK Sales Milestone Payment within [***] after receipt of such invoice.

9.7.2 Wave Sales Milestone Payments. On a Wave Collaboration Target‑by‑Wave Collaboration Target basis, Wave will make the following one‑time payments set forth in Table 9.7.2 below (each, a “Wave Sales Milestone Payment”) to GSK in accordance with Section 9.7.2.1 (Additional Wave Sales Milestone Payment Terms) when aggregate annual Net Sales in the Territory in a given Calendar Year of all Wave Collaboration Products directed to a Wave Collaboration Target first reach the dollar thresholds indicated in Table 9.7.2 (each, a “Wave Sales Milestone Event”):

Table 9.7.2 – Wave Sales Milestones
Annual Net Sales in a Given Calendar Year for all Wave Collaboration Products directed to a Particular Wave Collaboration Target	Sales Milestone Payment for Wave Collaboration Products [***]	Sales Milestone Payment for Wave Collaboration Products [***]
[***]	[***]	[***]

9.7.2.1 Additional Wave Sales Milestone Payment Terms.

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(a) Each Wave Sales Milestone Payment will be payable only once per Wave Collaboration Target, the first time worldwide annual Net Sales in a given Calendar Year for all Wave Collaboration Products directed to such Wave Collaboration Target achieve the Wave Sales Milestone Event set forth in Table 9.7.2 above, notwithstanding the number of times one or more Wave Collaboration Products directed to such same Wave Collaboration Target may achieve any such Wave Sales Milestone Event.

(b) The Wave Sales Milestone Payments in Section 9.7.2 (Wave Sales Milestone Payments) are additive, such that if more than one Wave Sales Milestone Event specified above is achieved in the same Calendar Year, then each corresponding Wave Sales Milestone Payment for such Wave Sales Milestone Event will be payable in the same Calendar Year.

(c) Each Wave Sales Milestone Payment will be deemed earned upon achievement of the corresponding Wave Sales Milestone Event, taking into account total sales of Wave Collaboration Products directed to a particular Wave Collaboration Target and Wave will notify GSK within [***] after achievement of such Wave Sales Milestone Event. After receipt of such notice, GSK will submit an invoice to Wave for the corresponding Wave Sales Milestone Payment. Wave will make the corresponding Wave Sales Milestone Payment within [***] after receipt of such invoice.

9.8 Royalties.

9.8.1 SERPINA1 Product Royalties. During the applicable Royalty Term for a SERPINA1 Product, GSK will make royalty payments to Wave based on worldwide aggregate annual Net Sales made for such SERPINA1 Product in the Field in the Territory by GSK and its Related Parties in a given Calendar Year at the Royalty Rates set forth in Table 9.8.1 below (the “SERPINA1 Product Royalty”).

Table 9.8.1 – Royalty Rates
Annual Net Sales in a Given Calendar Year of each SERPINA1 Product (for clarity, not aggregated across multiple SERPINA1 Products)	Royalty Rate Paid on the Portion of Annual Net Sales in the Territory
[***]	[***]

[***].

9.8.2 GSK Collaboration Product Royalties. On a GSK Collaboration Product‑by‑GSK Collaboration Product basis, during the applicable Royalty Term for a GSK Collaboration Product, GSK will make royalty payments to Wave based on worldwide aggregate annual Net Sales made for each GSK Collaboration Product in the Field in the Territory by GSK

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and its Related Parties in a given Calendar Year at the Royalty Rates set forth in Table 9.8.2 below (the “GSK Collaboration Product Royalty”).

Table 9.8.2 – Royalty Rates
Annual Net Sales in a Given Calendar Year of each GSK Collaboration Product (for clarity, not aggregated across multiple GSK Collaboration Products)	Royalty Rate Paid on the Portion of Annual Net Sales in the Territory
[***]	[***]

[***].

9.8.3 Wave Collaboration Product Royalties. On a Wave Collaboration Product‑by‑Wave Collaboration Product basis, during the applicable Royalty Term for a Wave Collaboration Product, Wave will make royalty payments to GSK based on worldwide aggregate annual Net Sales made for each Wave Collaboration Product directed to such Wave Collaboration Target in the Field in the Territory by Wave and its Related Parties in a given Calendar Year at the Royalty Rates set forth in Table 9.8.3 below (the “Wave Collaboration Product Royalty”).

Table 9.8.3 – Royalty Rates

Annual Net Sales in a Given Calendar Year of each Wave Collaboration Product directed to a particular Wave Collaboration Target (for clarity, not aggregated across multiple Wave Collaboration Products)

	Royalty Rate Paid on the Portion of Annual Net Sales in the Territory for Wave Collaboration Products [***]	Royalty Rate Paid on the Portion of Annual Net Sales in the Territory for Wave Collaboration Products [***]
[***]	[***]	[***]

[***].

9.8.4 Royalty Payments and Reductions.

9.8.4.1 Royalty Term. Subject to the terms of this Agreement, on a Collaboration Product‑by‑Collaboration Product and country‑by‑country basis, the Royalties due under this Section 9.8 (Royalties) will be payable on aggregate annual Net Sales of a Collaboration Product in a country during the period commencing on the First Commercial Sale of such Collaboration Product in such country until the [***]. For purposes of determining whether a royalty threshold above has been attained, Net Sales that are generated by sales of a Collaboration Product in a country for which the Royalty Term has expired shall be excluded from the total amount of Net Sales.

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9.8.4.2 Only One Royalty. Only one royalty will be due with respect to the sale of the same unit of Collaboration Product. Only one royalty will be due hereunder on the sale of a Collaboration Product even if the manufacture, use, sale, offer for sale, or importation of such Collaboration Product infringes more than one claim of the Royalty Patents.

9.8.4.3 Royalty Reductions.

(a) Royalty Reduction upon Patent Expiration. Subject to Section 9.8.4.3(e) (Cumulative Reductions Floor), on a Collaboration Product‑by‑Collaboration Product and country-by-country basis, if during the Royalty Term for a given Collaboration Product in a particular country, [***].

(b) Reduction for Generic Competition. Subject to Section 9.8.4.3(e) (Cumulative Reductions Floor), on a Collaboration Product‑by‑Collaboration Product and country-by-country basis, [***].

(c) Royalty Stacking. Subject to Section 9.8.4.3(e) (Cumulative Reductions Floor), on a Collaboration Product‑by‑Collaboration Product and country-by-country basis, under any Collaboration In-License [***].

(d) [***]. Subject to Section 9.8.4.3(e) (Cumulative Reductions Floor), on a GSK Collaboration Product‑by‑GSK Collaboration Product basis, in the event that [***].

(e) Cumulative Reductions Floor. In no event will the application of the reductions set forth in [***].

9.8.4.4 Wave Royalty Payments to GSK. The Royalty provisions in this Section 9.8.4 (Royalty Payments and Reductions) will apply to payments made by Wave to GSK on Wave Collaboration Products, mutatis mutandis.

9.9 Other Amounts Payable. With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is specified in this Agreement, within [***] after the end of each Calendar Quarter each Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed in respect of such Calendar Quarter. The owing Party will pay any undisputed amounts within [***] after receipt of the invoice, and will pay any disputed amounts owed by such Party within [***] of resolution of the Dispute.

9.10 Payment Terms.

9.10.1 Manner of Payment. All payments to be made by a Party hereunder will be made in Dollars by wire transfer to such bank account as the other Party may designate. Invoices to GSK will be sent in accordance with Schedule 9.10.1.

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9.10.2 Reports and Royalty Payments. Commencing upon the First Commercial Sale of a Collaboration Product and continuing for as long as Royalties are due under Section 9.8 (Royalties), within [***] after each Calendar Quarter ending on March 31, June 30, September 30 or December 31, GSK will furnish to Wave a written report that includes the following information for such Calendar Quarter on a Collaboration Product-by-Collaboration Product and country-by-country basis: (a) [***] (each, a “Royalty Report”). All such reports will be treated as Confidential Information of GSK. GSK shall pay to Wave the royalties payable under this Section with respect to a given Calendar Quarter within [***] following the end of each Calendar Quarter together with delivery of the applicable Royalty Report.

9.10.3 Records; Audits.

9.10.3.1 GSK will, and will ensure that its Related Parties (as applicable), keep complete and accurate records in accordance with its record retention policies applicable to such books and records, but in any event for a period of at least [***] after the end of the Calendar Year in which any such payment becomes payable, in sufficient detail to confirm the accuracy of the calculations hereunder and in accordance with the applicable Accounting Standard that is normally applied by such Party with respect to the filing of its reporting.

9.10.3.2 During the Term and for [***] thereafter, GSK will permit, and will cause its Related Parties to permit, an independent certified public accounting firm of nationally recognized standing selected by Wave, and reasonably acceptable to GSK or such Related Party to have access to and to review, during normal business hours and under obligations of confidentiality at least as protective of GSK Confidential Information as the confidentiality provisions of Section 10 (Confidentiality) and upon [***] prior written notice, no more frequently than [***] period (except in the case of fraud), to verify the accuracy of the Royalty Reports and payments under this Section 9 (Payments) with respect to any Calendar Year ending not more than [***] prior to such audit request. The accounting firm will disclose to GSK and Wave only whether the Royalty Reports are correct or incorrect and the specific details concerning any discrepancies. If such accounting firm concludes that additional amounts were owed during such period, and GSK agrees with such calculation, GSK will promptly pay the additional undisputed amount. If such accounting firm concludes that an overpayment was made, such overpayment will be fully creditable against amounts payable in subsequent payment periods. Wave will pay for the cost of any audit, unless GSK has underpaid Wave by [***] or more for the audited period. Each Party will treat all information that it receives under this Section 9.10.3.2 in accordance with the confidentiality provisions of Section 10 (Confidentiality), and will cause its accounting firm to enter into an acceptable, reasonable confidentiality agreement with the other Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement, except to the extent necessary for such Party to enforce its rights under this Agreement.

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9.10.4 Currency Exchange. With respect to Net Sales of Collaboration Products invoiced in Dollars, the Net Sales, Royalties, and other amounts due to Wave hereunder will be expressed in Dollars. When conversion of payments from any foreign currency is required to be undertaken by GSK, the Dollar equivalent will be calculated using [***] for the conversion of foreign currency sales into Dollars.

9.10.5 Taxes.

9.10.5.1 VAT. It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of VAT. Where VAT is properly added to a payment made under this Agreement, the Party making the payment will pay the amount of such VAT only on receipt of a valid Tax invoice (or, where there is no provision in the legislation for the jurisdiction concerned that a VAT invoice is required to be issued, a written demand containing such information as is customary in that jurisdiction) issued in accordance with the Applicable Laws and regulations of the country in which the VAT is chargeable.

9.10.5.2 Withholding Taxes. In the event any payments made pursuant to this Agreement become subject to withholding Taxes under the Applicable Law or regulations of any jurisdiction, the Party making such payment will deduct and withhold the amount of such Taxes for the account of the payee to the extent required by Applicable Law and such amounts payable to the payee will be reduced by the amount of Taxes deducted and withheld. Any such withholding Taxes required under Applicable Law to be paid or withheld will be an expense of, and borne solely by, the payee, and the payee will indemnify and hold harmless the Party making any payment pursuant to this Agreement for any such withholding Taxes (including, for the avoidance of doubt, any additional amounts of Taxes later determined by a Tax Authority to have been required to be withheld); provided, however, that the Party making such payment will not be entitled to indemnification for any penalties or other additions to Tax arising solely as a result of such Party’s failure to timely remit the applicable Taxes in accordance with the Tax forms provided by the payee pursuant to Section 9.10.5.5 (Tax Cooperation).

9.10.5.3 No Other Reductions. Apart from any such permitted withholding and those deductions expressly included in the definition of Net Sales, the amounts payable hereunder will not be reduced on account of any Taxes, unless required by Applicable Law.

9.10.5.4 Tax Exemptions and Credits. The Parties will cooperate with each other in seeking any tax exemption or credits that may be available with respect to any Collaboration Product, including the tax credit available under Section 45C of the Internal Revenue Code by reason of a Party’s research and development expenditures contributing to the Collaboration Product being granted orphan drug status by the FDA, or equivalent foreign Applicable Law.

9.10.5.5 Tax Cooperation. To the extent that the Party making a payment is required to deduct and withhold Taxes on any payments under this

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Agreement, the Party making such payment will pay the amounts of such Taxes to the proper Tax Authority in a timely manner and promptly transmit to the payee an official Tax certificate or other evidence of such withholding sufficient to enable the payee to claim such payments of Taxes. To the extent that the Party making a payment under this Agreement is required to deduct and withhold Taxes on any such payment, such Party will provide the payee with written notice of the required withholding as promptly as reasonably practical (and in any event, no later than [***] prior to making such payment and will cooperate with the payee as provided in this Section 9.10.5.5 (Tax Cooperation) in order to mitigate the imposition of such withholding Taxes, and the payee will provide any Tax forms to the Party making such payment that may be reasonably necessary in order for such Party not to withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income Tax treaty. The payee will use reasonable efforts to provide any such Tax forms to the Party making the payment at least [***] prior to the due date for any payments for which the payee desires that the Party making the payment apply a reduced withholding rate. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding Taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding Tax or VAT.

9.10.5.6 Withholding Indemnification and Reimbursement. Notwithstanding anything in this Agreement to the contrary, if an action (including any assignment or sublicense of its rights or obligations under this Agreement to any Person that is tax resident in a jurisdiction other than the jurisdiction of the Party taking such action, or any failure to comply with Applicable Laws or filing or record retention requirements) by a Party leads to the imposition of withholding Tax liability or VAT on the other Party that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, such Party will indemnify and hold harmless the other Party from any such additional or increased withholding Tax liability or VAT (except to the extent that the other Party can reclaim it, provided that such other Party will be reimbursed for any reasonable Out-of-Pocket costs incurred in the reclaim).

9.10.5.7 Wave US Treaty Eligibility:

(a) Wave US warrants that Wave US is resident for tax purposes in the United States of America and that Wave US is entitled to relief from United Kingdom income Tax under the terms of the double tax agreement between the United Kingdom and the United States of America. Wave US shall notify GSK immediately in writing in the event that Wave US ceases to be entitled to such relief.

(b) Pending receipt of formal certification from the UK Tax Authority, GSK may pay royalty income and any other payments under this Agreement to

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Wave US by deducting tax at a rate specified in the double tax treaty between the United Kingdom and the United States of America.

9.10.6 Blocked Payments. In the event that, by reason of Applicable Law in any country, it becomes impossible or illegal for a Party to transfer, or have transferred on its behalf, payments owed the other Party hereunder, such Party will promptly notify the other Party of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of [***], in a recognized banking institution selected by the transferring Party, as the case may be, and identified in a written notice given to the other Party.

9.10.7 Interest Due. Each paying Party will pay the other Party interest on any undisputed payments that are not paid on or before the date such payments are due under this Agreement at the per annum rate of [***] over the then current secured overnight financing rate for the payment currency published by the [***] on the date it falls due or the maximum rate allowable by Applicable Law, whichever is lower.

9.10.8 Wave Payments to GSK. The payment terms in this Section 9.10 (Payment Terms) will apply to payments made by Wave to GSK on Wave Collaboration Products, mutatis mutandis.

10. CONFIDENTIALITY

10.1 Confidentiality Obligations. Except as expressly permitted by this Agreement, each Party agrees that during the Term and for ten (10) years thereafter, such Party will, and will ensure that its Affiliates and its and their respective Personnel (“Representatives”), hold in confidence all Confidential Information disclosed to it by the other Party pursuant to this Agreement (or the Existing Confidentiality Agreement, as applicable). The Receiving Party will not disclose any of the Confidential Information, except to its Representatives who need to know the Confidential Information for the purpose of performing the Receiving Party’s obligations, or exercising its rights, under this Agreement and who are bound by obligations of non-use and non-disclosure substantially similar to those set forth herein. The Receiving Party will be responsible for any disclosure or use of the Confidential Information in breach of its obligations hereunder by such Representatives. The Receiving Party will protect Confidential Information using not less than the same care with which it treats its own confidential information, but at all times will use at least reasonable care. Each Party will: (i) implement and maintain appropriate security measures to prevent unauthorized access, disclosure or use of the other Party’s Confidential Information; (ii) promptly notify the other Party of any unauthorized access or disclosure of such other Party’s Confidential Information (and, in the case of Wave as the Receiving Party, will send an e-mail to csir@gsk.com); and (iii) cooperate with such other Party in good faith in connection with the investigation and remediation of any such unauthorized access or disclosure. The existence and terms of this Agreement and the Equity Agreements are the Confidential Information of each Party. All information exchanged between the Parties regarding the Prosecution and Maintenance and enforcement and defense of the Patents under Section 8 (Intellectual Property) will be the Confidential Information of the Disclosing Party.

10.2 Exceptions to Confidentiality. The obligations of nondisclosure and non‑use set forth in Section 10.1 (Confidentiality Obligations) will not apply to the extent that such Confidential Information:

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10.2.1 is or becomes generally available to the public other than as a result of improper disclosure by the Receiving Party;

10.2.2 is already known by or in the possession of the Receiving Party at the time of disclosure by the Disclosing Party, and not through a prior disclosure by the Disclosing Party as documented by the Receiving Party’s contemporaneously dated written business records;

10.2.3 is independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information, as documented by the Receiving Party’s contemporaneously dated written business records; or

10.2.4 is obtained by the Receiving Party from a Third Party that the Receiving Party believes, acting reasonably and in good faith, after due inquiry, has not breached any obligations of confidentiality as documented by the Receiving Party’s contemporaneously dated written business records.

10.3 Permitted Disclosures.

10.3.1 Notwithstanding the obligations of confidentiality and non‑use set forth above, a Receiving Party may provide Confidential Information disclosed to it, and disclose the existence and terms of this Agreement or the Equity Agreements as may be reasonably required in order to perform its obligations and to exploit its licenses and other rights under this Agreement, and specifically to (a) Related Parties, and their employees, directors, agents, consultants, or advisors to the extent necessary for the potential or actual performance of its obligations or exercise of its licenses and other rights under this Agreement in each case who are under an obligation of confidentiality with respect to such information that is no less stringent than the terms of this Section 10.3 (Permitted Disclosures); (b) Governmental Authorities or other Regulatory Authorities in order to obtain patents or perform its obligations or exploit its rights under this Agreement, provided that such Confidential Information will be disclosed only to the extent reasonably necessary to do so, and where permitted, subject to confidential treatment; (c) the extent required by Applicable Law, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity; (d) with respect to the terms of this Agreement and the Equity Agreements only, any bona fide actual or prospective acquirers, underwriters, investors, lenders, or other financing sources and any bona fide actual or prospective collaborators, licensors, Sublicensees, licensees, or strategic partners and to employees, directors, agents, consultants, and advisers of any such Third Party, in each case, who are under obligations of confidentiality and non‑use with respect to such information that is no less stringent than the terms of this Section 10.3 (Permitted Disclosures) (but of duration customary in confidentiality agreements entered into for a similar purpose); and (e) to Third Parties to the extent a Party is required to do so pursuant to the terms of a Third Party Agreement.

10.3.2 In making any disclosures set forth in this Section 10.3 (Permitted Disclosures), the Receiving Party will, where reasonably practicable, give such advance notice to the Disclosing Party of such disclosure requirement as is reasonable under the circumstances and will use its reasonable efforts to cooperate with the Disclosing

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Party in order to secure confidential treatment of such Confidential Information required to be disclosed. In addition, in connection with any permitted filing by either Party of this Agreement with any Governmental Authority the Receiving Party will (i) endeavor to obtain confidential treatment of economic, trade secret and such other information as may be requested by the Disclosing Party, (ii) provide the Disclosing Party with the proposed confidential treatment request within a reasonable time for the Disclosing Party to provide comments, and the Receiving Party will consider and incorporate such comments in good faith in connection with its submission of its confidential treatment request, and (iii) submit the proposed disclosure in writing to the Disclosing Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon and the Receiving Party will incorporate such comments in good faith.

10.3.3 Notwithstanding Section 10.1 (Confidentiality Obligations) and Section 10.4 (Publications and Publicity), without limiting this Section 10.3 (Permitted Disclosures), (i) the Receiving Party may disclose the Confidential Information of the Disclosing Party to the extent required by Applicable Law or court order; provided, however, that the Receiving Party will first provide the Disclosing Party prior notice of such disclosure and give the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order or required to be disclosed be held in confidence by such court or Governmental Authority or, if disclosed, be used only for the purposes for which the order was issued or such disclosure was required by Applicable Law; provided, further, that the Confidential Information disclosed in response to such order or as required by Applicable Law will be limited to the information that is legally required to be disclosed in response to such order or by such Applicable Law; and (ii) the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent any such disclosure is, in the opinion of the Receiving Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the Receiving Party are listed (or to which an application for listing has been submitted); provided that, in the event the Receiving Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Receiving Party will submit the proposed disclosure to the Disclosing Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon.

10.4 Publications and Publicity.

10.4.1 Publications.

10.4.1.1 Clinical Trials. Subject to Section 10.4.1.3, GSK shall have the right to (a) publish the results or summaries of results of all GSK-sponsored or supported clinical trials, observational studies, and other studies such as meta analyses, in each case conducted with respect to a SERPINA1 Compound, SERPINA1 Product, GSK Collaboration Compound or GSK Collaboration Product in any clinical trial register maintained by GSK or its Affiliates and the protocols of clinical trials relating to such Collaboration Products on www.ClinicalTrials.gov and in each case publish the results, summaries, and protocols of such clinical

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trials or studies on such other websites and repositories and at scientific congresses and in a peer-reviewed journal within such timescales as required by Applicable Law or GSK’s or its Affiliates' standard operating procedures, irrespective of the outcome of such clinical trials or studies; (b) make information from clinical trials and studies conducted with respect to a SERPINA1 Compound, SERPINA1 Product, GSK Collaboration Compound or GSK Collaboration Product available under GSK’s data sharing initiative; and (c) publish the status of each SERPINA1 Compound, SERPINA1 Product, GSK Collaboration Compound or GSK Collaboration Product in its annual and quarterly reports and updates regarding GSK’s research and development pipeline. Each such publication or disclosure made in accordance with this Section 10.4.1.1 (Clinical Trials) shall not be a breach of the confidentiality obligations provided in this Section 10 (Confidentiality)and GSK shall be entitled to maintain such publication or disclosure even following any termination of GSK’s rights in respect of the relevant SERPINA1 Compound, SERPINA1 Product, GSK Collaboration Compound or GSK Collaboration Product.

10.4.1.2 Other Publications. Subject to Section 10.4.1.1 (Clinical Trials), except for disclosures permitted in accordance with Section 10.3 (Permitted Disclosures), either Party wishing to make a publication or public presentation that contains the Confidential Information of the other Party will deliver to the other Party a copy of the proposed written publication or presentation within a reasonable time prior to submission for publication or an outline for the planned presentation to allow the reviewing Party to review such proposed publication or presentation and a copy of the proposed presentation within a reasonable time prior to submission and the publishing Party will (a) implement any reasonable comment provided by the reviewing Party with respect to such proposed publication or presentation; (b) at the reviewing Party’s request, remove any Confidential Information of the reviewing Party from such proposed publication or presentation and (c) delay the submission or publication of such proposed publication or presentation for a period of up to [***] to permit the preparation and filing of a patent application as needed to preserve the patentability of any Confidential Information of the reviewing Party. With respect to any proposed publications or disclosures by investigators or academic or non‑profit collaborators, such materials will be subject to review under this Section 10.4 (Publications and Publicity) to the extent that GSK or Wave, as the case may be, has the right and ability to do so (after using Commercially Reasonable Efforts to obtain such right and ability). The publishing Party will ascribe authorship of any proposed publication or presentation under this Section 10.4.1 (Publications) using accepted standards used in peer-reviewed, academic journals at the time of the publication or presentation, and any such publication or presentation relating to any Collaboration Target, Collaboration Compound or Collaboration Product directed to any Collaboration Target, in each case, will contain appropriate acknowledgements of the contribution of the reviewing Party to the activities that are the subject of such publication or presentation, in accordance with generally accepted academic practice.

10.4.1.3 Notwithstanding anything herein to the contrary: (a) with respect to the SERPINA1 Program, (i) Wave will have the right to publicly present or publish results relating to the SERPINA1 Phase 1/2 Program; and (ii) GSK will have the

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right to publicly present or publish results relating to the SERPINA1 Program from and after the commencement of the SERPINA1 Late Development Term, provided that, in each case ((i)-(ii)), the Parties will provide each such proposed publication or presentation to each other for review and comment as set forth in Section 10.4.1.2 (Other Publications); (b) GSK will have the right to publicly present or publish results of studies with respect to any GSK CP in its sole discretion; provided that in the event the proposed publication or presentation contains any discussion of the Wave Platform, GSK will provide such proposed publication or presentation to Wave for review and comment as set forth in Section 10.4.1.2 (Other Publications); (c) Wave will have the right to publicly present or publish results of studies with respect to any Wave CP in its sole discretion; provided that in the event the proposed publication or presentation contains any discussion of the GSK Technology, Wave will provide such proposed publication or presentation to GSK for review and comment as set forth in Section 10.4.1.2 (Other Publications); and (d) with respect to each Target Validation Program, (i) Wave will have the right to publicly present or publish results related to any Target Validation Program [***] in its sole discretion; (ii) GSK will have the right to publicly present or publish results related to any Target Validation Program for [***] in its sole discretion and (iii) neither Party will have the right to publicly present or publish results relating to any Target Validation Program for [***] without the other Party’s prior written consent.

10.4.2 Publicity. Except as set forth in Section 10.2 (Exceptions to Confidentiality), 10.4 (Publications and Publicity) or 10.5 (Press Release), the terms of this Agreement and the Equity Agreements, respectively, may not be disclosed by either Party. Neither Party will use the name, Trademark, trade name or logo of the other Party or its employees in any publicity, news release or disclosure relating to this Agreement, the Equity Agreements, such agreements’ subject matter, or the activities of the Parties hereunder, in each case, without the prior express written permission of the other Party, except (a) as may be required by Applicable Law, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in any country other than the United States or of any stock exchange or listing entity, provided that the Party making such disclosure or use of the name, Trademark, trade name, or logo of the other Party or its employees, gives the other Party reasonable prior written notice and otherwise complies with Section 10.3 (Permitted Disclosures), or (b) as expressly permitted by the terms hereof.

10.5 Press Release.

10.5.1 By Either Party. The Parties will make a joint public announcement in the form as the press release attached hereto as Schedule 10.5.1. Following such initial press release, except as provided in Section 10.4.2 (Publicity) or this Section 10.5.1 (By Either Party), neither Party will issue any press release or public announcement relating to the terms and conditions of this Agreement without the prior written approval of the other Party (such approval not to be unreasonably withheld), except that a Party may (a) once a press release or other public statement is approved in writing by both Parties, make subsequent public disclosure of the information contained in such press release or other written statement without the further approval of the other Party (so long as such information remains true and correct), and (b) issue a press release or public announcement as required by

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Applicable Law (including a press release corresponding to any securities disclosure, such as pursuant to a Form 8‑K), including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity, provided that the Party issuing such press release gives reasonable prior notice to the other Party of and the opportunity to comment on the press release or public announcement, and otherwise complies with this Section 10 (Confidentiality).

10.5.2 Activities under this Agreement. Notwithstanding anything in this Section 10.5 (Press Release) to the contrary, (a) GSK may issue a press release or make a public disclosure relating to its (i) Development or Manufacture (if GSK is Manufacturing Lead) of any SERPINA1 Compound or SERPINA1 Product (in each case from and after the commencement of the SERPINA1 Late Development Term), GSK Collaboration Compound or GSK Collaboration Product under this Agreement (as applicable) and (ii) Commercialization of any SERPINA1 Product or GSK Collaboration Product; provided that such press release or public disclosure does not disclose Confidential Information of Wave, and (b) Wave may issue a press release or make a public disclosure relating to its activities for any SERPINA1 Compound or SERPINA1 Product (in each case related to its activities under the SERPINA1 Phase 1/2 Program), Wave Collaboration Compound or Wave Collaboration Product; provided that such press release or public disclosure does not disclose Confidential Information of GSK. Prior to making any such disclosure under this Section 10.5.2 (Activities under this Agreement), however, the disclosing Party will provide the reviewing Party with a draft of such proposed disclosure within a reasonable time prior to disclosure for the reviewing Party’s review and comment, and the disclosing Party will consider in good faith any timely comments provided by the reviewing Party (and will remove all Confidential Information of the reviewing Party if requested by the reviewing Party). Notwithstanding the foregoing, Wave will have the right to publicly disclose the achievement of any milestone event under this Agreement (including the nature of any such milestone event) or any milestone or other material payment (including dollar amount) pursuant to a press release, SEC filing (where applicable) or other similar disclosure, provided that (x) Wave will provide prior written notice and a draft of such disclosure to GSK as soon as practicable in advance of such disclosure and consider in good faith any timely comments provided by GSK, (y) for GSK CPs, prior to the Initiation of the first Phase 1 Study of the first GSK Collaboration Product for a GSK CP, Wave will not issue any press release or similar public disclosure that discloses the specific identity (except modality and therapeutic area) of the applicable GSK Collaboration Target without GSK’s prior written consent, unless the identity of such Target has already been disclosed publicly by or on behalf of GSK or its Affiliates or Sublicensees; and (z) for GSK CPs and the SERPINA1 Program, Wave will have the right to disclose the program stage, the therapeutic area and modality of the Collaboration Target without identifying specific GSK Collaboration Targets, and Wave’s collaboration with GSK on its website or in connection with a non-confidential investor presentation or similar public disclosure.

11. REPRESENTATIONS, WARRANTIES AND COVENANTS

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11.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party, as of the Execution Date that:

11.1.1 such Party is a corporation duly organized, validly existing, and in good standing under the Applicable Laws of its jurisdiction of incorporation or formation;

11.1.2 such Party has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations under this Agreement;

11.1.3 all requisite corporate action on the part of such Party, its directors and stockholders required by Applicable Law for the authorization, execution and delivery by such Party of this Agreement, and the performance of all obligations of such Party under this Agreement, has been taken;

11.1.4 the execution, delivery and performance of this Agreement, and compliance with the provisions of this Agreement, by such Party do not and will not: (a) violate any provision of Applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which such Party or any of its assets are bound, or (c) violate or conflict with any of the provisions of such Party’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents); and

11.1.5 no consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by such Party in connection with the authorization, execution and delivery by such Party of this Agreement, except as required pursuant to the HSR Act.

11.2 Representations and Warranties of Wave. Wave represents and warrants to GSK, as of the Execution Date, that:

11.2.1 Wave Patents and In‑Licenses. Schedule 11.2 sets forth a complete and accurate list of (a) all Wave Background Patents issued or pending as of the Execution Date, including (i) for each such Patent that is owned by Wave or its Affiliates, whether it is solely or jointly owned, and, further if jointly owned, the identity of the Third Party joint‑owner(s), and (ii) for each such Patent that is in‑licensed by Wave or its Affiliates, the identity of the Third Party owner, the corresponding Existing Wave Third Party Agreements or SERPINA1 Collaboration In‑License, as applicable pursuant to which such Patent is Controlled by Wave, and whether such Patent is licensed to Wave exclusively or non‑exclusively; and (b) all license, assignment, distribution, or other agreements pursuant to which Wave or its Affiliates Control (or has the right to obtain Control of), or otherwise is granted rights to, any Wave Background Technology, including all Existing Wave Third Party Agreements. Wave has provided GSK with true and correct copies of all such agreements (subject to Wave’s right to redact Confidential Information of Wave or its counterparty from such copies, except to the extent that such information is required in order for GSK to identify the obligations with which it or its Related Parties will be required to comply).

11.2.2 Wave Technology. Wave (itself or through its Affiliates) has (a) full legal or beneficial title and ownership of, or sufficient license rights under, or has a valid option to obtain

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sufficient license rights under, all Wave Background Technology; and (b) has full legal or beneficial title and ownership of, or sufficient license rights under, or an option to obtain sufficient rights, and authority to (i) grant to GSK and its Related Parties, the licenses, and other rights set forth in this Agreement under the Wave Background Technology; and (ii) use, disclose, and commercially exploit, and to enable GSK and its Related Parties to use, disclose, and commercially exploit (in each case under appropriate conditions of confidentiality) the Wave Background Technology in accordance with this Agreement. Without limiting the generality of the foregoing, Wave or its Affiliate has obtained all necessary consents and fulfilled all necessary conditions applicable to Wave (and other than those conditions required to be flowed through to GSK), if any, to grant to GSK the license and sublicense rights provided in the present Agreement.

11.2.3 Conflicting Agreements. Wave has not granted its Affiliates or any Third Party, including any academic organization or agency, rights that would otherwise interfere or be inconsistent with GSK’s rights hereunder, and there are no agreements or arrangements to which Wave or any of its Affiliates is a party relating to Wave Technology or Collaboration Compounds or Collaboration Products directed to any Collaboration Target, that would (a) limit the rights granted to GSK under this Agreement or (b) restrict or result in a restriction on GSK’s ability to Exploit the Collaboration Compounds or Collaboration Products directed to any Collaboration Target in accordance with this Agreement in the Territory.

11.2.4 Breach of Existing Wave Third Party Agreement. Neither Wave nor its Affiliates are in material breach or default under any agreements pursuant to which Wave Controls any Wave Technology, and neither Wave nor its Affiliates have received any written notice of material breach or default with respect to any such agreement.

11.2.5 Ownership of Wave Technology. With respect to any Wave Background Technology owned by Wave or its Affiliates, (a) Wave or its Affiliates have obtained from all employees and independent contractors who participated in any respect in the invention or authorship thereof, valid and enforceable assignments of all ownership rights of such employees and independent contractors in such Wave Background Technology, either pursuant to written agreement or by operation of Applicable Law; and (b) all of its employees, officers, contractors and consultants have executed agreements or have existing obligations under Applicable Law requiring assignment to Wave or its Affiliate, as applicable, of all rights, title, and interests in and to inventions made during the course of and as the result of this Agreement; and, no officer or employee of Wave or its Affiliate is subject to any agreement with any other Third Party that requires such officer or employee to assign any interest in any Wave Background Technology to any Third Party. Except as otherwise provided in Schedule 11.2, Wave is the sole owner of the Wave Background Patents and no Third Party has challenged or is challenging Wave’s ownership thereof. The Wave Background Patents are free and clear of any liens, charges, and encumbrances that would conflict with the rights granted under this Agreement.

11.2.6 Wave Confidential Information. All employees, officers, and consultants of Wave and its Affiliates have executed agreements or have existing obligations under Applicable Law and obligating the individual to maintain as confidential Wave’s Confidential Information as well as confidential information of other parties (including of GSK and its Affiliates) that such individual may receive in the conduct of this Agreement, to the extent required to support Wave’s obligations under this Agreement; and Wave and its Affiliates have taken all reasonable precautions to preserve the confidentiality of the Wave Background Know‑How.

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11.2.7 Government Funding. Neither Wave nor its Affiliates have entered into a government funding relationship that would result in rights to any Collaboration Compound or Collaboration Product directed to any Collaboration Target residing in the US Government, National Institutes of Health, National Institute for Drug Abuse or other agency, and the licenses granted hereunder are not subject to overriding obligations to the US Government as set forth in Public Law 96 517 (35 U.S.C. 200 204), as amended, or any similar obligations under the laws of any other country.

11.2.8 Validity and Enforceability. The issued patents within the Wave Background Patents are valid and enforceable and have been diligently prosecuted and maintained. There are no oppositions, nullity actions, interferences, inter partes reexaminations, inter partes reviews, post grant reviews, derivation proceedings, or other proceedings pending or threatened (but excluding office actions or similar communications issued by any Patent Offices in the ordinary course of prosecution of any patent application) that challenge the scope, validity, or enforceability of the Wave Background Patents. Wave has filed and prosecuted patent applications within the Wave Background Patents in good faith and, has complied with all duties of disclosure with respect thereto. Other than through filing of terminal disclaimers in the ordinary course of patent prosecution, Wave has not committed any act, or omitted to commit any act, that may cause the Wave Background Patents to expire prematurely or be declared invalid or unenforceable. Wave or its Affiliates have timely paid all application, registration, maintenance, and renewal fees in respect of the Wave Background Patents and have filed with the United States Patent and Trademark Office or any analogous foreign Governmental Authority (collectively, “Patent Offices”) all necessary documents and certificates for the purpose of maintaining such Wave Background Patents.

11.2.9 No Claims. The owned Wave Technology and, to Wave’s knowledge, the in‑licensed Wave Technology is not subject to, any judgment or settlement that would reasonably be expected to materially restrict the use thereof or otherwise would reasonably be expected to adversely affect the validity or enforceability thereof. To Wave’s knowledge, no Third Party has infringed upon or misappropriated any Wave Technology.

11.2.10 Non‑Infringement. To Wave’s knowledge, the Exploitation of any Collaboration Compound or Collaboration Product directed to any Collaboration Target, in each case, as contemplated hereunder does not infringe any valid patent rights of any Third Party. There are no claims, demands, suits, proceedings, arbitrations, or other legal actions of any nature, civil, criminal, regulatory or otherwise, pending or, to Wave’s knowledge, threatened against Wave or any of its Related Parties alleging or asserting any of the foregoing.

11.2.11 Regulatory.

11.2.11.1 All Development of the SERPINA1 Compound or SERPINA1 Product conducted by or on behalf of Wave or any of its Affiliates has been conducted in compliance with all Applicable Laws, including (i) all data protection laws; (ii) all privacy policies and other related policies, or program of Wave (or its Affiliates, as applicable) relating to the privacy, protection and security of personal information; and (iii) all other legal requirements and material contractual requirements to which Wave (or its Affiliates, as applicable) is subject with respect to the privacy, protection, and security of personal information, in each case of (i) through (iii), as applicable to Wave’s (or its Affiliate’s, as applicable) operations and activities directly related to this

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Agreement or otherwise in connection with the Exploitation of the SERPINA1 Compound or SERPINA1 Product.

11.2.11.2 Wave has made available to GSK complete and accurate copies of all Regulatory Documents relating to the SERPINA1 Compound or SERPINA1 Product. All Regulatory Documents filed by Wave with respect to the SERPINA1 Compound or SERPINA1 Product were, at the time of filing, true, complete, and accurate in all material respects.

11.2.11.3 Wave holds, and in all material respects is operating in compliance with, such Regulatory Approvals and other exceptions, permits, licenses, franchises, authorizations and clearances of the FDA or any other Regulatory Authority required in connection with the Development to date of the SERPINA1 Compound and SERPINA1 Product.

11.2.11.4 To the knowledge of Wave, there is no material safety or toxicity issue with respect to the SERPINA1 Compound or SERPINA1 Product. Wave has provided or made available to GSK, prior to the Effective Date, true, complete and correct copies of all material Data and other information in Wave’s or any of its Affiliates’ control regarding the quality, efficacy or safety of the SERPINA1 Compound or SERPINA1 Product, and all quality, efficacy and safety data and information provided or otherwise made available to GSK (or any of its Affiliates) is true, correct and complete in all material respects, and such information, documents and materials do not (i) contain any untrue statement of a material fact or (ii) omit any fact that would cause the statements or facts or information contained therein, in light of the circumstances under which they were made, to be misleading in any material respect.

The Parties agree that any disclosure in any section of Schedule 11.2 will only be deemed to be an exception to the representations and warranties of Wave that are contained in the corresponding Section of this Agreement.

11.3 Representations and Warranties of GSK. GSK represents and warrants to Wave, as of the Execution Date, that:

11.3.1 No Encumbrances. There are no Encumbrances on any of the Targets [***].

11.3.2 Non‑Infringement. To GSK’s knowledge, the Exploitation of any [***] does not infringe any valid patent right of any Third Party. There are no claims, demands, suits, proceedings, arbitrations, or other legal actions of any nature, civil, criminal, regulatory or otherwise, pending or, to GSK’s knowledge, threatened against GSK or any of its Related Parties alleging or asserting any of the foregoing.

11.4 Additional Covenants.

11.4.1 No Debarment. Neither Party nor any of its Affiliates will employ or otherwise use in any capacity, the services of any Person debarred under Applicable Law, including under 21 U.S.C. § 335a or any foreign equivalent thereof, or any Person who is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent); including with respect to any

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Exploitation of Collaboration Compound or Collaboration Product directed to any Collaboration Target.

11.4.2 Retention of Title. On a Collaboration Target‑by‑Collaboration Target basis, commencing upon the Execution Date and continuing until the end of the Royalty Term for any Collaboration Products directed to such Collaboration Target, Wave or its Affiliates will retain Control of and will not assign, transfer, convey, encumber or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber or dispose of any Wave Technology related to such Collaboration Target or to grant a security interest or lien in or to any such Wave Technology as part of a secured financing transaction, unless such security interest or lien is subordinate to this Agreement and the licenses granted herein, except with GSK’s prior written consent or as and to the extent expressly permitted by this Agreement.

11.4.3 Compliance. Each Party and its Related Parties will conduct the Exploitation of the Collaboration Compounds and Collaboration Products directed to any Collaboration Target in a good scientific manner and in accordance with all Applicable Laws, including governmental regulations concerning GLP, GCP, and cGMP and any applicable anti‑corruption or anti‑bribery laws or regulations of any Governmental Authority with jurisdiction over the activities performed by such Party or its Related Parties in furtherance of such obligations.

11.4.4 Conflicting Transactions. Commencing on the Execution Date and continuing until the end of the Term, Wave will not, and will cause its Affiliates not to, enter into any agreement granting a license or other right under the Wave Technology that is inconsistent with the rights granted to GSK under this Agreement. Commencing on the Execution Date and continuing until the end of the Term, GSK will not, and will cause its respective Affiliates not to, enter into any agreement granting a license or other right under the GSK Technology that is inconsistent with the rights granted to Wave under this Agreement.

11.5 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING AS SET FORTH IN THIS SECTION 11 (REPRESENTATIONS, WARRANTIES AND COVENANTS), NEITHER PARTY NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY OR ANY OF ITS AFFILIATES WITH RESPECT TO ANY PATENTS, KNOW‑HOW, MATERIALS, COMPOUND, PRODUCT, COLLABORATION COMPOUND, COLLABORATION PRODUCT, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE EXPLOITATION OF ANY COLLABORATION COMPOUND OR COLLABORATION PRODUCT DIRECTED TO ANY COLLABORATION TARGET PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL.

12. INDEMNIFICATION

12.1 Indemnification by GSK. Subject to the other provisions of this Section 12 (Indemnification), GSK will indemnify, defend and hold harmless Wave and its Affiliates and each of their respective

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Personnel (collectively, the “Wave Indemnitees”) from and against any and all liability, damage, loss, fines, penalties, cost or expense (including reasonable attorneys’ fees) (“Losses”) incurred by or rendered against such Wave Indemnitee in connection with Third Party claims, investigations, demands or suits (“Third Party Claims”) to the extent arising out of or resulting from: (a) GSK’s or any of its GSK Indemnitees’ gross negligence, reckless conduct or willful misconduct; (b) any breach by GSK of this Agreement of its representations and warranties, covenants or obligations set forth in this Agreement; or (c) to the extent such Losses arise out of the Exploitation of Collaboration Compounds or Collaboration Products directed to any Collaboration Target by or on behalf of GSK or any of its Related Parties; provided, however, that GSK’s obligations pursuant to this Section 12.1 (Indemnification by GSK) will not apply to the extent such Losses are covered by Wave’s obligations under Section 12.2 (Indemnification by Wave).

12.2 Indemnification by Wave. Subject to the other provisions of this Section 12 (Indemnification), Wave will indemnify, defend and hold harmless GSK, its Affiliates and each of their respective Personnel (collectively, the “GSK Indemnitees”) from and against any and all Losses incurred by or rendered against such GSK Indemnitee in connection with Third Party Claims to the extent arising out of or resulting from: (a) Wave’s or any of Wave Indemnitee’s gross negligence, reckless conduct or willful misconduct; (b) any breach by Wave of this Agreement of its representations and warranties, covenants or obligations set forth in this Agreement; or (c) to the extent such Losses arise out of the Exploitation of Collaboration Compounds or Collaboration Products directed to any Collaboration Target by or on behalf of Wave or any of its Related Parties; provided, however, that Wave’s obligations pursuant to this Section 12.2 (Indemnification by Wave) will not apply to the extent that such Losses are covered by GSK’s obligations under Section 12.1 (Indemnification by GSK).

12.3 Notification of Claims; Conditions to Indemnification Obligations.

12.3.1 As a condition to a Party’s right to receive indemnification under this Section 12 (Indemnification) with respect to any Third Party Claim, it will: (i) promptly notify the other Party as soon as it becomes aware of a Third Party Claim for which indemnification may be sought pursuant hereto, provided that the failure to give such notice will not relieve the indemnifying Party of its indemnity obligation hereunder except to the extent that such failure materially prejudices the indemnifying Party; (ii) cooperate, and cause the individual indemnitees to cooperate, with the indemnifying Party in the defense, settlement or compromise of such Third Party Claim; and (iii) permit the indemnifying Party to control the defense, settlement or compromise of such Third Party Claim, including the right to select defense counsel. In no event, however, may the indemnifying Party compromise or settle any Third Party Claim in a manner which admits fault or negligence on the part of the indemnified Party or any indemnitee without the prior consent of the indemnified Party. Each Party will reasonably cooperate with the other Party and its counsel in the course of the defense of any such Third Party Claim, such cooperation to include using reasonable efforts to provide or make available documents, information and witnesses. In any such proceeding, the indemnified Party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of the indemnifying Party unless (A) the indemnifying Party and the indemnified Party will have agreed to the retention of such counsel or (B) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying Party and the indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them. All

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such fees and expenses of the indemnified Party by application of the foregoing clause (A) or (B) will be reimbursed by the indemnifying Party as they are incurred. The indemnifying Party will have no liability under this Section 12 (Indemnification) with respect to any such Third Party Claims settled or compromised without its prior written consent.

12.3.2 In the event that notice of any Third Party Claim for indemnification under this Section 12 (Indemnification) has been timely given within the applicable survival period, the representations, warranties, covenants and agreements that are the subject of such indemnification will survive with respect to Third Party Claim until such time as such Third Party Claim is finally resolved.

12.4 Certain Limitations.

12.4.1 In any case where an indemnified Party recovers from Third Parties any amount in respect of a matter with respect to which an indemnifying Party has indemnified it pursuant to this Section 12 (Indemnification), such indemnified Party will promptly pay over to the indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (a) any amount previously so paid by the indemnifying Party to or on behalf of the indemnified Party in respect of such matter and (b) any amount expended by the indemnifying Party in pursuing or defending any claim arising out of such matter.

12.4.2 In calculating any Losses, there will be deducted any insurance recovery in respect thereof (and no right of subrogation will accrue hereunder to any insurer), less any current or prospective costs associated with such insurance recovery, and the Party seeking indemnification hereunder may pursue in its sole discretion, and will not be obligated to pursue, an insurance recovery to the extent available.

12.4.3 Each Party agrees to take all reasonable steps to mitigate their respective Losses upon and after becoming aware of any event or condition which could reasonably be expected to give rise to any liability, damage, loss, cost or expense that is indemnifiable hereunder.

12.5 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXCEPT WITH RESPECT TO (A) EACH PARTY’S RESPECTIVE INDEMNIFICATION OBLIGATIONS FOR LOSSES CAUSED BY OR ARISING OUT OF THIRD PARTY CLAIMS UNDER SECTION 12.1 (INDEMNIFICATION BY GSK) OR SECTION 12.2 (INDEMNIFICATION BY WAVE), AS APPLICABLE; (B) EITHER PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 7.8 (EXCLUSIVITY; COMPETING PROGRAMS); OR (C) EITHER PARTY’S BREACH OF ITS CONFIDENTIALITY AND NON-USE OBLIGATIONS UNDER SECTION 10 (CONFIDENTIALITY), IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY INDIRECT, PUNITIVE, SPECIAL, incidental, exemplary OR CONSEQUENTIAL DAMAGES (INCLUDING FOR LOST REVENUES AND LOST PROFITS (WHETHER DIRECT OR INDIRECT)), REGARDLESS OF THE THEORY OF LIABILITY (INCLUDING CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), IN EACH CASE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF, IRRESPECTIVE OF WHETHER

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SUCH PARTY OR ANY REPRESENTATIVE OF SUCH PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE OR WHETHER SUCH LOSS OR DAMAGE WAS REASONABLY FORESEEABLE.

12.6 Insurance. Each Party will maintain, at its cost, reasonable insurance (or in the case of GSK, self-insurance) against liability and other risks associated with its activities contemplated by this Agreement, including its indemnification obligations under this Section 12 (Indemnification), and will furnish to the other Party evidence of such insurance upon request; provided that if, at any time during the Term, a Party ceases to maintain the same level of insurance coverage with respect to such Party’s obligations under this Agreement, such Party will promptly notify the other Party thereof.

13. TERM AND TERMINATION

13.1 Term and Expiration. Subject to Section 14 (Effectiveness), the term of this Agreement (the “Term”) will commence on the Effective Date and, unless earlier terminated as provided in this Section 13 (Term and Termination), will continue in full force and effect on a Validation Target-by-Validation Target or Collaboration Target-by-Collaboration Target basis and Collaboration Product‑by‑Collaboration Product basis until:

13.1.1 with respect to a Validation Target, the date on which such Validation Target becomes a Declined Target; and

13.1.2 with respect to a Collaboration Target, the Royalty Term has expired for all Collaboration Products directed to the applicable Collaboration Target in each country in the Territory.

13.2 Termination for Convenience by GSK. At any time during the Term, GSK may, at its convenience, terminate this Agreement:

13.2.1 in its entirety upon [***] prior written notice to Wave;

13.2.2 on a Validation Target-by-Validation Target or Collaboration Target‑by‑Collaboration Target basis:

13.2.2.1 with respect to a Validation Target on [***] prior written notice to Wave;

13.2.2.2 with respect to a Validation Target [***] prior written notice to Wave;

13.2.2.3 with respect to the SERPINA1 Target, [***] or

13.2.2.4 with respect to a GSK Collaboration Target, [***]; or

13.2.3 on a Target-by-Target basis, with respect to any Target [***] prior notice to Wave.

13.3 Termination of Wave CPs.

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13.3.1 At any time during the Term, Wave may, at its convenience, terminate this Agreement with respect to a Wave Collaboration Target, (i) upon [***] directed to such Wave Collaboration Target.

13.3.2 For clarity, (a) GSK will have no right to terminate this Agreement with respect to a Wave Collaboration Target under Section 13.2 (Termination for Convenience by GSK) and (b) a termination of this Agreement in its entirety by GSK will not result in a termination with respect to any Wave Collaboration Targets or Wave CPs for such Wave Collaboration Targets.

13.4 Termination for Patent Challenge. Either Party has the right to terminate this Agreement on a Collaboration Target‑by‑Collaboration Target basis, upon written notice to the other Party if such other Party or its Affiliates or Sublicensees with respect to such Collaboration Target directly or indirectly challenges in a legal or administrative proceeding the patentability, enforceability or validity of any Patents within the Wave Technology (with respect to a challenge brought by GSK or its Affiliates or Sublicensees with respect to such Collaboration Target), any Patents within the GSK Technology (with respect to a challenge brought by Wave or its Affiliates or Sublicensees with respect to such Collaboration Target), or any Patents within the Joint Technology (with respect to a challenge brought by either Party or such Party’s Affiliates or Sublicensees with respect to such Collaboration Target), as the case may be, that Cover any Collaboration Compound or Collaboration Product directed to such Collaboration Target (each, a “Patent Challenge”); provided that (a) this Section 13.4 (Termination for Patent Challenge) will not apply to any such Patent Challenge that is first made by a Party or one of its Related Parties in defense of a claim of patent infringement brought by the other Party under the applicable Patent, (b) this Section 13.4 (Termination for Patent Challenge) will not apply in the event that an Affiliate of a Party that first become an Affiliate of a Party after the Effective Date in connection with a merger or acquisition event, where such an Affiliate of a Party was already engaged in a Patent Challenge prior to the signing of a definitive agreement in connection with such merger or acquisition event, so long as the Party causes such Patent Challenge to terminate within [***] after the closing of such merger or acquisition event, and (c) with respect to any non‑Affiliate Sublicensee, a Party will not have the right to terminate this Agreement under this Section 13.4 (Termination for Patent Challenge) with respect to any Collaboration Target if the other Party (i) causes such Patent Challenge to be terminated or dismissed (or in the case of ex‑parte proceedings, multi‑party proceedings, or other Patent Challenges in which the challenging party does not have the power to unilaterally cause the Patent Challenge to be withdrawn, causes such Sublicensee to withdraw as a party from such Patent Challenge and to cease actively assisting any other party to such Patent Challenge) or (ii) terminates such Sublicensee’s sublicense to the Patents being challenged by the Sublicensee, in each case, within [***] days of the terminating Party’s notice to the other Party under this Section 13.4 (Termination for Patent Challenge).

13.5 Termination for Cause.

13.5.1 Right to Terminate for Material Breach. Each Party (the “Non-Breaching Party”) will have the right, but not the obligation, to terminate this Agreement upon delivery of written notice to the other Party (the “Breaching Party”) on a Validation Target-by-Validation Target or Collaboration Target‑by‑Collaboration Target basis in the event of any material breach of this Agreement by the Breaching Party with respect to such Validation Target or Collaboration Target or in its entirety in the event of any material breach of this Agreement that relates to all Validation Targets and Collaboration Targets, provided that such termination will not be effective if such breach has been cured [***] after written notice thereof is

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given by the Non-Breaching Party to the Breaching Party specifying the nature of the alleged breach (or, if such default cannot be cured within such first [***] such termination will not be effective if such breach has been cured within [***] (or such longer period of time as the Parties may mutually agree) after such notice if the Breaching Party commences actions to cure such default within such [***] and thereafter diligently continues such actions); provided, however, that to the extent such material breach involves the failure to make an undisputed payment when due, such breach must be cured within [***] after written notice thereof is given by the Non-Breaching Party to the Breaching Party.

13.5.2 Disputed Breach. If the Breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the Non-Breaching Party in accordance with Section 13.5.1 (Right to Terminate for Material Breach) and such Breaching Party provides the Non-Breaching Party notice of such Dispute within such [***], then the cure periods set forth in Section 13.5 (Termination for Cause) will be tolled during the pendency of the dispute resolution process as set forth in Section 15 (Dispute Resolution) and the Non‑Breaching Party will not have the right to terminate this Agreement under Section 13.5.1 (Right to Terminate for Material Breach) unless and until such dispute resolution process has been completed (including the tolling and cure periods set forth therein).

13.5.3 [***].

13.5.3.1 If GSK does not conduct, or cause to be conducted, [***] with respect to any SERPINA1 Product for a period of [***] at any time during the Term (the “[***]”), then, Wave will have the right to terminate this Agreement with respect to the SERPINA1 Target with [***] written notice to GSK, unless GSK ends such [***] during such notice period by [***]; provided, that if there is a good faith dispute with respect to the existence of the [***] or whether such [***] has ended prior to the expiry of such notice period, and if such matter is disputed by GSK in writing [***] of the delivery of the notice thereof, then the dispute resolution procedure set forth in [***] may be initiated by either Party to resolve such matter. If either Party so initiates such dispute resolution procedure, then [***] (and the corresponding termination of this Agreement), will be tolled until such time as the dispute is resolved pursuant to [***]. Notwithstanding the foregoing, the [***] will be extended on a day-for-day basis to the extent that any time period of inactivity in [***] is caused by any one or more of the following: (a) if Wave is the Manufacturing Lead, [***] in the manner contemplated by this Agreement and any subsequent agreement entered into by the Parties relating thereto; (b) a breach of this Agreement by Wave with respect to [***] having a material impact on the conduct of the [***]; (c) a clinical hold or other action by, or delay in receiving or withholding of the consent or approval of, a Regulatory Authority that delays, prevents the conduct of, or materially changes the conduct of [***] activities with respect to such [***], including as compared to what had been previously contemplated by either Party; (d) a Force Majeure Event that affects the conduct of [***] activities with respect to such [***]; or (e) injunction or other operation of law with respect to such [***].

13.5.3.2 For each GSK CP, if GSK does not conduct, or cause to be conducted, any [***] activities with respect to any GSK Collaboration Products for a given GSK CP for a period of [***] (the “[***]”), then, Wave will have the right to terminate

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this Agreement with respect to such GSK CP with [***] written notice to GSK, unless GSK ends such [***] during such notice period by conducting, or cause to be conducted, any [***] activities with respect to any [***] of any GSK Collaboration Products for such GSK CP; provided, that if there is a good faith dispute with respect to the existence of the [***] or whether such [***] has ended prior to the expiry of such notice period, and if such matter is disputed by GSK in writing within [***] of the delivery of the notice thereof, then the dispute resolution procedure set forth in [***], may be initiated by either Party to resolve such matter. If either Party so initiates such dispute resolution procedure, then the [***] (and the corresponding termination of this Agreement), will be tolled until such time as the dispute is resolved pursuant to [***]. Notwithstanding the foregoing, the [***] period will be extended on a day-for-day basis to the extent that any time period of inactivity in [***] is caused by any one or more of the following: (a) if Wave is the Manufacturing Lead, [***] in the manner contemplated by this Agreement and any subsequent agreement entered into by the Parties relating thereto; (b) a breach of this Agreement by Wave with respect to such GSK CP having a material impact on the conduct of the [***]; (c) a clinical hold or other action by, or delay in receiving or withholding of the consent or approval of, a Regulatory Authority that delays, prevents the conduct of, or materially changes the conduct of [***] activities with respect to such [***], including as compared to what had been previously contemplated by either Party; (d) a Force Majeure Event that affects the conduct of [***] activities with respect to such [***]; or (e) injunction or other operation of law with respect to such [***].

13.6 Termination for Insolvency. In the event that either Party (a) files for protection under bankruptcy or insolvency laws; (b) makes an assignment for the benefit of creditors; (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing; (d) proposes a written agreement of composition or extension of its debts; (e) proposes or is a party to any dissolution or liquidation of such Party; (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged or dismissed within [***] of the filing thereof; or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon notice to such Party.

13.7 Effects of Expiration or Termination; Survival.

13.7.1 In addition to the consequences set forth in this Section 13.7 (Effects of Expiration or Termination; Survival) (and any other Sections that expressly survive pursuant to the terms herein or therein, as applicable), the following provisions will survive expiration or termination of this Agreement in its entirety for any reason: Section 1, 4.4.2 (Records) to the extent consistent with the applicable Party’s record retention policies, 4.4.3.2 to 4.4.3.4 (inclusive) (Transfer of Materials), 7.5.4 (Liability of the Sublicensing Party), 7.5.5 (Continued Rights of a Sublicensee), 7.7 (Bankruptcy), 8.2 (Ownership of Wave Platform Collaboration Technology, GSK Novel Target Collaboration Technology and GSK CMC Platform Collaboration Technology), 8.3 (Ownership of Collaboration Program Technology; Joint Technology), 8.4 (Inventorship), 8.5 (Exploitation of Joint Technology), 8.6 (No Implied Rights), 8.12 (Further Action), 9 (Payments) (solely with respect to amounts accrued prior to termination but not paid and the reporting and information sharing procedures associated therewith), 10 (Confidentiality), 12

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(Indemnification), 13.7 (Effects of Expiration or Termination; Survival), 15 (Dispute Resolution), and 16 (Miscellaneous Provisions); provided that, for clarity, the foregoing will not survive in the event of a termination prior to the Effective Date pursuant to Section 14.3 (Outside Date), except as otherwise provided therein.

13.7.2 Expiration or termination of this Agreement will not relieve the Parties of any obligation, including any payment obligation (in each case, solely with respect to any payment obligations that accrued prior to the effective date of such expiration or termination) or any liability that accrued hereunder prior to the effective date of such expiration or termination. In addition, termination of this Agreement will not preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

13.7.3 Upon expiration of the Royalty Term for a Collaboration Product in a country, the licenses granted from each Party to the other Party in Section 7 (Licenses) with respect to such Collaboration Product in such country will become fully-paid, irrevocable, and perpetual.

13.7.4 Upon any termination (but not expiration) of this Agreement, the terms in this Section 13.7.4 will apply; provided that, (a) with respect to any termination of this Agreement with respect to a given Validation Target or Collaboration Target but not in its entirety, then the following terms and conditions will apply only with respect to each applicable Validation Target or Collaboration Target that is the subject of such termination and (b) the terms in this Section 13.7.4 will only apply with respect to a Wave Collaboration Target in the event of a termination by GSK for cause with respect to such Wave Collaboration Target (not in the event of a termination of this Agreement in its entirety).

13.7.4.1 Within [***] following the receipt of the applicable notice of such termination of this Agreement, the Parties would jointly prepare a termination and wind-down plan that will include, at a minimum, a plan for accomplishing the activities described in this Section 13.7 (Effects of Expiration or Termination; Survival) (“Termination and Wind-Down Plan”), which Termination and Wind-Down Plan (including any amendments thereto) will be subject to the mutual agreement of both Parties.

13.7.4.2 If this Agreement is terminated in its entirety, then, except as set forth in Section 13.7.4.4 or 13.7.5 (Reversion Rights), all licenses granted under Section 7 (Licenses) under this Agreement will terminate. If this Agreement is terminated with respect to a Validation Target or Collaboration Target, then, except as set forth in Section 13.7.4.4 or 13.7.5 (Reversion Rights), all such licenses will terminate only with respect to such Validation Target or Collaboration Target.

13.7.4.3 Except as set forth in this Section 13.7 (Effects of Expiration or Termination; Survival), as of the effective date of such termination all rights and obligations of the Parties under this Agreement (a) will terminate if this Agreement is terminated in its entirety, and (b) with

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respect to applicable Validation Target or Collaboration Target (and the Terminated Products that are directed to such Collaboration Target), if this Agreement is terminated with respect to a Validation Target or Collaboration Target.

13.7.4.4 Target Lists. In the event of termination of the Agreement in its entirety during the Research Term other than termination by GSK under Section 13.5.1 (Right to Terminate for Material Breach) due to a breach by Wave, Wave will have [***]. For any such [***] with the applicable terms and conditions in this Agreement set forth [***] after the effective date of termination.

13.7.4.5 Return of Confidential Information. Each Party will promptly destroy or return to the other Party all of such other Party’s Confidential Information that relates to a Terminated Target and that was provided by or on behalf of such other Party hereunder that is in the possession or control of such Party (or any of its Affiliates), except that such Party will have the right to retain one (1) copy of intangible Confidential Information of such other Party for legal and archival purposes under the Party’s record retention policy. For clarity, the foregoing sentence will not apply in the case of Wave for any Confidential Information of GSK that is Reversion Technology.

13.7.4.6 Dissolution of the JSC, JDC, JRC and JPC and Subcommittees. If this Agreement is terminated in its entirety, then the JSC, JDC, JRC and JPC and all Subcommittees will be dissolved as of the effective date of such termination.

13.7.5 Reversion Rights. In the event of termination of the Agreement in its entirety other than termination by GSK under Section 13.5.1 (Right to Terminate for Material Breach) due to a material breach by Wave, in addition to Section 13.7.4, (a) if this Agreement is terminated with respect to the SERPINA1 Target, then the provisions of this Section 13.7.5 (Reversion Rights) will apply with respect to the then-existing SERPINA1 Compounds and SERPINA1 Products. or (b) if this Agreement is terminated with respect to a GSK Collaboration Target for which Wave elects to continue Development and Commercialization and the Parties reach agreement on terms pursuant to Section 13.7.5.1(a), the agreed terms will apply with respect to the then existing Terminated Products directed to the applicable Terminated Target.

13.7.5.1 [***].

(a) In the event of any termination of this Agreement with respect to a GSK Collaboration Target other than in the event of termination by GSK under Section 13.5.1 (Right to Terminate for Material Breach) due to breach by Wave, Wave may elect to continue Development and Commercialization of all Terminated Products directed to such GSK Collaboration Target by providing written notice of such election to GSK within [***] after the date such GSK Collaboration Target becomes a Terminated Target. If Wave makes such an election, the Parties shall [***].

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(b) In the event of any termination of this Agreement with respect to the SERPINA1 Target, the Reversion License set forth in Section 13.7.5.2 will [***], and the other provisions of this Section 13.7.5 (Reversion Rights) will apply with respect to then existing Terminated Products directed to the SERPINA1 Target [***].

(c) For clarity, in the event of any termination of this Agreement with respect to a Wave Collaboration Target, Wave will have no obligations to GSK with respect to Collaboration Compounds or Collaboration Products directed to such Wave Collaboration Target under this Agreement so long as Wave or its Affiliates or any sublicensees or assignees of the Collaboration Compounds or Collaboration Products directed to such Wave Collaboration Target do not develop, make or commercialize any such Collaboration Compounds or Collaboration Products directed to such Wave Collaboration Target. If such Collaboration Compounds or Collaboration Products directed to such Wave Collaboration Target are later developed, made or commercialized by or on behalf of, or under license from, Wave or its Affiliates or any sublicensees or assignees, then the royalty obligations, royalty reporting and auditing, indemnification and compliance with laws provisions of this Agreement will still apply to such development, making or commercialization of any such Collaboration Compounds or Collaboration Products directed to such Wave Collaboration Target.

13.7.5.2 Reversion License. Subject to Section 13.7.5.1 [***] where the Terminated Target is the SERPINA1 Target, effective upon the effective date of termination of this Agreement or the SERPINA1 Target, GSK will grant and hereby does grant (without any further action required on the part of Wave) to Wave and its Affiliates, an exclusive, royalty-bearing, worldwide, irrevocable, perpetual license, with the right to grant sublicenses through multiple tiers, under the Reversion Technology, solely to the extent necessary to Exploit the then existing SERPINA1 Compounds and SERPINA1 Products in the Field in the Territory (the “Reversion License”).

13.7.5.3 Royalties for SERPINA1 Products. Where the SERPINA1 Target is a Terminated Target, Wave will pay GSK royalties based on the aggregate Net Sales (mutatis mutandis) of the then existing SERPINA1 Products sold by Wave or its Related Parties during a Calendar Year falling within the period of time that is [***].

13.7.5.4 Regulatory Approvals and Regulatory Materials for SERPINA1 Products. Subject to Section 13.7.5.1 [***] where the Terminated Target is the SERPINA1 Target, effective upon the effective date of termination of this Agreement or the SERPINA1 Target, GSK will as promptly as practicable, at GSK’s cost, (a) assign to Wave or Wave’s designee possession and ownership of all Regulatory Approvals and other Regulatory Documents relating exclusively to the Exploitation of the SERPINA1 Compounds or SERPINA1 Products in the Territory; provided that (i) [***] and (b) transfer to Wave or Wave’s designee copies of all material correspondence with Regulatory Authorities in GSK’s possession or Control related to the SERPINA1 Compounds or SERPINA1 Products in the Territory, including all non‑clinical and clinical data relating to

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the SERPINA1 Compounds or SERPINA1 Products and all adverse event data related to the SERPINA1 Compounds or SERPINA1 Products, in each case, in the Territory and in GSK’s possession and Control.

13.7.5.5 Continuation of Supply for SERPINA1 Products. Subject to Section 13.7.5.1 [***], where the Terminated Target is the SERPINA1 Target, effective upon the effective date of termination of this Agreement or the SERPINA1 Target, if GSK or its Related Parties are Manufacturing finished product with respect to SERPINA1 Compounds or SERPINA1 Products on the effective date of termination of this Agreement, then at Wave’s request, GSK or its Related Parties will negotiate in good faith to enter into a commercially reasonable supply agreement pursuant to which GSK or such Related Party would supply such finished product to Wave under customary supply terms (including reasonable commercial supply price markup), until the earlier of (a) such time as all Regulatory Approvals related to the SERPINA1 Compounds or SERPINA1 Products have been assigned to Wave or its designee, Wave has obtained all necessary manufacturing approvals, and Wave has procured or developed its own source of such finished product supply, or (b) [***] following the effective date of such termination; provided that in the event the Manufacture of the SERPINA1 Compounds or SERPINA1 Products [***].

13.7.5.6 GSK Trademarks for SERPINA1 Products. Subject to Section 13.7.5.1 [***] where the Terminated Target is the SERPINA1 Target, effective upon the effective date of termination of this Agreement or the SERPINA1 Target, GSK will grant a royalty-free, fully paid, license to Wave under any Trademarks exclusively used in connection with the SERPINA1 Compounds or SERPINA1 Products (but not any GSK house marks or any Trademark containing the word “GSK”) owned by GSK and used for the SERPINA1 Products in the Field in the Territory.

13.7.5.7 Inventory Transfer for SERPINA1 Products. Subject to Section 13.7.5.1 [***] where the Terminated Target is the SERPINA1 Target, effective upon the effective date of termination of this Agreement or the SERPINA1 Target, GSK will transfer [***].

14. EFFECTIVENESS

14.1 Effective Date. Notwithstanding anything to the contrary set forth herein, except for the Parties’ obligations under Section 10 (Confidentiality) and this Section 14 (Effectiveness), which will be effective as of the Execution Date, this Agreement will not become effective until the first Business Day after the later to occur of: (a) the HSR Conditions are met and (b) the Closing of the Share Purchase Agreement (where “Closing” will have the meaning set forth in the Share Purchase Agreement) (such date the “Effective Date”). Notwithstanding the foregoing clause (a), the Effective Date will not occur (i) if a Party exercises its termination right pursuant to Section 14.3 (Outside Date) and (ii) for so long as there is in force any Applicable Law or order from a Governmental Authority enjoining or prohibiting the consummation of the transactions contemplated by this Agreement, or imposing any conditions in connection with such effectiveness.

14.2 Antitrust Filings. If any applicable waiting periods and approvals are required under Antitrust Laws with respect to the transactions contemplated under this Agreement, then each Party (or its Affiliate) will file the appropriate notices under the HSR Act or similar notices or filings under

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Applicable Laws in any other jurisdiction (“Antitrust Filings”) within [***] after the Execution Date. The Parties shall use reasonable best efforts to seek to obtain the expiration or early termination of the applicable waiting period under the HSR Act, and will keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the United States’ Federal Trade Commission (“FTC”), the Antitrust Division of the United States Department of Justice (“DOJ”) and any other Governmental Authority with which an Antitrust Filing is made and will comply promptly with any reasonable FTC, DOJ or other Governmental Authority inquiry or request of this nature; provided that neither Party will be required to consent to the divestiture or other disposition of any of its assets (or the assets of its Affiliates) or to consent to any other structural or conduct remedy, and each Party and its Affiliates will have no obligation to contest, administratively or in court, any ruling, order or other action of the FTC, DOJ, other Governmental Authority or any Third Party with respect to the transactions contemplated by this Agreement. GSK will (i) control the strategy for obtaining any consents, approvals of, or registrations, declarations or filings from any Governmental Authority in connection with the transaction and (ii) coordinate the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with a Governmental Authority in connection with the transactions contemplated hereby. [***]. Each of the Parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required filings or submissions and will cooperate in responding to any inquiry from the FTC or DOJ and to any requests for additional information at the earliest practicable date, including promptly informing the other Party of such inquiry, consulting in advance before making any presentations or submissions to the FTC or DOJ, and supplying each other with copies of all material correspondence, filings or communications between either party and either the FTC or DOJ with respect to this Agreement. Such information can be shared on an outside counsel basis or subject to other restrictions to the extent deemed necessary or advisable by counsel for the disclosing Party. To the extent practicable and as permitted by the FTC or DOJ, each Party hereto shall permit representatives of the other Party to participate in material substantive meetings (whether by telephone or in person) with the FTC or DOJ. Neither Party shall commit to or agree with the FTC or DOJ to withdraw its filing and refile under the HSR Act without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed).

14.3 Outside Date. If, any applicable waiting periods and approvals are required under Antitrust Laws with respect to the transactions contemplated under this Agreement, this Agreement will terminate, at the election of either Party, immediately upon written notice to the other Party, in the event that: (a) the FTC, the DOJ or an equivalent other Governmental Authority in any jurisdiction outside the U.S., seeks a permanent injunction under applicable antitrust and non-competition Applicable Laws against the parties to enjoin the transactions contemplated by this Agreement; or (b) the Antitrust Clearance Date has not occurred on or prior to [***] after the effective date of any Antitrust Filing (or such later date as may be mutually agreed by the Parties). In the event of such termination, without any further action on the part of either Party, this Agreement will be of no further force and effect and no Party will have any further obligations under this Agreement, except for the Parties’ obligations under Section 10 (Confidentiality) which survive.

15. DISPUTE RESOLUTION

15.1 Disputes. Except as otherwise expressly set forth in this Agreement, including Section 2.8 (Resolution of Committee Disputes), any controversy, claims or disputes of any nature arising under, relating to, or in connection with this Agreement or the breach of its terms (“Disputes”), will be resolved pursuant to this Section 15 (Dispute Resolution). It is the objective of the Parties to facilitate the resolution of disputes arising under this Agreement in an expedient manner by

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mutual cooperation and without resort to arbitration or litigation. Accordingly, it is the Parties’ expectation that most Disputes related to the strategy or operation of the Collaboration Programs will first be escalated to the JSC and will be resolved in accordance with Section 2.8 (Resolution of Committee Disputes).

15.2 Resolution by Executive Officers. For any Dispute that is [***].

15.3 Mediation. Subject to Section 15.6 (Injunctive Relief) and Section 15.7 (Intellectual Property Disputes), for (a) [***], the Parties agree that they will try in good faith to resolve such Dispute by referring it for confidential mediation under the CPR Mediation Procedure in effect at the start of mediation. If the Parties cannot agree on a mediator within [***] after the Dispute was referred to mediation, the mediator will, upon request by either Party, be appointed by CPR pursuant to CPR Mediation Procedure. The cost of mediator will be borne equally by the Parties. Any [***] referred to mediation under this Section 15.3 (Mediation) that is not resolved within [***] (or within such other time period as may be agreed to by Parties in writing) after appointment of the mediator will be resolved [***].

15.4 Arbitration. [***] will be determined by arbitration administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial Arbitration Rules and the Final Offer Supplementary Arbitration Rules (the “AAA Rules”).

15.4.1 Any [***] concerning the propriety of the commencement of the arbitration or the scope or applicability of this agreement to arbitrate will be finally settled by the arbitrator.

15.4.2 There will be a single arbitrator appointed in accordance with the AAA Rules; provided that, if the Parties are unable to mutually agree on the selection of a single arbitrator, then the tribunal will select a single arbitrator in accordance with AAA Rules; provided that such arbitrator will have reasonably sufficient pharmaceutical industry experience relevant to the subject matter of such dispute.

15.4.3 The governing law in Section 16.9 (Governing Law) will govern such proceedings. The place of arbitration will be New York, New York, unless otherwise agreed to by the Parties, and the language of the arbitration will be English.

15.4.4 The arbitrator will use their best efforts to rule on the dispute [***] after appointment of the arbitrator. The arbitrator will issue appropriate protective orders to safeguard each Party’s Confidential Information. The decision by the arbitrator will be final and binding on the Parties and not subject to appeal of any kind, except in the case of fraud, willful misconduct or gross negligence or manifest error. All rulings of the arbitrator will be in writing and will be delivered to the Parties as soon as is reasonably possible. Nothing contained herein will be construed to permit the arbitrator to award punitive, exemplary or any similar damages. Any arbitration award may be entered in and enforced by a court in accordance with Section 15.4.5, Section 15.6 (Injunctive Relief) and Section 15.7 (Intellectual Property Disputes), as applicable.

15.4.5 Any award to be paid by one Party to the other Party as determined by the arbitrator as set forth above under Section 15.4.4 will be promptly paid in Dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award will, to the maximum extent permitted by Applicable Law, be charged against the Party resisting enforcement. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Section 15.4 (Arbitration) and that judgment may be entered upon the final award in a

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court of competent jurisdiction and that other courts may award full faith and credit to such judgment in order to enforce such award.

15.4.6 The arbitrator may award to the prevailing Party, if any, as determined by the arbitrator as set forth above under Section 15.4.4, the prevailing Party’s cost, fees and expenses incurred in connection with such arbitration.

15.5 [***]. Notwithstanding the foregoing, any [***] will be resolved by [***] as follows:

15.5.1 The Parties will discuss in good faith and agree [***] shall be [***] for the [***].

15.5.2 Each Party will prepare and submit a written summary of such Party’s position with respect to such disputed matter and any relevant evidence in support thereof to the [***] of selection of the [***]. Such [***] will be responsible for setting reasonable procedural limitations for the Parties’ submissions (e.g., length, format, style).

15.5.3 Upon receipt of such summaries and evidence from both Parties, the [***]. The [***] will make a final decision with respect to such disputed matter within [***] following receipt of summaries and evidence from both Parties. The [***] will provide the Parties with a written statement briefly setting forth the [***] decision and the basis of such decision. The [***] decision will [***].

15.5.4 The decision by the [***] will be final and binding on the Parties and not subject to appeal of any kind, except in the case of fraud, willful misconduct or gross negligence or manifest error.

15.6 Injunctive Relief. Nothing in this Agreement will be construed as precluding a Party from bringing an action for injunctive relief or other equitable relief, including prior to the initiation or completion of the dispute resolution mechanisms contemplated by this Agreement.

15.7 Intellectual Property Disputes. Notwithstanding any provision to the contrary set forth in this Agreement, if a Dispute arises under this Agreement with respect to the validity, scope, enforceability or ownership of any Patent, Know-How or other intellectual property rights, and such Dispute is not resolved through [***]then such Dispute will be submitted to a court of competent jurisdiction in the jurisdiction in which such Patent, Know-How or other intellectual property right was granted or arose.

15.8 Confidentiality. All dispute resolution proceedings undertaken by the Parties pursuant to this Section 15 (Dispute Resolution) will be confidential and the Parties’ will take appropriate measures to safeguard each Party’s Confidential Information. Except as required by Applicable Law, no Party will make (or instruct any Third Party, including any mediator or arbitrator, to make) any public announcement with respect to the dispute resolution proceedings or any final resolution of any Dispute hereunder, in each case, without prior written consent of the other Party. The existence of any Dispute under this Section 15 (Dispute Resolution), and any final resolution, decision or award reached or granted pursuant to this Section 15 (Dispute Resolution), will be kept in confidence by the Parties (in each case, except to the extent disclosure is required under Applicable Law or to the extent necessary to enforce the rights arising out of the award) and any mediator or arbitrator, as applicable, except as required in connection with the enforcement of such final resolution, decision or award or as otherwise required by Applicable Law.

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15.9 Tolling. The Parties agree that all applicable statutes of limitation and time‑based defenses (such as estoppel and laches), as well as all time periods in which a Party must exercise rights or perform obligations hereunder, will be tolled once the dispute resolution procedures set forth in this Section 15 (Dispute Resolution) have been initiated and for so long as they are pending, and the Parties will cooperate in taking all actions reasonably necessary to achieve such a result. In addition, during the pendency of any Dispute under this Agreement initiated before the end of any applicable cure period, including under Section 13.5 (Termination for Cause), (a) this Agreement will remain in full force and effect, (b) the provisions of this Agreement relating to termination for material breach with respect to such Dispute will not be effective, (c) the time periods for cure under Section 13.5 (Termination for Cause) as to any termination notice given prior to the initiation of arbitration will be tolled, (d) any time periods to exercise rights or perform obligations will be tolled; and (e) neither Party will issue a notice of termination pursuant to this Agreement based on the subject matter of the arbitration, in each case ((a) – (e)), until the arbitral tribunal has confirmed the material breach and the existence of the facts claimed by a Party to be the basis for the asserted material breach; provided that if such breach can be cured by (i) the payment of money, then the defaulting Party will have an additional [***] after its receipt of the arbitral tribunal’s decision to pay such amount, or (ii) the taking of specific remedial actions, the defaulting Party will have a reasonably necessary period to diligently undertake and complete such remedial actions within such reasonably necessary period or any specific timeframe established by such arbitral tribunal’s decision before any such notice of termination can be issued. Further, with respect to any time periods that have run during the pendency of the Dispute, the applicable Party will have a reasonable period of time or any specific timeframe established by such arbitral tribunal’s decision to exercise any rights or perform any obligations affected by the running of such time periods.

16. MISCELLANEOUS PROVISIONS

16.1 Relationship of the Parties. Nothing in this Agreement is intended or will be deemed, for financial, Tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties.

16.2 Assignment. Except as expressly provided herein, neither this Agreement nor any right or obligation hereunder will be assignable or transferable, whether voluntarily or by operation of law, without the prior written consent of the other Party (not to be unreasonably withheld or delayed).

16.2.1 Each Party may assign or transfer this Agreement or any of its rights and obligations hereunder to any Affiliate, or to any Third Party that acquires all, or substantially all, of such Party’s assets or business, relating to all, or substantially all, of the business of the assigning Party to which the subject matter of this Agreement relates (whether by sale of assets or stock, merger, consolidation, reorganization or otherwise), without the consent of the other Party. Each Party may assign its rights and obligations under this Agreement with respect to the SERPINA1 Program to any Third Party that acquires all, or substantially all, of such Party’s assets or business, relating to the SERPINA1 Program, without the consent of the other Party. GSK may assign its rights and obligations under this Agreement with respect to any GSK CP to any Third Party that acquires all, or substantially all, of GSK’s assets or business, relating to such GSK CP, without the consent of Wave. Wave may assign its rights and obligations under this Agreement with respect to a given Wave CP to any Third Party that acquires all, or substantially all, of Wave’s assets or business, relating to such Wave CP, without the consent of GSK; [***]. An assignment to an Affiliate will terminate, and all rights so assigned will revert to the assigning Party, if and when such Affiliate ceases to be an Affiliate of the assigning Party. Each assigning Party will give written notice to the other Party promptly following any such assignment or transfer.

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16.2.2 No assignment under this Section 16.2 (Assignment) will relieve the assigning Party of any of its responsibilities or obligations hereunder and, as a condition of such assignment, the assignee will agree in writing to be bound by all obligations of the assigning Party hereunder. This Agreement will be binding upon the successors and permitted assigns of the Parties.

16.2.3 Any assignment or other transfer not in accordance with this Section 16.2 (Assignment) will be null and void.

16.3 Performance and Exercise by Affiliates. Each Party will have the right to have any of its obligations hereunder performed, or its rights or licenses hereunder exercised, by any of its Affiliates and the performance of such obligations by any such Affiliate will be deemed to be performance by such Party; provided, however, that such Party will be responsible for ensuring the performance of its obligations under this Agreement and that any failure of any Affiliate performing obligations of such Party hereunder will be deemed to be a failure by such Party to perform such obligations. For clarity, the foregoing means that each Party may designate or subcontract to an Affiliate to perform its obligations hereunder or to be the recipient of the other Party’s performance obligations hereunder.

16.4 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.5 Accounting Procedures. Each Party will calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with such Party’s then-current Accounting Standards, consistently applied. All terms of an accounting or financial nature in this Agreement will be construed in accordance with the foregoing Accounting Standard.

16.6 Force Majeure.

16.6.1 Neither Party will be liable to the other Party or be deemed to have breached or defaulted under this Agreement for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by or results from any condition, the occurrence and continuation of which is beyond the reasonable control of the affected Party, which may include (a) fire, floods, earthquakes or other acts of nature; (b) epidemics, pandemics, the spread of infectious diseases, quarantines or disease outbreaks (including, to the extent permitted by Section 16.6.2, COVID-19 or other ongoing events); (c) sanctions and embargoes; (d) war or acts of war, terrorism, sabotage, nuclear threat or activity, insurrections, riots or civil unrest; (e) strikes, lockouts or other labor disputes; (f) acts, omissions or delays in acting by a Governmental Authority, including acts of any agency thereof, judicial orders or decrees; (g) delay or impossibility to obtain materials, intermediates, components, active pharmaceutical ingredient, utilities, equipment, supplies, fuel or other required materials, or failure or delay of transportation (in each case, due to reasons other than the affected Party’s negligence, willful misconduct or any other cause within the reasonable control of the affected Party); (h) failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence or prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances or restrictions); or (i) any other reason or circumstance that is beyond the reasonable control of the affected Party (“Force Majeure Events”). The Party affected by a Force Majeure Event will (i) provide the other Party with full particulars thereof as soon

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as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities) and (ii) use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations hereunder as soon as practicable.

16.6.2 For clarity, GSK and Wave acknowledge and agree that either Party’s ability to perform its obligations under this Agreement after the Execution Date may be affected by certain known ongoing Force Majeure Events, including, for example, COVID-19 or other pandemics and war in Europe. As such, both Parties understand and acknowledge and agree that any change in circumstances related to such ongoing events by a Governmental Authority or Regulatory Authority (e.g., another mandatory shelter in place or stay at home order or changes to essential business rules) may constitute a Force Majeure Event even if the change in circumstances itself is foreseeable. If a Party is prevented from performing any of its obligations under this Agreement due to a change in circumstances as a result of such ongoing events after the Execution Date, such non-performing Party will provide written notice to the other Party of such change in circumstances, and from and after such notice, will not be liable for breach of this Agreement with respect to such non-performance during the period of such Force Majeure Event. Without limiting the foregoing, through the JSC, the Parties will agree on extensions to timeframes set forth in this Agreement to account for delays in carrying out activities and obligations hereunder to the extent such delays are a result of disruptions to business caused by the aforementioned ongoing events or related laws or regulations.

16.7 Entire Agreement; Amendments. This Agreement, and the Schedules and Exhibits hereto, and the Equity Agreements will constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter, including the Existing Confidentiality Agreement. Except as specified herein, no waiver, modification or amendment of any provision of this Agreement will be valid or effective unless made in writing referencing this Agreement and signed by a duly authorized officer of each Party.

16.8 Headings. The headings to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

16.9 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), will be governed by and interpreted in accordance with the internal Applicable Laws of the State of New York, including its statutes of limitations but excluding application of any conflict of laws principles that would require application of the Applicable Law of a jurisdiction outside of the State of New York. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

16.10 Notices. Any notice required or permitted to be given under this Agreement will be in writing and will be deemed to have been sufficiently given if delivered by express courier service (signature required) to the Party to which it is directed at its address shown below or such other address as such Party will have last given by notice to the other Party; provided that any notice to Wave must include a copy delivered to the email address(es) set forth for Wave. Notices will be deemed

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effective the next day if sent by express courier service. Either Party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Section 16.10 (Notices).

If to GSK, addressed to:

GlaxoSmithKline
259 E Grand Ave Fifth Floor, Suite 1

San Francisco, CA 94080

Attn: VP, Alliance Management

With a copy, which will not constitute notice, to:

GlaxoSmithKline
980 Great West Road

Brentford, Middlesex TW8 9GS

United Kingdom

Attn: VP & Head of Legal Business Development & Corporate

If to Wave, addressed to:

Wave Life Sciences

733 Concord Avenue

Cambridge, Massachusetts 02138

Attention: General Counsel

Email: [***]

With a copy, which will not constitute notice, to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

[***]

[***]

16.11 Language; Waiver of Rule of Construction. The official language of this Agreement and between the Parties for all correspondence will be the English language. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

16.12 Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement will be cumulative and none of them will be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

16.13 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The

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Parties will make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its effect including economic effect is most consistent with the invalid or unenforceable provision.

16.14 Interpretation. All references herein to Articles, Sections, Exhibits and Schedules will be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context will otherwise require. Except where the context otherwise requires, wherever used, (a) the singular will include the plural, the plural the singular; (b) the use of any gender will be applicable to all genders; (c) the word “or” is used in the inclusive sense (and/or); (d) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”; (e) the word “shall” will be construed to have the same meaning and effect as the word “will”; (f) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (g) any reference herein to any Person will be construed to include the Person’s successors and assigns; (h) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (i) the word “notice” will mean notice in writing (whether or not specifically stated), will include any written instrument or communication delivered in accordance with Section 16.10 (Notices), unless otherwise specified herein; (j) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or words of similar import will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes, email or otherwise; (k) any reference to a “sublicensee” of under this Agreement will be construed to include Sublicensees; and (l) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof. Unless the context otherwise requires, countries will include territories.

16.15 Expenses. Except as otherwise provided herein, all fees, costs and expenses (including any legal, accounting and banking fees) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and to consummate the transactions contemplated hereby will be paid by the Party hereto incurring such fees, costs and expenses.

16.16 Binding Effect; No Third Party Beneficiaries. As of the Execution Date, this Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Except as expressly set forth in this Agreement, no Person other than the Parties and their respective Affiliates and permitted assignees hereunder will be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

16.17 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A DocuSign, or other electronically signed, or portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

[SIGNATURE PAGE FOLLOWS]

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[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Execution Date.

WAVE LIFE SCIENCES USA, INC. BY: /s/ Chris Francis NAME: Chris Francis TITLE: SVP, Corporate Development	WAVE LIFE SCIENCES UK LIMITED BY: /s/ Kate Burt NAME: Kate Burt TITLE: VP, Corporate Development
GLAXOSMITHKLINE INTELLECTUAL PROPERTY (NO. 3) LIMITED BY: /s/ John J. Lepore, MD NAME: John J. Lepore, MD TITLE: SVP, Head of Research, GSK

Schedule 1.71

Existing GSK Third Party Agreements

[***]

Schedule 1.178

[***]

[***]

Schedule 1.233

SERPINA1

NAME OF TARGET	GENE ID NUMBER
SERPINA1	5265

Schedule 3.3.1

Target List

[***]

Schedule 3.4.3

Target Validation Research Programs

[***]

Schedule 4.1.1

SERPINA1 Phase 1/2 Program Plan

[***]

Schedule 4.1.3.1

SERPINA1 Program Technology Transfer

[***]

Schedule 4.2

[***]

[***]

Schedule 4.4.4

Additional Compliance Terms

[***].

Schedule 7.5

GSK Sublicensing Rights

[***]

Schedule 9.10.1

Invoicing and Bank Details Instructions

A. All invoices shall include, at a minimum, the following information:

A copy of all invoices in PDF format should be sent via email [***].

Invoice must include the following details:

a. Wave letterhead.

b. Bank details – see format below

c. Contact name and contact number.

d. Invoice date and invoice number.

e. Reference stating the contractual clause invoice relates to.

f. Payment terms and currency, with reference to the relevant clause

g. Invoice must be addressed to the following company and address:

GLAXOSMITHKLINE INTELLECTUAL PROPERTY (NO. 3) LIMITED

980 Great West Road,

Brentford,

Middlesex,

TW8 9GS

United Kingdom

GB239820839

For any queries in relation to invoicing, [***].

B. Bank information details format

[***].

Schedule 10.5.1

Press Release

Wave Life Sciences and GSK Announce Collaboration to Drive Discovery and Development of Oligonucleotide Therapeutics Focusing on Novel Genetic Targets

Wave receives upfront payment of $170 million in cash and equity, also eligible to receive milestone payments and royalties

Collaboration brings together Wave’s PRISMTM oligonucleotide platform and GSK’s expertise in genetics and genomics

GSK to advance up to eight preclinical programs

Additionally, GSK receives exclusive global license to Wave’s preclinical, potential first-in-class RNA editing program, WVE-006, to treat alpha-1 antitrypsin deficiency, a disease that impacts the lungs and liver

Wave to advance up to three preclinical programs for targets informed by GSK’s novel insights

Wave to host investor conference call and webcast at 8:30 a.m. ET today

CAMBRIDGE, Mass., and LONDON, December 13, 2022 – Wave Life Sciences Ltd. (Nasdaq: WVE), a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases, and GSK plc (LSE/NYSE: GSK) today announced a strategic collaboration to advance oligonucleotide therapeutics, including Wave’s preclinical RNA editing program targeting alpha-1 antitrypsin deficiency (AATD), WVE-006. The discovery collaboration has an initial four-year research term. It combines GSK’s unique insights from human genetics, as well as its global development and commercial capabilities, with Wave’s proprietary discovery and drug development platform, PRISMTM.

Oligonucleotides are short strands of DNA or RNA that can reduce, restore, or modulate RNA through several different mechanisms. The unique capability of oligonucleotides to address a wide range of genomic targets in multiple therapeutic areas is enabling new opportunities to treat a range of human diseases, including diseases where no medicines currently exist or that have historically been difficult to treat with small molecules or biologics.

Wave’s PRISM platform is the only oligonucleotide platform offering three RNA-targeting modalities (editing, splicing, and silencing, including siRNA and antisense). Importantly, these modalities incorporate novel chemistry, including PN backbone chemistry and control of stereochemistry, to optimize the pharmacological properties of therapeutic oligonucleotides.

The collaboration includes two main components. The first is a discovery collaboration which enables GSK to advance up to eight programs and Wave to advance up to three programs, leveraging Wave’s PRISM platform and GSK’s expertise in genetics and genomics. In addition to these programs, GSK receives the exclusive global license for Wave’s preclinical program for AATD called WVE-006, which uses Wave’s proprietary “AIMer” technology (A-to-I(G) RNA editing). AATD is an inherited genetic disease that affects both the lungs and liver with limited treatment options. Wave’s WVE-006 is a first-in-class RNA editing therapeutic that is designed to address both liver and lung manifestations of the disease.

Paul Bolno, MD, MBA, President and Chief Executive Officer, Wave Life Sciences, said: “For the past decade, Wave has been building a unique oligonucleotide platform that combines novel chemistry with the means to optimally address disease biology through multiple therapeutic modalities. In 2022, we started to deliver on the promise of our platform with the first data showing translation in the clinic for our next-generation stereopure PN-chemistry containing candidates. Now with our GSK collaboration, we are excited to leverage their expertise in genetics to continue building a differentiated oligonucleotide pipeline, with a focus on our best-in-class RNA editing and upregulation capability. Additionally, GSK is the ideal partner for our WVE-006 program, due to their longstanding history and global reach in respiratory diseases. The collaboration meaningfully extends our cash runway into 2025 and offers the potential for significant future milestones, providing new resources to deliver life-changing medicines to patients.”

Tony Wood, President and Chief Scientific Officer, GSK, said: “Oligonucleotide therapeutics are becoming a mainstream modality, and this collaboration will enable us to use our leading position in human genetics and genomics to advance novel oligonucleotide therapies. Pairing GSK's genetic expertise with the best-in-class PRISMTM platform enables us to accelerate drug discovery for newly-identified targets, by matching target to modality. The addition of WVE-006 complements more advanced, clinical-phase oligonucleotides in our pipeline, including bepirovirsen for chronic hepatitis B and GSK4532990 for non-alcoholic steatohepatitis (NASH).”

Bepirovirsen, an investigational antisense oligonucleotide for the potential treatment of chronic hepatitis B infection, is now entering Phase III trials, and GSK4532990, a siRNA oligonucleotide, is progressing to Phase II for NASH. WVE-006 brings a third oligonucleotide into GSK’s portfolio that has the potential to be a first-in-class AATD treatment for both lung and liver disease and is a well-understood genetic target, contributing to GSK’s pipeline that is now more than 70% genetically validated.

The companies expect to pursue targets across multiple disease areas, given preclinical data indicating Wave oligonucleotides can distribute to various tissues and cells without complex delivery vehicles.

Terms of the Collaboration

Under the terms of the agreement, Wave will receive an upfront payment of $170 million, which includes a cash payment of $120 million and a $50 million equity investment.

For the WVE-006 program, Wave is eligible to receive up to $225 million in development and launch milestone payments and up to $300 million in sales-related milestone payments, as well as tiered sales royalties. Development and commercialization responsibilities will transfer to GSK after Wave completes the first-in-patient study.

For each of GSK’s eight collaboration programs, Wave will be eligible to receive up to $130-$175 million in development and launch milestones and $200 million in sales-related milestones, along with tiered sales royalties. Wave will lead all preclinical research for GSK and Wave programs up to investigational new drug (IND) enabling studies. GSK collaboration programs will transfer to GSK for IND-enabling studies, clinical development, and commercialization. The collaboration includes an option to extend the research term for up to three additional years, expanding the number of programs available to both parties.

The equity investment and collaboration agreement will complete at the same time and are conditional upon customary conditions including regulatory review by the appropriate regulatory agencies under the Hart-Scott-Rodino Act.

Investor Conference Call and Webcast

Wave management will host an investor conference call today at 8:30 a.m. ET to discuss the strategic collaboration announcement. The webcast of the conference call and corresponding slide presentation may be accessed by visiting “Events” on the investor relations section of the Wave Life Sciences corporate website: ir.wavelifesciences.com/events-and-presentations.

Analysts planning to participate during the Q&A portion of the live call can join the conference call at the audio conferencing link available here. Once registered, participants will receive the dial-in information. Following the live event, an archived version of the webcast will be available on the Wave Life Sciences website.

About Oligonucleotides

Oligonucleotide mechanisms that can reduce, increase or modify RNA include silencing (oligonucleotides that promote degradation of the target RNA, including antisense and siRNA); splicing (oligonucleotides that involve binding to the target RNA and modulating its function by promoting exon skipping); and ADAR-mediated RNA editing (oligonucleotides that edit adenosines in target RNAs to correct RNA or modulate protein function or production). GSK's investments in genetics have revealed that a significant number of genetic associations point to proteins where modulation of RNA function and/or expression would likely be the most effective mechanism for therapeutic intervention versus more traditional small molecules and biologic-based therapeutics. Oligonucleotide therapeutics represent a modality that addresses this gap by regulating target expression rather than function.

About AIMers

Wave’s AIMers are designed to correct mutations in an RNA transcript, thereby avoiding permanent changes to the genome that occur with DNA-targeting approaches. Rather than using an exogenous editing enzyme, AIMers recruit normal proteins that exist in the body, called ADAR enzymes, which naturally edit certain adenine (A) bases to inosine (I). Because I is read as G (guanine) by the cellular translational machinery, sequence-directed editing with ADAR has the potential to revert transcripts with single G-to-A point mutations that cause genetic diseases. This approach redirects a natural system for therapeutic purposes, enables simplified delivery without viral particles or liposomes, and avoids the risk of irreversible off-target effects of DNA-targeting approaches. AIMers are short in length, fully chemically modified, and use novel chemistry, including proprietary PN backbone modifications and chiral control, that make them distinct from other ADAR-mediated editing approaches.

About Alpha-1 Antitrypsin Deficiency

Alpha-1 antitrypsin deficiency (AATD) is an inherited genetic disorder that is commonly caused by a G-to-A point mutation (“Z allele”) in the SERPINA1 gene. This mutation leads to lung disease due to lack of wild-type alpha-1 antitrypsin (M-AAT) function in lungs, and it leads to liver disease due to aggregation of misfolded Z-AAT protein in hepatocytes. There are approximately 200,000 patients in the United States and Europe who have Z mutations on both alleles, known as the PiZZ genotype. Augmentation therapy via delivery of AAT protein is the only treatment option for AATD lung disease and requires weekly intravenous infusions. There are no treatments for AATD liver disease, other than liver transplantation.

About WVE-006

WVE-006 is a PN chemistry-modified GalNAc-conjugated investigational development candidate for the treatment of alpha-1 antitrypsin deficiency (AATD), designed to correct the mutant SERPINA1 Z allele transcript to address both liver and lung manifestations of disease. WVE-006 is a potential first-in-class RNA editing candidate (AIMer) and the most advanced program currently in development using an oligonucleotide to harness an endogenous enzyme for editing. Wave expects to submit clinical trial applications for WVE-006 in 2023.

About Wave Life Sciences

Wave Life Sciences (Nasdaq: WVE) is a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases. Wave aspires to develop best-in-class medicines across multiple therapeutic modalities using PRISM, the company’s proprietary discovery and drug development platform that enables the precise design, optimization, and production of stereopure oligonucleotides. Driven by a resolute sense of urgency, the Wave team is targeting a broad range of genetically defined diseases so that patients and families may realize a brighter future. To find out more, please visit www.wavelifesciences.com and follow Wave on Twitter @WaveLifeSci.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the collaboration and license agreement between Wave and GSK, including anticipated payments, as well as the discovery, development, manufacture and commercialization of potential oligonucleotide therapeutics under the agreement, and Wave’s strategy and business plans. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to Wave’s ability to successfully advance multiple potential programs simultaneously; the delay of any current or planned clinical trials or the other development activities for WVE-006; the effectiveness of PRISM, including our novel PN backbone chemistry modifications; the effectiveness of our novel ADAR-mediated RNA editing platform capability and our AIMers; our dependence on third parties, including contract research organizations, contract manufacturing organizations, collaborators and partners; our ability to obtain, maintain and protect our intellectual property; competition from others developing therapies for similar indications; and the severity and duration of the COVID-19 pandemic and variants thereof, and its negative impact on the conduct of, and the timing of enrollment, completion and reporting with respect to our clinical trials. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Wave’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (SEC) on March 3, 2022, and other filings that Wave may make with the SEC from time to time. Any forward-looking statements contained in this press release represent Wave’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Wave explicitly disclaims any obligation to update any forward-looking statements.

Investor Contact:

Kate Rausch

617-949-4827

InvestorRelations@wavelifesci.com

Media Contact:

Alicia Suter

617-949-4817

asuter@wavelifesci.com

Press release

For media and investors only

EMBARGOED until 7:30 a.m. ET: 13 December 2022, London UK

GSK and Wave Life Sciences announce collaboration to drive discovery and development of oligonucleotide therapeutics focusing on novel genetic targets

• Collaboration brings together Wave’s PRISMTM oligonucleotide platform and GSK’s expertise in genetics and genomics

• GSK to advance up to eight preclinical programmes

• Additionally, GSK receives exclusive global license to Wave’s preclinical, potential first-in-class RNA editing programme, WVE-006, to treat alpha-1 antitrypsin deficiency, a disease that impacts the lungs and liver

• Wave to advance up to three preclinical programmes for targets informed by GSK’s novel insights

• Wave receives upfront payment of $170 million in cash and equity, also eligible to receive milestone payments and royalties

GSK plc (LSE/NYSE: GSK) and Wave Life Sciences Ltd. (Nasdaq: WVE), a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases, today announced a strategic collaboration to advance oligonucleotide therapeutics, including Wave’s preclinical RNA editing programme targeting alpha-1 antitrypsin deficiency (AATD), WVE-006. The discovery collaboration has an initial four-year research term. It combines GSK’s unique insights from human genetics, as well as its global development and commercial capabilities, with Wave’s proprietary discovery and drug development platform, PRISMTM.

Oligonucleotides are short strands of DNA or RNA that can reduce, restore, or modulate RNA through several different mechanisms. The unique capability of oligonucleotides to address a wide range of genomic targets in multiple therapeutic areas is enabling new opportunities to treat a range of human diseases, including diseases where no medicines currently exist or that have historically been difficult to treat with small molecules or biologics.

Wave’s PRISM platform is the only oligonucleotide platform offering three RNA-targeting modalities (editing, splicing, and silencing, including siRNA and antisense). Importantly, these modalities incorporate novel chemistry, including PN backbone chemistry and control of stereochemistry, to optimise the pharmacological properties of therapeutic oligonucleotides.

The collaboration includes two main components. The first is a discovery collaboration which enables GSK to advance up to eight programmes and Wave to advance up to three programmes, leveraging Wave’s PRISM platform and GSK’s expertise in genetics and genomics. In addition to these programmes, GSK receives the exclusive global license for Wave’s preclinical programme for AATD called WVE-006,

Press release

For media and investors only

which uses Wave’s proprietary “AIMer” technology (A-to-I(G) RNA editing). AATD is an inherited genetic disease that affects both the lungs and liver with limited treatment options. Wave’s WVE-006 is a first-in-class RNA editing therapeutic that is designed to address both liver and lung manifestations of the disease.

Tony Wood, President and Chief Scientific Officer, GSK, said: “Oligonucleotide therapeutics are becoming a mainstream modality, and this collaboration will enable us to use our leading position in human genetics and genomics to advance novel oligonucleotide therapies. Pairing GSK's genetic expertise with the best-in-class PRISMTM platform enables us to accelerate drug discovery for newly-identified targets, by matching target to modality. The addition of WVE-006 complements more advanced, clinical-phase oligonucleotides in our pipeline, including bepirovirsen for chronic hepatitis B and GSK4532990 for non-alcoholic steatohepatitis (NASH).”

Bepirovirsen, an investigational antisense oligonucleotide for the potential treatment of chronic hepatitis B infection, is now entering Phase III trials, and GSK4532990, a siRNA oligonucleotide, is progressing to Phase II for NASH. WVE-006 brings a third oligonucleotide into GSK’s portfolio that has the potential to be a first-in-class AATD treatment for both lung and liver disease and is a well-understood genetic target, contributing to GSK’s pipeline that is now more than 70% genetically validated.

Paul Bolno, MD, MBA, President and CEO of Wave Life Sciences, said: “For the past decade, Wave has been building a unique oligonucleotide platform that combines novel chemistry with the means to optimally address disease biology through multiple therapeutic modalities. In 2022, we started to deliver on the promise of our platform with the first data showing translation in the clinic for our next-generation stereopure PN-chemistry containing candidates. Now with our GSK collaboration, we are excited to leverage their expertise in genetics to continue building a differentiated oligonucleotide pipeline, with a focus on our best-in-class RNA editing and upregulation capability. Additionally, GSK is the ideal partner for our WVE-006 programme, due to their longstanding history and global reach in respiratory diseases. The collaboration meaningfully extends our cash runway into 2025 and offers the potential for significant future milestones, providing new resources to deliver life-changing medicines to patients.”

The companies expect to pursue targets across multiple disease areas, given preclinical data indicating Wave oligonucleotides can distribute to various tissues and cells without complex delivery vehicles.

Terms of the Collaboration

Under the terms of the agreement, Wave will receive an upfront payment of $170 million, which includes a cash payment of $120 million and a $50 million equity investment.

For the WVE-006 programme, Wave is eligible to receive up to $225 million in development and launch milestone payments and up to $300 million in sales-related milestone payments, as well as tiered sales royalties. Development and commercialisation responsibilities will transfer to GSK after Wave completes the first-in-patient study.

For each of GSK’s eight collaboration programmes, Wave will be eligible to receive up to $130-$175 million in development and launch milestones and $200 million in sales-related milestones, along with tiered sales royalties. Wave will lead all preclinical research for GSK and Wave programmes up to investigational new drug (IND) enabling studies. GSK collaboration programmes will transfer to GSK for IND-enabling studies, clinical development, and commercialisation. The collaboration includes an option to extend the research term for up to three additional years, expanding the number of programmes available to both parties.

Press release

For media and investors only

The equity investment and collaboration agreement will complete at the same time and are conditional upon customary conditions including regulatory review by the appropriate regulatory agencies under the Hart-Scott-Rodino Act.

About Oligonucleotides

Oligonucleotide mechanisms that can reduce, increase or modify RNA include silencing (oligonucleotides that promote degradation of the target RNA, including antisense and siRNA); splicing (oligonucleotides that involve binding to the target RNA and modulating its function by promoting exon skipping); and ADAR-mediated RNA editing (oligonucleotides that edit adenosines in target RNAs to correct RNA or modulate protein function or production). GSK's investments in genetics have revealed that a significant number of genetic associations point to proteins where modulation of RNA function and/or expression would likely be the most effective mechanism for therapeutic intervention versus more traditional small molecules and biologic-based therapeutics. Oligonucleotide therapeutics represent a modality that addresses this gap by regulating target expression rather than function.

About AIMers
Wave’s AIMers are designed to correct mutations in an RNA transcript, thereby avoiding permanent changes to the genome that occur with DNA-targeting approaches. Rather than using an exogenous editing enzyme, AIMers recruit normal proteins that exist in the body, called ADAR enzymes, which naturally edit certain adenine (A) bases to inosine (I). Because I is read as G (guanine) by the cellular translational machinery, sequence-directed editing with ADAR has the potential to revert transcripts with single G-to-A point mutations that cause genetic diseases. This approach redirects a natural system for therapeutic purposes, enables simplified delivery without viral particles or liposomes, and avoids the risk of irreversible off-target effects of DNA-targeting approaches. AIMers are short in length, fully chemically modified, and use novel chemistry, including proprietary PN backbone modifications and chiral control, that make them distinct from other ADAR-mediated editing approaches.

About Alpha-1 Antitrypsin Deficiency

Alpha-1 antitrypsin deficiency (AATD) is an inherited genetic disorder that is commonly caused by a G-to-A point mutation (“Z allele”) in the SERPINA1 gene. This mutation leads to lung disease due to lack of wild-type alpha-1 antitrypsin (M-AAT) function in lungs, and it leads to liver disease due to aggregation of misfolded Z-AAT protein in hepatocytes. There are approximately 200,000 patients in the United States and Europe who have Z mutations on both alleles, known as the PiZZ genotype. Augmentation therapy via delivery of AAT protein is the only treatment option for AATD lung disease and requires weekly intravenous infusions. There are no treatments for AATD liver disease, other than liver transplantation.

About WVE-006

WVE-006 is a PN-chemistry modified GalNAc-conjugated investigational development candidate for the treatment of alpha-1 antitrypsin deficiency (AATD), designed to correct the mutant SERPINA1 Z allele transcript to address both liver and lung manifestations of disease. WVE-006 is a potential first-in-class RNA editing candidate (AIMer) and the most advanced program currently in development using an oligonucleotide to harness an endogenous enzyme for editing. Wave expects to submit clinical trial applications for WVE-006 in 2023.

About Wave Life Sciences

Wave Life Sciences (Nasdaq: WVE) is a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases. Wave aspires to develop best-in-class medicines across multiple therapeutic modalities using PRISM, the company’s proprietary discovery and drug development platform that enables the precise design, optimization, and production of stereopure oligonucleotides. Driven by a resolute sense of urgency, the Wave team is targeting a broad

Press release

For media and investors only

range of genetically defined diseases so that patients and families may realize a brighter future. To find out more, please visit www.wavelifesciences.com and follow Wave on Twitter @WaveLifeSci.

About GSK

GSK is a global biopharma company with a purpose to unite science, technology, and talent to get ahead of disease together. Find out more at gsk.com/company

GSK enquiries
Media:	Tim Foley	+44 (0) 20 8047 5502	(London)
	Dan Smith	+44 (0) 20 8047 5502	(London)
	Kathleen Quinn	+1 202 603 5003	(Washington DC)
	Sydney Dodson-Nease	+1 215 370 4680	(Philadelphia)

Investor Relations:	Nick Stone	+44 (0) 7717 618834	(London)
	James Dodwell	+44 (0) 20 8047 2406	(London)
	Mick Readey	+44 (0) 7990 339653	(London)
	Josh Williams	+44 (0) 7385 415719	(London)
	Jeff McLaughlin	+1 215 751 7002	(Philadelphia)

Cautionary statement regarding forward-looking statements

GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Such factors include, but are not limited to, those described in the Company's Annual Report on Form 20-F for 2021, GSK’s Q2 Results for 2022 and any impacts of the COVID-19 pandemic.

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Schedule 11.2

Wave Patents and In-Licenses; Disclosures

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